As filed with the Securities and Exchange Commission on July 18, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUEST SOLUTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	7373	20-3454263
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

860 Conger Street

Eugene, OR 97402

714-899-4800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Shai Lustgarten

Chief Executive Officer

Quest Solution, Inc.

860 Conger Street

Eugene, OR 97402

714-899-4800

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Arthur S. Marcus, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

212-930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Class to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, par value $0.001	16,666,668	$0.33	$5,500,000.44	$666.60
Common Stock underlying Warrants	17,833,335	$0.33	$5,885,000.55	$713.26
Total	34,500,003	$0.33	$11,385,000.99	$1,379.86

1.	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”).
2.	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement relating to these securities filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 18, 2019

Quest Solution, Inc.

We are registering an aggregate of 34,500,003 shares (the “Resale Shares”) of common stock, $0.001 par value per share (the “Common Stock”) of Quest Solution, Inc. (referred to herein as “we”,“us”, “our”, “Quest”, “Registrant”, or the “Company”) for resale by certain of our shareholders identified in this prospectus (the “Selling Shareholders”). 17,833,335 of the shares being registered are issuable upon exercise of warrants recently issued to the Selling Shareholders in connection with a private offering in April, 2019 (the “Warrants”). Please see “Selling Shareholders” beginning at page 18.

The Selling Shareholders may offer to sell the Resale Shares at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices, and will pay all brokerage commissions and discounts attributable to the sale of such shares. The Selling Shareholders will receive all of the net proceeds from the offering of their Resale Shares. The Company would receive the proceeds from any cash exercise of the Warrants.

The Resale Shares may be sold by the Selling Shareholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” in this Prospectus.

Our common stock is quoted on the OTCQB under the symbol “QUES.” On July 17, 2019, the last reported sale price of our common stock on the OTCQB was $0.328.  We intend to apply to have our common stock listed on the Nasdaq Capital Market under the symbols “QUES.” There is no assurance our application will be approved. In order to obtain NASDAQ listing approval we intend to effect a 15 for 1 reverse split of our common stock prior to such listing.

Investing in our common stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 4 of this prospectus before purchasing any of the shares offered by this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __, 2019

You should rely only on the information contained in this prospectus, as supplemented and amended. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor any of the underwriters are making an offer to sell or seeking offers to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

We urge you to read this prospectus carefully, as supplemented and amended, before deciding whether to invest in any of the common stock being offered.

PROSPECTUS SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this prospectus and in the documents incorporated by reference herein. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus and in the documents incorporated by reference herein. Before you decide to invest in our securities, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 4, and the financial statements and related notes incorporated by reference in this prospectus.

Unless the context otherwise requires, references to “we,” “our,” “us,” the “Company,” and “Quest” in this Prospectus mean Quest Solution, Inc., a Delaware corporation, and its subsidiaries where appropriate, on a consolidated basis.

Overview

We provide technology solutions including solutions based on proprietary Artificial Intelligence (“AI”) technology for the complex needs of corporations and public authorities. We sell technology solutions for supply chain, logistics, automation of parking, Safe City and Safe District applications.

Our customers are end users - businesses of all sizes - including retail corporations, integrators of parking systems and integrators of security and homeland security and law enforcement projects. We align our teams, tools and processes around our customers to help them grow through reducing their costs, creating efficiencies and generating better financial results.

Quest serves over 200 customers globally. The net sales for fiscal year ending December 31, 2018 totaled approximately $56.2 million.

Strategy and Growth Opportunities

Key Elements:

●	Organic growth leveraging our customer base and acquiring new customers for our products and services.
●	Developing and acquiring technologies to create a clear technological edge over our competitors.
●	Acquisitions of companies increasing market share and/or adding unique technologies.
●	Manufacturing our own white label line cutting costs and improving profitability.

Our strategy is to increase sales to our customer base and to add new customers and new verticals. We plan to continue to look for new technologies to enable us to offer unique solutions differing ourselves from our competitors, generating growth and higher margins. We plan, as well, to offer to our customers a new white label line of hardware produced by our recently acquired subsidiary, HTS Image Processing, Inc. (“HTS”), which we believe will result in savings, increased flexibility and improving margins.

We rely on our sales team, suppliers and proprietary technology to offer hardware, software, services and connectivity solutions to our customers helping them to solve their needs. Our solutions may include a combination of offerings from multiple suppliers or access to additional services, such as custom configuration and integration support. We also offer our customers the flexibility of on-premise, cloud or hybrid solutions.

1

Recent Developments

On October 5, 2018, the Company entered into a purchase agreement (the “HTS Purchase Agreement”) with Walefar Investments, Ltd. (“Walefar”) and Campbeltown Consulting, Ltd. (“Campbeltown”) (Walefar and Campbeltown are collectively referred to as the “Sellers”). Pursuant to the HTS Purchase Agreement, the Company purchased 100% of the capital stock of HTS Image Processing, Inc. (“HTS”) from the Sellers. As consideration, the Company (i) issued to the Sellers 22,452,954 shares of the Company’s common stock, having a value of $5,298,897 based on the average closing price of the common stock for the 20 days’ preceding the HTS Purchase Agreement (the “Per Share Value”), (ii) cash in the amount of $300,000, and (iii) a 12 month convertible promissory note with a principal amount of $700,000 and an interest rate of six percent (6%) per year. The note also provides the Sellers the right to convert all or any portion of the then outstanding and unpaid principal amount and interest into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $0.236. The HTS Purchase Agreement constitutes a “related party transaction” because of Company director Shai Lustgarten’s position as Chief Executive Officer of HTS and stock ownership in HTS. Additionally, Campbeltown is a “related party” because Carlos Jaime Nissenson, the beneficial owner of Campbeltown, is a consultant to the Company, a principal stockholder of the Company, and father of Company director Neev Nissenson. Carlos Jaime Nissenson was also a stockholder and director of HTS. Pursuant to the agreement, Shai Lustgarten received 11,226,477 shares of the Company’s common stock and Carlos Jaime Nissenson received 11,226,477 shares of the Company’s common stock.

On May 29, 2019, the Company, Campbeltown and Walefar entered into an Amendment to the HTS Purchase Agreement (the “Amendment”), which provided for an adjustment to the number of shares of common stock issued to Walefar and Campbeltown in the acquisition of HTS. Pursuant to the Amendment, Campbeltown and Walefar agreed to return for cancelation 5,542,328 and 5,542,329 shares of common stock respectively. This Amendment reduced the amount of shares issued in the acquisition to 11,368,297 shares from 22,452,954 shares and the amount of share consideration to approximately $2,682,918 from approximately $5,298,897. This adjustment was made as a result of a correction in the calculation of working capital and other share give back provisions of the HTS Purchase Agreement.

April 2019 Private Placement

On April 4, 2019, the Company entered into a form of Securities Purchase Agreement (the “Securities Purchase Agreement”) with accredited investors (the “Purchasers”). Pursuant to the Securities Purchase Agreement, on April 9, 2019 (the “Closing Date”), the Company sold an aggregate, with the Conversions included, of $5,000,000 of units (the “Units”) resulting in gross proceeds of $5,000,000, before deducting placement agent fees and offering expenses (the “Offering”). The individual Unit purchase price was $0.30. Each Unit is comprised of one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and a warrant to purchase one share of Common Stock, and, as a result of the Offering, the Company issued 16,666,668 shares of Common Stock (the “Shares”) and warrants (the “Warrants”) to purchase 16,666,668 shares of Common Stock (the “Warrant Shares”) at an exercise price equal to $0.35 per Warrant Share, which Warrants are exercisable for a period of five and one-half years from the issuance date. Both Shai Lustgarten, the Company’s Chief Executive Officer, and Carlos J. Nissenson, a consultant to and principal stockholder of the Company, participated in the Offering by converting $200,000 each of unpaid principal owed to them from the HTS acquisition (the “Conversions”), by the Company in exchange for Shares and Warrants on the same terms as all other Purchasers. With the Conversions included, the Offering resulted in gross proceeds of $5,000,000. As a result of the Conversions, a principal amount of $150,000 is owed to each of Walefar and Campbeltown, respectively under the note issued to them as partial consideration in the sale of HTS Image Processing to the Company on October 5, 2018.

Value Proposition

We believe that our relationships with our customers, which include Fortune 1000 companies, in a variety of industries, serves as a competitive advantage. From our position in the front of the solution delivery, we believe that we provide robust value to our customers.

Our value proposition for our customers is to:

●	Understand end-user needs;
●	Provide more complete technology solutions;
●	Offer market and technology solution expertise;
●	Offer training, education and marketing services;
●	Provide custom configuration, platforms and digital tools; and
●	Deliver technical support

2

Business Segments

Our business is focused on two technology-focused areas:

1.	Supply chain hardware and related software, and
2.	A vehicle recognition portfolio of solutions based on AI and machine learning algorithm

Supply Chain

Our core business is acting as a reseller of products and services in the Automatic Identification and Data Capture (“AIDC”) market. The AIDC market consists of mobile computing, data capture, radio frequency identification devices (“RFID”), barcode printing and other automation products and services. The solutions that we provide help our end-user customers achieve their mission-critical strategic business objectives, including improved efficiency, optimized workflows, increased asset utilization, and better customer experiences.

Our supply chain portfolio of solutions includes enterprise mobile computing, data capture, barcode printing, point-of-sale (“POS”) payments, networking, electronic physical security and other technologies. Our offerings to customers include hardware, software, services and connectivity from leading technology suppliers. There are adjacencies among these technologies to develop and deliver solutions to our customers. These solutions include data capture and POS solutions that interface with computer systems to automate the collection, processing and communication of information for commercial and industrial applications, including retail sales, distribution, shipping, inventory control, materials handling, warehouse management and healthcare applications. Electronic physical security products include identification, access control, video surveillance, intrusion-related and wireless and networking infrastructure products.

We sell a broad range of AIDC products, including mobile computers, barcode scanners, RFID readers, specialty printers for barcode labeling and personal identification, real-time location systems (“RTLS”), related accessories and supplies, such as self-adhesive labels and other consumables, and software utilities and applications. We act as an integrator and reseller of technology solutions. We provide technology solutions and services from the world’s leading suppliers of POS payments, barcodes and physical security to our Fortune 1000 customers. Our offerings to our customers include hardware, software, services and connectivity from leading technology suppliers, including the flexibility of on-premise, cloud and hybrid solutions. We can provide a combination of offerings from multiple suppliers or give our customers access to additional services. We also provide a full range of services, including maintenance, technical support, repair, managed and professional services, including cloud-based subscriptions. End-users of our products and services include retail and e-commerce, transportation and logistics, manufacturing, healthcare, hospitality, warehouse and distribution, and energy and utility companies.

Vehicle Recognition

Our World Wide Vehicle Recognition portfolio of solutions is based on a patented algorithm for machine recognition of the license plate, the car manufacturer and maker, and the car color. We believe that our vehicle recognition system is the most flexible, scalable system offered as a software as a service (“SaaS”). Our equipment and technology are already used for automation of parking and billing, access control, law enforcement, safe city and safe district applications.

We sell our solutions that consist of cameras, rugged computers and software with our embedded proprietary algorithm to project integrators and parking operators. Our systems have been sold worldwide including the United States (our largest market), the Middle East, South America and Australia and are used in high-security government projects.

Corporate Information

Our principal executive offices are located at 860 Conger Street, Eugene, Oregon 97402. Our telephone number is (714) 899-4800. Our corporate website is www.questsolution.com. The information on our website is not a part of, or incorporated, in this prospectus.

3

Summary of the Offering

Shares: 34,500,003 Resale Shares, all of which were issued to the Selling Shareholders in connection with the Company’s private placement of $5,000,000 of units of its securities on April 9, 2019. 17,833,335 of the Resale Shares are issuable upon exercise of the Warrants issued in the April, 2019 offering. 233,334 of the Resale Shares are issuable upon exercise of the Warrants that were issued to the placement agent in the April 2019 offering.

Risk factors: See “Risk Factors” beginning on page 4 of this prospectus and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

Common stock OTCQB trading symbol: QUES

SUMMARY CONSOLIDATED FINANCIAL DATA

The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus. All share amounts and per share amounts do not reflect the anticipated 15-for-1 reverse stock split. The results indicated below are not necessarily indicative of our future performance.

You should read this information together with the sections entitled “Capitalization”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Summary of Statements of Operations

The following table sets forth certain selected condensed statement of operations data for the periods indicated in dollars. In addition, we note that the period-to-period comparison may not be indicative of future performance.

	Years Ended December 31		Variation
	2018	2017	$	%
Revenue	$56,202,332	$54,458,845	1,743,487	3.2
Cost of Goods sold	43,139,895	43,089,210	50,685	0.1
Gross Profit	13,062,437	11,369,635	1,692,802	14.9
Operating Expenses	16,086,207	12,248,128	3,838,079	31.3
Loss from operations	(3,023,770)	(878,493)	(2,145,277)	244.2
Net loss from continuing operations	(5,222,045)	(2,431,175)	(2,790,870)	114.8
Net loss from discontinued operations	(0.00)	(0.00)
Net loss	(5,222,045)	(2,431,175)	(2,790,870)	114.8
Net Loss per common Share from continuing operations	(0.11)	(0.06)	(0.05)	81.7

n/m; not meaningful

Statement of Financial Position

See Consolidated Financial Statements starting on Page F-1.

RISK FACTORS

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

4

Risks Related to Our Company and Business

Our auditor has expressed substantial doubt regarding our ability to continue as a going concern.

We had a net loss of $5,222,045 for the year ended December 31, 2018. During the same period, cash provided in operations was $ 2,695,557. The working capital deficit, stockholders’ equity and accumulated deficit as of December 31, 2018 was $ 20,480,183, $2,292,602 and $39,752,433, respectively.

Accordingly, our auditor has expressed substantial doubt regarding our ability to continue as a going concern. Management is unable to predict if and when we will be able to generate positive cash flow. Our plan regarding these matters is to raise equity financing to allow us the ability to cover our current cash flow requirements and meet our obligations as they become due. There can be no assurances that financing will be available or if available, that such financing will be available under favorable terms. In the event that we are unable to generate adequate revenues to cover expenses and cannot obtain additional financing in the near future, we may be forced to curtail certain aspects of our own business plan.

We are subject to significant restrictive debt covenants, which limit our operating flexibility.

The Company has significant indebtedness. As of March 31, 2019, the Company owed $ 8,240,465 to ScanSource, Inc. (“ScanSource”). The Trade Credit Extension Letter dated July 1, 2016, as subsequently amended, entered into by and between the Company and ScanSource, contains covenants which impose significant restrictions on the manner we and our subsidiaries operate, including (but not limited to) restrictions on the ability to:

●	create certain liens;

●	incur debt and/or guarantees;

●	enter into transactions other than on arms-length basis;

●	pay dividends or make certain distributions or payments;

●	sell certain kinds of assets;;

●	impair any security interest on the assets serving as collateral for the notes issued under the agreement;

●	enter into any sale and leaseback transactions;

●	make certain investments or other types of restricted payments; leaseback transactions;

●	substantially change the nature of the Company’s or the group’s business; other types of restricted payments;

●	designate unrestricted subsidiaries; and business;

●	effect mergers, consolidations or sale of assets.

These covenants could limit our ability to finance our future operations and our ability to pursue acquisitions and other business activities.

We will be required to generate sufficient cash to service our indebtedness and, if not successful, we may be forced to take other actions to satisfy our obligations under our indebtedness.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. Our outstanding long-term debt will impose significant cash interest payment obligations on us in 2019 and subsequent years and, accordingly, we will have to generate significant cash flow from operating activities to fund our debt service obligations. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. See “Management’s discussion and analysis of financial condition and results of operations—Liquidity and capital resources.”

5

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional debt or equity capital, restructure or refinance our indebtedness, or revise or delay our strategic plan. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or satisfy our capital requirements, or that these actions would be permitted under the terms of our existing or future debt agreements. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our credit facilities restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds which we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations, Liquidity and Capital Resources – Contractual Obligations”.

If we cannot make scheduled payments on our debt, we will be in default and, as a result:

●	our debt holders could declare all outstanding principal and interest to be due and payable;
●	the lenders under the senior credit facilities could foreclose against the assets securing the borrowings from them and the lenders under the term loan facility could terminate their commitments to lend us money; and
●	we could be forced into bankruptcy or liquidation.

The nature of the technology management platforms utilized by us are complex and highly integrated, and if we fail to successfully manage releases or integrate new solutions, it could harm our revenues, operating income, and reputation.

The technology platforms developed and designed by us accommodate integrated applications that include our own developed technology and third-party technology, thereby substantially increasing their functionality. By enabling such system interoperability, our communications platform both reduces implementation and ongoing costs, and improves overall management efficiencies.

Due to this complexity and the condensed development cycles under which we operate, we may experience errors in our software, corruption or loss of our data, or unexpected performance issues from time to time. For example, our solutions may face interoperability difficulties with software operating systems or programs being used by our customers, or new releases, upgrades, fixes or the integration of acquired technologies may have unanticipated consequences on the operation and performance of our other solutions. If we encounter integration challenges or discover errors in our solutions late in our development cycle, it may cause us to delay our launch dates. Any major integration or interoperability issues or launch delays could have a material adverse effect on our revenues, operating income and reputation.

Our products and services may fail to keep pace with rapidly changing technology and evolving industry standards.

The market in which we operate is characterized by rapid, and sometimes disruptive, technological developments, evolving industry standards, frequent new product introductions and enhancements and changes in customer requirements. In addition, both traditional and new competitors are investing heavily in our market areas and competing for customers. As next-generation video analytics technology continues to evolve, we must keep pace in order to maintain or expand our market position. We recently introduced a significant number of new product offerings and are increasingly focused on new, high-value safety and security-based surveillance products, as a revenue driver. If we are not able to successfully add staff resources with sufficient technical skills to develop and bring these new products to market in a timely manner, achieve market acceptance of our products and services or identify new market opportunities for our products and services, our business and results of operations may be materially and adversely affected.

6

The market opportunity for our products and services may not develop in the ways that we anticipate.

The demand for our products and services can change quickly and in ways that we may not anticipate because the market in which we operate is characterized by rapid, and sometimes disruptive, technological developments, evolving industry standards, frequent new product introductions and enhancements, changes in customer requirements and a limited ability to accurately forecast future customer orders. Our operating results may be adversely affected if the market opportunity for our products and services does not develop in the ways that we anticipate or if other technologies become more accepted or standard in our industry or disrupt our technology platforms.

Uncertainties and risks associated with international markets could adversely impact our international operations.

We have international operations in Europe, the Middle East and elsewhere. There can be no assurance that we will be able to obtain the permits and operating licenses required for us to operate, obtain access to local transmission facilities on economically acceptable terms, or market services in international markets. In addition, operating in international markets generally involves additional risks, including unexpected changes in regulatory requirements, taxes, tariffs, customs, duties and other trade barriers, difficulties in staffing and managing foreign operations, problems in collecting accounts receivable, political risks, fluctuations in currency exchange rates, restrictions associated with the repatriation of funds, technology export and import restrictions, and seasonal reductions in business activity. Our ability to operate and grow our international operations successfully could be adversely impacted by these risks.

We could suffer adverse tax and other financial consequences if U.S. or foreign taxing authorities do not agree with our interpretation of applicable tax laws.

Our corporate structure is based, in part, on assumptions about the various tax laws, including withholding tax, and other relevant laws of applicable non-US jurisdictions. Foreign taxing authorities may not agree with our interpretations or reach different conclusions. Our interpretations are not binding on any taxing authority and, if these foreign jurisdictions were to change or to modify the relevant laws, we could suffer adverse tax and other financial consequences or have the anticipated benefits of our corporate structure materially impaired.

The current restructuring and reorganization could result in significant disruption of our business and our relationships with our employees, suppliers and customers could be adversely affected.

Our revenues are dependent on general economic conditions and the willingness of enterprises to invest in technology.

We believe that enterprises continue to be cautious about sustained economic growth and have tried to maintain or improve profitability through cost control and constrained spending. While our core technologies are designed to address cost reduction, other factors may cause delaying or rejecting capital projects, including the implementation of our products and services. In addition, certain industries in which we operate are under financial pressure to reduce capital investment which may make it more difficult for us to close large contracts in the immediate future. We believe there is a growing market trend toward more customers exploring operating expense models as opposed to capital expense models for procuring technology. We believe the market trend toward operating expense models will continue as customers seek ways of reducing their overhead and other costs. All of the foregoing may result in continued pressure on our ability to increase our revenue and may potentially create competitive pricing pressures and price erosion. If these or other conditions limit our ability to grow revenue or cause our revenue to decline our operating results may be materially and adversely affected.

7

We may not be able to integrate new technologies and provide new services in a cost-efficient manner.

The artificial intelligence industry is subject to rapid and significant changes in technology, frequent new service introductions and evolving industry standards. We cannot predict the effect of these changes on our competitive position, our profitability or the industry generally. Technological developments may reduce the competitiveness of our networks and our software solutions and require additional capital expenditures or the procurement of additional products that could be expensive and time-consuming. In addition, new products and services arising out of technological developments may reduce the attractiveness of our services. If we fail to adapt successfully to technological advances or fail to obtain access to new technologies, we could lose customers and be limited in our ability to attract new customers and/or sell new services to our existing customers. In addition, delivery of new services in a cost-efficient manner depends upon many factors, and we may not generate anticipated revenue from such services.

Product defects or software errors could adversely affect our business.

Design defects or software errors may cause delays in product introductions and project implementations, damage customer satisfaction and may have a material adverse effect on our business, results of operations and financial condition. Our software systems are highly complex and may, from time to time, contain design defects or software errors that may be difficult to detect and correct. Because our products are generally used by our customers to perform critical business functions, design defects, software errors, misuse of our products, incorrect data from external sources or other potential problems within or outside of our control may arise during implementation or from the use of our products, and may result in financial or other damages to our customers, for which we may be held responsible. Although we have license agreements with our customers that contain provisions designed to limit our exposure to potential claims and liabilities arising from customer problems, these provisions may not effectively protect us against such claims in all cases and in all jurisdictions. Our insurance coverage is not sufficient to protect against all possible liability for defects or software errors. In addition, as a result of business and other considerations, we may undertake to compensate our customers for damages caused to them arising from the use of our products, even if our liability is limited by a license or other agreement. Claims and liabilities arising from customer problems could also damage our reputation, adversely affecting our business, results of operations and the financial condition.

Our business depends on our vendor partner relationships and the availability of their products.

We purchase products for resale from vendor partners, which include original equipment manufacturers (OEMs) and software publishers, and wholesale distributors. For the year ended December 31, 2018, we purchased approximately 85% of the products we sold directly from vendor partners and the remaining amount from wholesale distributors. We are authorized by vendor partners to sell all or some of their products via direct marketing activities. Our authorization with each vendor partner is subject to specific terms and conditions regarding such things as sales channel restrictions, product return privileges, price protection policies, purchase discounts and vendor partner programs and funding, including purchase rebates, sales volume rebates, purchasing incentives and cooperative advertising reimbursements. However, we do not have any long-term contracts with our vendor partners and many of these arrangements are terminable upon notice by either party. A reduction in vendor partner programs or funding or our failure to timely react to changes in vendor partner programs or funding could have an adverse effect on our business, results of operations or cash flows. In addition, a reduction in the amount of credit granted to us by our vendor partners could increase our need for, and the cost of, working capital and could have an adverse effect on our business, results of operations or cash flows, particularly given our substantial indebtedness.

From time to time, vendor partners may terminate or limit our right to sell some or all of their products or change the terms and conditions or reduce or discontinue the incentives that they offer us. For example, there is no assurance that, as our vendor partners continue to sell directly to end users and through resellers, they will not limit or curtail the availability of their products to resellers like us. Any such termination or limitation or the implementation of such changes could have a negative impact on our business, results of operations or cash flows.

Additionally, the relocation of key distributors utilized in our purchasing model could increase our need for, and the cost of, working capital and have an adverse effect on our business, results of operations or cash flows. Further, the sale, spin-off or combination of any of our vendor partners and/or certain of their business units, including any such sale to or combination with a vendor with whom we do not currently have a commercial relationship or whose products we do not sell, could have an adverse impact on our business, results of operations or cash flows.

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We will need to raise capital in order to realize our business plan and the failure to obtain the needed funding could adversely impact our operations.

Without adequate funding or a significant increase in revenues, we may not be able to accelerate the development and deployment of our products, respond to competitive pressures and develop new or enhanced products. We are not always able to meet our current operating expenses in a timely manner.

Overall, we have funded our cash needs from inception through the date hereof through our credit facilities and recently through the sale of equity securities.

We expect to finance our continuing operations, acquisitions and develop strategic relationships, by issuing equity or convertible debt securities if required, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing common stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline.

We may have difficulty obtaining additional funds as and when needed, and we may have to accept terms that would adversely affect our stockholders. In addition, current conditions in the credit and equity markets may adversely affect our ability to raise funds when needed. Any failure to achieve adequate funding will delay our development programs and product launches and could lead to the abandonment of one or more of our development initiatives, as well as prevent us from responding to competitive pressures or take advantage of unanticipated acquisition opportunities.

Any additional equity financing may be dilutive to stockholders, and certain types of equity financing, if available, may involve restrictive covenants or other provisions that would limit how we conduct our business or finance our operations.

Our sales are dependent on continued innovations in hardware, software and services offerings by our vendor partners and the competitiveness of their offerings, and our ability to partner with new and emerging technology providers.

The technology industry is characterized by rapid innovation and the frequent introduction of new and enhanced hardware, software and services offerings. We have been and will continue to be dependent on innovations in hardware, software and services offerings, as well as the acceptance of those innovations by customers. A decrease in the rate of innovation, or the lack of acceptance of innovations by customers, could have an adverse effect on our business, results of operations or cash flows.

In addition, if we are unable to keep up with changes in technology and new hardware, software and services offerings, for example by providing the appropriate training to our account managers, sales technology specialists and engineers to enable them to effectively sell and deliver such new offerings to customers, our business, results of operations or cash flows could be adversely affected.

We also are dependent upon our vendor partners for the development and marketing of hardware, software and services to compete effectively with hardware, software and services of vendors whose products and services we do not currently offer or that we are not authorized to offer in one or more customer channels. To the extent that a vendor’s offering that is highly in demand is not available to us for resale in one or more customer channels, and there is not a competitive offering from another vendor that we are authorized to sell in such customer channels, our business, results of operations or cash flows could be adversely impacted.

We face significant competition and many of our competitors are larger and have greater financial and other resources than we do.

The Company operates in an exceptionally competitive environment where there is continuous innovation and new development. Some of our product offerings compete and will compete with other similar products from our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distributional, personnel and other resources than we possess. In certain instances, competitors with greater financial resources also may be able to enter a market in direct competition with us offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features that our target end users may find attractive.

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We believe that our ability to compete depends on a number of factors, including:

●	our ability to conduct business with our customers;
●	our ability to manage our inventory and accounts receivable;
●	our ability to purchase, sell, ship and invoice our hardware and software products and provide an invoice our services efficiently and on a timely basis;
●	our ability to maintain our cost-efficient operating model;
●	the development by others of software products that are competitive with our products and services;
●	the price at which others offer competitive software and services;
●	technological advancements;
●	the ability of competitors to deliver projects at a level of quality that rivals our own;
●	the responsiveness of our competitors to customer needs; and
●	the ability of our competitors to hire, retain and motivate key personnel.

A number of our competitors have longer operating histories, large customer bases, substantial financial, technical, sales, marketing and other resources, and strong name recognition. Current and potential competitors have established and may establish in the future, cooperative relationships among themselves or with third parties.

Substantial competition could reduce our market share and significantly harm our financial performance.

Our current competition includes Barcoding, Inc., CDW Corporation, and DecisionPoint Systems, Inc., who all operate in the IT industry and provide customized and integrated IT solutions for their customers.

We expect the competitive landscape in which we compete to continue to change as new technologies are developed. While innovation can help our business as it creates new offerings for us to sell, it can also disrupt our business model and create new and stronger competitors.

Some of our hardware and software vendor partners sell, and could intensify their efforts to sell, their products directly to our customers. In addition, traditional OEMs have increased their services capabilities through mergers and acquisitions with service providers, which could potentially increase competition in the market to provide comprehensive technology solutions to customers. Moreover, newer, potentially disruptive technologies exist and are being developed that deliver technology solutions as a service, for example, cloud-based solutions, including software as a service (“SaaS”), infrastructure as a service (“IaaS”) and platform as a service (“PaaS”). These technologies could increase the amount of sales directly to customers rather than through resellers like us, or could lead to a reduction in our profitability. If any of these trends become more prevalent, it could adversely affect our business, results of operations or cash flows.

We focus on offering a high level of service to gain new customers and retain existing customers. To the extent we face increased competition to gain and retain customers, we may be required to reduce prices, increase advertising expenditures or take other actions which could adversely affect our business, results of operations or cash flows. Additionally, some of our competitors may reduce their prices in an attempt to stimulate sales, which may require us to reduce prices. This would require us to sell a greater number of products to achieve the same level of net sales and gross profit. If such a reduction in prices occurs and we are unable to attract new customers and sell increased quantities of products, our sales growth and profitability could be adversely affected.

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If we fail to provide high-quality services to our customers, or if our third-party service providers fail to provide high-quality services to our customers, our reputation, business, results of operations or cash flows could be adversely affected.

We deliver and manage mission-critical software, systems and network solutions for our customers. We also offer certain services, such as implementation and installation services and repair services, to our customers through various third-party service providers engaged to perform these services on our behalf. If we or our third-party service providers fail to provide high-quality services to our customers or such services result in a disruption of our customers’ businesses, this could, among other things, result in legal claims and proceedings and liability, and our reputation with our customers, our brand and our business, results of operations or cash flows could be adversely affected.

Our positioning in the marketplace as a smaller provider places a significant strain on our resources, and if not managed effectively, could result in operational inefficiencies and other difficulties.

Our positioning in the marketplace may place a significant strain on our management, operational and financial resources, and increase demand on our systems and controls. To manage this position effectively, we must continue to implement and improve our operational and financial systems and controls, invest in development and engineering, critical systems and network infrastructure to maintain or improve our service quality levels, purchase and utilize other systems and solutions, and train and manage our employee base. As we proceed with our development, operational difficulties could arise from additional demand placed on customer provisioning and support, billing and management information systems, product delivery and fulfillment, sales and marketing and administrative resources.

For instance, we may encounter delays or cost overruns or suffer other adverse consequences in implementing new systems when required. In addition, our operating and financial control systems and infrastructure could be inadequate to ensure timely and accurate financial reporting.

Implementation and development of our technology business depend on our ability to obtain adequate funding.

Our technology products and services require ongoing funding to continue the current development and operational plans. Failure to obtain adequate financing will substantially delay our development, slow down current operations, result in loss of customers and adversely impact our results of operations.

Disruptions in our technology may result in customer dissatisfaction, customer loss or both, which could materially and adversely affect our reputation and business.

Our technology is an integral part of our customers’ business operations. It is critical for our customers, that our products and services provide a continued and uninterrupted performance. Customers may be dissatisfied by any system failure that interrupts our ability to provide services to them. Sustained or repeated system failures would reduce the attractiveness of our services significantly and could result in decreased demand for our services.

Disruptions may cause losses to our customers, which could cause us to lose customers and/or incur expenses, and thereby adversely affect our business, revenue and cash flow.

Integration of acquisitions ultimately may not provide the benefits originally anticipated by management and may distract the attention of our personnel from the operation of our business.

We strive to improve service quality and enhance our ability to introduce new products and services. Strategic acquisitions in desired markets play a part of our growth strategy, and we may pursue additional acquisitions in the future to further strengthen our strategic objectives. Acquisitions of businesses involve operational risks, including the possibility that an acquisition may not ultimately provide the benefits originally anticipated by management. Moreover, we may not be successful in identifying attractive acquisition candidates, completing and financing additional acquisitions on favorable terms, or integrating the acquired business or assets into our own. There may be difficulty in integrating technologies and solutions, in migrating customer bases and in integrating the service offerings, distribution channels and networks gained through acquisitions with our own. Successful integration of operations and technologies requires the dedication of management and other personnel, which may distract their attention from the day-to-day business, the development or acquisition of new technologies, and the pursuit of other business acquisition opportunities. Therefore, successful integration may not occur in light of these factors.

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We have a history of losses.

Our accumulated deficit was approximately $39,752,433 million as of December 31, 2018. As a result of such losses, we may have difficulty obtaining additional financing.

We depend on key personnel who would be difficult to replace, and our business plans will likely be harmed if we lose their services or cannot hire additional qualified personnel.

Our success depends substantially on the efforts and abilities of our senior management and certain key personnel. The competition for qualified management and key personnel, especially engineers, is intense. Although we maintain non-competition and non-disclosure covenants with all our key personnel, we do not have employment agreements with most of them. The loss of services of one or more of our key employees, or the inability to hire, train, and retain key personnel, especially engineers and technical support personnel, could delay the development and sale of our products, disrupt our business, and interfere with our ability to execute our business plan.

Potential strategic alliances may not achieve their objectives, and the failure to do so could impede our growth.

We may enter into strategic alliances. Among other matters, we continually explore strategic alliances designed to enhance or complement our technology or to work in conjunction with our technology; to provide necessary know-how, components, or supplies; to attract additional customers; and to develop, introduce, and distribute products utilizing our technology. Any strategic alliances may not achieve their intended objectives, and parties to our strategic alliances may not perform as contemplated. The failure of these alliances may impede our ability to introduce new products.

Risks Related to Our Intellectual Property

Our inability to protect our intellectual property could impair our competitive advantage, reduce our revenue, and increase our costs.

Our success and ability to compete depend in part on our ability to maintain the proprietary aspects of our technologies and products. We rely on a combination of trade secrets, patents, copyrights, trademarks, confidentiality agreements, and other contractual provisions to protect our intellectual property, but these measures may provide only limited protection. We customarily enter into written confidentiality and non-disclosure agreements with our employees, consultants, customers, manufacturers, and other recipients of information about our technologies and products and assignment of invention agreements with our employees and consultants. We may not always be able to enforce these agreements and may fail to enter into any such agreement in every instance when appropriate. We license from third parties certain technology used in and for our products. These third-party licenses are granted with restrictions; therefore, such third-party technology may not remain available to us on terms beneficial to us. Our failure to enforce and protect our intellectual property rights or obtain from third parties the right to use necessary technology could have a material adverse effect on our business, operating results, and financial condition. In addition, the laws of some foreign countries do not protect proprietary rights as fully as do the laws of the United States.

Patents may not issue from the patent applications that we have filed or may file in the future. Our issued patents may be challenged, invalidated, or circumvented, and claims of our patents may not be of sufficient scope or strength, or issued in the proper geographic regions, to provide meaningful protection or any commercial advantage. We have registered certain of our trademarks in the United States and other countries. We cannot assure you that we will obtain registrations of principal or other trademarks in key markets in the future. Failure to obtain registrations could compromise our ability to protect our trademarks and brands fully, and could increase the risk of challenge from third parties to our use of our trademarks and brands.

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We may be required to incur substantial expenses and divert management attention and resources in defending intellectual property litigation against us.

We cannot be certain that our technologies and products do not and will not infringe on issued patents or other proprietary rights of others. While we are not currently subject to any infringement claim, any future claim, with or without merit, could result in significant litigation costs and diversion of resources, including the attention of management, and could require us to enter into royalty and licensing agreements, any of which could have a material adverse effect on our business. We may not be able to obtain such licenses on commercially reasonable terms, if at all, or the terms of any offered licenses may be unacceptable to us. If forced to cease using such technology, we may be unable to develop or obtain alternate technology. Accordingly, an adverse determination in a judicial or administrative proceeding, or failure to obtain necessary licenses, could prevent us from manufacturing, using, or selling certain of our products, which could have a material adverse effect on our business, operating results, and financial condition.

Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief, which could effectively block our ability to make, use, or sell our products in the United States or abroad. Such a judgment could have a material adverse effect on our business, operating results, and financial condition. In addition, we are obligated under certain agreements to indemnify the other party in connection with infringement by us of the proprietary rights of third parties. In the event that we are required to indemnify parties under these agreements, it could have a material adverse effect on our business, financial condition, and results of operations.

We may incur substantial expenses and divert management resources in prosecuting others for their unauthorized use of our intellectual property rights.

Other companies, including our competitors, may develop technologies that are similar or superior to our technologies, duplicate our technologies, or design around our patents, and may have or obtain patents or other proprietary rights that would prevent, limit, or interfere with our ability to make, use, or sell our products. Unauthorized parties may attempt to copy or otherwise use aspects of our technologies and products that we regard as proprietary. Our means of protecting our proprietary rights in the United States or abroad may not be adequate, or competitors may independently develop similar technologies. If our intellectual property protection is insufficient to protect our intellectual property rights, we could face increased competition in the market for our technologies and products.

Should any of our competitors file patent applications or obtain patents that claim inventions also claimed by us, we may choose to participate in an interference proceeding to determine the right to a patent for these inventions, because our business would be harmed if we fail to enforce and protect our intellectual property rights. Even if the outcome is favorable, this proceeding could result in substantial cost to us and disrupt our business.

In the future, we also may need to file lawsuits to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. This litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could have a material adverse effect on our business, financial condition, and results of operations.

Risks Related to this Offering and the Ownership of Our Common Stock

There is currently a limited liquid trading market for the Company’s Common Stock.

Our common stock is quoted on the OTC Markets OTCQB tier under the symbol “QUES.” However, there is currently a limited trading market in our common stock. Although there are periodic volume spikes from time to time, we cannot give an assurance that a consistent, active trading market will develop in the short term. If an active market for our common stock develops, there is a significant risk that our stock price may fluctuate in the future in response to any of the following factors, some of which are beyond our control:

●	Variations in our quarterly operating results
●	Announcements that our revenue or income is below analysts’ expectations
●	General economic downturns
●	Sales of large blocks of our common stock
●	Announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

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The OTCQB market is a relatively unorganized, inter-dealer, over-the-counter market that provide significantly less liquidity than NASDAQ. In this event, there would be a highly illiquid market for our common stock and you may be unable to dispose of your common stock at desirable prices or at all. Moreover, there is a risk that our common stock could be delisted from the OTCQB, in which case it might be listed on the OTC Pink, which is even more illiquid than the OTCQB. We have applied for listing of our Common Stock on NASDAQ but there can be no assurance that our shares will be approved for listing on NASDAQ

The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire additional intellectual property assets by using our securities as consideration.

You may experience dilution of your ownership interest due to future issuance of our securities.

We are in a capital-intensive business and we do not have sufficient funds to finance the growth of our business or to support our projected capital expenditures. As a result, we will require additional funds from future equity or debt financings, including potential sales of preferred shares or convertible debt, to complete the development of new projects and pay the general and administrative costs of our business. We may in the future issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of holders of our common stock. We are currently authorized to issue 200,000,000 shares of common stock and 25,000,000 shares of preferred stock. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in future public offerings or private placements for capital raising purposes or for other business purposes. The future issuance of a substantial number of shares of common stock into the public market, or the perception that such issuance could occur, could adversely affect the prevailing market price of our common shares. A decline in the price of our common stock could make it more difficult to raise funds through future offerings of our common stock or securities convertible into common stock.

You may experience additional dilution upon future equity issuances or the exercise of stock options to purchase common stock granted to our directors, officers and employees under our current and future stock incentive plans, including our 2018 Stock Incentive Plan. See “Dilution.”

Our Board of Directors may issue and fix the terms of shares of our Preferred Stock without stockholder approval, which could adversely affect the voting power of holders of our Common Stock or any change in control of our Company.

Our Articles of Incorporation authorize the issuance of up to 25,000,000 shares of “blank check” preferred stock, $0.001 par value per share, with such designation rights and preferences as may be determined from time to time by the Board of Directors. Our Board of Directors is empowered, without shareholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

Because certain principal stockholders own a large percentage of our voting stock, other stockholders’ voting power may be limited.

As of July 18, 2019, our largest shareholders: Campbeltown and Walefar owned or controlled approximately 35.5% of our outstanding common stock. If those stockholders act together, they would have the ability to have a substantial influence on matters submitted to our stockholders for approval, including the election and removal of directors and the approval of any merger, consolidation or sale of all or substantially all of our assets. As a result, our other stockholders may have little or no influence over matters submitted for shareholder approval. In addition, the ownership of such stockholders could preclude any unsolicited acquisition of us, and consequently, adversely affect the price of our common stock. These stockholders may make decisions that are adverse to your interests.

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We do not expect to pay dividends and investors should not buy our Common Stock expecting to receive dividends.

We do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in establishing an orderly trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand our business operations.

Our common stock may be considered a “penny stock”, and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our common stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5 per share; (ii) it is not traded on a “recognized” national exchange; or (iii) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

A DTC “Chill” on the electronic clearing of trades in our securities in the future may affect the liquidity of our stock and our ability to raise capital.

Because our common stock may be considered a “penny stock,” there is a risk that the Depository Trust Company (“DTC”) may place a “chill” on the electronic clearing of trades in our securities. This may lead some brokerage firms to be unwilling to accept certificates and/or electronic deposits of our stock and other securities and also some may not accept trades in our securities altogether. A future DTC chill would affect the liquidity of our securities and make it difficult to purchase or sell our securities in the open market. It may also have an adverse effect on our ability to raise capital because investors may be unable to easily resell our securities into the market. Our inability to raise capital on terms acceptable to us, if at all, could have a material and adverse effect on our business and operations.

Our operating results are likely to fluctuate from period to period.

We anticipate that there may be fluctuations in our future operating results. Potential causes of future fluctuations in our operating results may include:

●	Period-to-period fluctuations in financial results
●	Issues in manufacturing products
●	Unanticipated potential product liability claims
●	The introduction of technological innovations or new commercial products by competitors
●	The entry into, or termination of, key agreements, including key strategic alliance agreements

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●	The initiation of litigation to enforce or defend any of our intellectual property rights
●	Regulatory changes
●	Failure of any of our products to achieve commercial success

Our business, financial condition and results of operations could be materially adversely affected by various risks, including, but not limited to the principal risks noted below.

The requirements of the Sarbanes-Oxley Act of 2002 and other U.S. securities laws impose substantial costs, and may drain our resources and distract our management.

We are subject to certain of the requirements of the Sarbanes-Oxley Act of 2002 in the U.S., as well as the reporting requirements under the Exchange Act. The Exchange Act requires, among other things, filing of annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K following the happening of certain material events, with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Our existing controls have some weaknesses, as described below. Meeting the requirements of the Exchange Act and the Sarbanes-Oxley Act may strain our resources and may divert management’s attention from other business concerns, both of which may have a material adverse effect on our business.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.

We currently have written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements. Due to the small size of our accounting staff, we may need to add additional staff to provide additional segregation of duties to support our internal control over financial reporting and technical expertise with regard to financial reporting for publicly held companies.

Our compliance with complicated U.S. regulations concerning corporate governance and public disclosure is expensive. Moreover, our ability to comply with all applicable laws, rules and regulations is uncertain given our management’s relative inexperience with operating U.S. public companies.

As a publicly reporting company, we are faced with expensive and complicated and evolving disclosure, governance and compliance laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and the Dodd-Frank Act, and, following this offering, the rules of the Nasdaq Stock Market. New or changing laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards of a U.S. public company are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

FINRA sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

Financial Industry Regulatory Authority, Inc. (FINRA) rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

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If our shares are listed on the Nasdaq Capital Market, we will be subject to potential delisting if we do not meet or continue to maintain the listing requirements of the Nasdaq Capital Market.

We intend to apply for our common stock to become listed on the Nasdaq Capital Market. An approval of our listing application by NASDAQ will be subject to, among other things, our fulfilling all of the listing requirements of the Nasdaq Capital Market. In addition, the Nasdaq Capital Market has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from this market, would make it more difficult for shareholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our common stock adversely, the price of our common stock and trading volume could decline.

The trading market for our common stock may be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our common stock or trading volume to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and other federal securities laws. The reader should understand that several factors, including the risk factors described under “Risk Factors” in this prospectus, govern whether any forward-looking statement contained herein will be or can be achieved. Any of those factors could cause actual results to differ materially from those projected herein. These forward-looking statements include plans and objectives of management for future operations, including plans and objectives relating to the products and the future economic performance of the Company. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology.

Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development projects, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on actual experience and business development, the Company may alter its marketing, capital expenditure plans or other budgets, which may, in turn, affect the Company’s results of operations. In light of the significant uncertainties inherent in the forward-looking statements included therein, the inclusion of any such statement should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

17

USE OF PROCEEDS

We will receive no proceeds from the sale of shares of common stock offered by the Selling Shareholders. We would receive $6,241,667 in proceeds from any cash exercise of the Warrants for which the underlying Resale Shares are being included. Any proceeds from the exercise of such Warrants will be used for working capital purposes.

SELLING SHAREHOLDERS

The common stock being offered by the Selling Shareholders are those previously issued to the Selling Shareholders, and those issuable to the Selling Shareholders, upon exercise of the warrants. For additional information regarding the issuances of those shares of common stock and warrants, see “April 2019 Private Placement” in the “Recent Development” section above. We are registering the shares of common stock in order to permit the Selling Shareholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the warrants, the Selling Shareholders have not had any material relationship with us within the past three years.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Shareholders. The second column lists the number of shares of common stock beneficially owned by each Selling Shareholder, based on its ownership of the shares of common stock and warrants, as of July 2, 2019, assuming exercise of the warrants held by the Selling Shareholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the Selling Shareholders.

In accordance with the terms of a registration rights agreement with the Selling Shareholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the Selling Shareholders in the Company’s April 2019 private placement, and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus.

Under the terms of the warrants, a Selling Shareholder may not exercise the warrants to the extent such exercise would cause such Selling Shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or, to the extent indicated in a Selling Shareholder’s footnote to the table below, 9.99%, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Shares Beneficially Owned After Offering
Empery Asset Master, Ltd.(3)	773,414	(1)	773,414	0	0%
Empery Tax Efficient, LP(3)	176,448	(1)	176,448	0	0%
Empery Tax Efficient II, LP(3)	3,050,138	(1)	3,050,138	0	0%
Hudson Bay Master Fund Ltd(4)	2,000,000	(1)	2,000,000	0	0%
Efrat Investments LLC(5)	666,666	(1)	666,667	0	0%
Moshe Zuk(6)	333,334	(1)	333,333	0	0%
Alta Partners LLC(7)(39)	666,666	(1)	666,667	0	0%
Orca Capital GmbH(8)	333,334	(1)	333,333	0	0%
Richard Molinsky(9)	200,000	(1)	200,000	0	0%
Clayton A. Struve(10)	2,400,000	(1)	2,400,000	0	0%
Verition Multi-Strategy Master Fund Ltd. (11)	2,000,000	(1)	2,000,000	0	0%
Warberg WF VII LP(12)	500,000	(1)	500,000	0	0%
A.K.S. Family Partners, LP(13)	200,000	(1)	200,000	0	0%
Red Diamond Partners, LLC(14)	2,333,334	(1)	2,333,333	0	0%

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Ramnarain Jaigobind(15)	1,782,584	(36)	1,782,583	0	0%
Bigger Capital Fund, LP(16)	1,333,334	(1)	1,333,333	0	0%
District 2 Capital Fund LP(17)	2,666,666	(1)	2,666,667	0	0%
K.J. Harrison & Partners Inc. (18)	2,000,000	(1)	2,000,000	0	0%
Richard Dyke Rogers(19)	333,334	(1)	333,333	0	0%
Northlea Partners(20)	200,000	(1)	200,000	0	0%
Brio Capital Master Fund Ltd. (21)	2,000,000	(1)	2,000,000	0	0%
David S Nagelberg 2003 Revocable Trust(22)	1,600,000	(1)	1,600,000	0	0%
Scott Heath(23)	500,000	(1)	500,000	0	0%
The Feldman Family Trust(24)	833,334	(1)	833,333	0	0%
Crossover Capital Fund I, LLC(25)	133,334	(1)	133,333	0	0%
Redwood Partners II, LLC(26)	100,000	(1)	100,000	0	0%
Ravikumar Vasireddy(27)	166,666	(1)	166,667	0	0%
Glenn Jorgensen(28)	200,000	(1)	200,000	0	0%
Uniplan Investment Counsel Inc. (29)	200,000	(1)	200,000	0	0%
D-Beta One EQ, Ltd. (30)	666,666	(1)	666,667	0	0%
Mohawk Ventures LLC(31)	500,000	(1)	500,000	0	0%
Timothy R. McLaughlin(32)	166,666	(1)	166,667	0	0%
Walefar Investments Ltd.(37)(39)	1,333,334	(1)	1,333,334	0	0%
Campbeltown Consulting Ltd.(38)(39)	1,333,334	(1)	1,333,334	0	0%
Jangiz Demirkan (33)	2,333	(2)	2,333	0	0%
Peter Mazzone(33)	2,333	(2)	2,333	0	0%
Vace Partners Limited(34)	18,667	(2)	18,667	0	0%
Karen Farrell(33)	2,333	(2)	2,333	0	0%
Fred Meyers(33)	4,667	(2)	4,667	0	0%
William Bongiorno(33)	28,000	(2)	28,000	0	0%
William Boss(33)	4,667	(2)	4,667	0	0%
David Cherry(33)	14,000	(2)	14,000	0	0%
Premchand Beharry(33)	33,833	(2)	33,833	0	0%
Bruce Inglis(33)	21,000	(2)	21,000	0	0%
Robert Sagarino(33)	18,667	(2)	18,667	0	0%
Joseph Ingarra(33)	4,667	(2)	4,667	0	0%
David Gust(33)	2,333	(2)	2,333	0	0%
Richard Huckerby(33)	1,167	(2)	1,167	0	0%
Michael Lane(33)	1,167	(2)	1,167	0	0%
David Spiller(33)	1,167	(2)	1,167	0	0%

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Redstone Group Investments LLC(35)	2,333	(2)	2,333	0	0%
Jonathan Belding(33)	1,167	(2)	1,167	0	0%
Samuel Gaby(33)	1,167	(2)	1,167	0	0%
Gordon Burns(33)	3,500	(2)	3,500	0	0%
Cari E. Olson(33)	1,167	(2)	1,167	0	0%
Jerry Winn(33)	4,667	(2)	4,667	0	0%
John Bentham(33)	2,333	(2)	2,333	0	0%
David Forbes (33)	2,333	(2)	2,333	0	0%
Dennis Rust(33)	1,167	(2)	1,167	0	0%
Thomas Tully(33)	2,333	(2)	2,333	0	0%
Everett & Sharon Brunelle JT(33)	2,333	(2)	2,333	0	0%
Avijit Ghosh(33)	1,167	(2)	1,167	0	0%
Richard Adams(33)	2,333	(2)	2,333	0	0%
Phyllis Henderson(33)	2,333	(2)	2,333	0	0%
William Baquet(33)	36,866	(2)	36,866	0	0%
Kolinda Tomasic(33)	467	(2)	467	0	0%
Charles Giordano(33)	4,667	(2)	4,667	0	0%
Chirag Choudhary(33)	60,000	(2)	60,000	0	0%
Ryan Konik(33)	30,000	(2)	30,000	0	0%
Eric Lord(33)	155,400	(2)	155,400	0	0%
Kevin Mangan(33)	134,632	(2)	134,632	0	0%
Priyanka Mahajan(33)	119,700	(2)	119,700	0	0%
Nelson Baquet(33)	3,500	(2)	3,500	0	0%
Maria Robles(33)	1,750	(2)	1,750	0	0%
Craig Skop(33)	59,267	(2)	59,267	0	0%
Christopher Gormally(33)	11,667	(2)	11,667	0	0%
Philippe Allain(33)	4,667	(2)	4,667	0	0%
Jeffrey Singer(33)	3,500	(2)	3,500	0	0%

1.	50% of the shares being registered are issuable upon the exercise of warrants.
2.	Represents shares issuable upon exercise of the placement agent’s warrants issued in the Company’s April, 2019 private offering. The holders of the placement agent’s warrants are registered FINRA members.
3.	Empery Asset Management LP, the authorized agent of each of Empery Asset Master, LTD, Empery Tax Efficient, LP and Empery Tax Efficient II, LP has discretionary authority to vote and dispose of the shares held by Empery Master, Empery Tax and Empery Tax II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by Empery Master, Empery Tax and Empery Tax II. Empery Asset Management LP, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The Address of Empery is 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.
4.	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address for Hudson Bay Master Fund Ltd. is 777 Third Avenue, 30th Floor, New York, NY 10017.
5.	Rina Rolhaus has the voting and investment control over the securities held by Efrat Investments LLC. The address of Efrat Investments LLC is c/o Efrat Investments LLC, 54 Lenox Avenue, Clifton NY 07012.
6.	The address of Moshe Zuk is 15 Remex St., Hod Hasharon, Israel.

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7.	Steven Cohen has the voting and investment control over the securities held by Alta Partners LLC. The address of Alta Partners LLC is 29 Valentines Lane, Old Brookville, NY 11545.
8.	Diana Huber holds voting and investment power over the securities held by Orca Capital GmbH. The address of Orca Capital GmbH is c/o Orca Capital GmbH Sperlring 2, Pfaffenhofen, Germany 85276.
9.	The address of Richard Molinsky is 51 Lords Hwy East, Weston, CT 06883.
10.	The address of Clayton Struve is 175 W. Jackson Blvd, Suite 440 Chicago, IL 60604.
11.	Verition Fund Management LLC, as the investment manager of Verition Multi Strategy Master Fund Ltd., may be deemed to have power to vote or dispose of the securities held by Verition Multi Strategy Master Fund Ltd. Nicholas Maounis through ownership of the managing member of Verition Fund Management LLC may be deemed to have voting and investment control with respect to these securities. Verition Multi-Strategy Master Fund Ltd., its managing member and Mr. Maounis disclaim beneficial ownership over these securities, except to the extent of their pecuniary interest therein. The address of Verition Multi-Strategy Master Fund Ltd. is One American Lane, Greenwich, CT 06831.
12.	Daniel Warsh is the Manager of Warberg WF VII LP and has the voting and investment control over the securities held by Warberg WF VII LP. The address of Warberg WF VII LP is 716 Oak St., Winnteka, IL 60093.
13.	Adam Stern is the General Partner of A.K.S. Family Partners, LP and has the voting and investment control over the securities held by A.K.S. Family Partners, LP. The address of A.K.S. Family Partners, LP is c/o A.K.S. Family Partners, LP 8886 8th Avenue #530, New York, NY 10019
14.	John DeNobile is the Managing Member of Red Diamond Partners, LLC and has the voting and investment control over the securities held by Red Diamond Partners, LLC. The address of Red Diamond Partners, LLC is c/o Red Diamond Partners, LLC 156 West Saddle River Road, Saddle River, NJ 07458.
15.	The address of Ramnarain Jaigobind is 30 West Street, Apt 26A, New York, NY 10004.
16.	Michael Bigger has the voting and investment control over the securities held by Bigger Capital Fund, LP. The address of Bigger Capital Fund, LP is c/o Bigger Capital Fund, LP 159 Jennings Road, Cold Spring Harbor, NY 11724.
17.	Eric Schlanger has the voting and investment control over the securities held by District 2 Capital Fund LP. The address of District 2 Capital Fund LP is c/o District 2 Capital Fund LP 175 W Carver Street, Huntington, NY 11743.
18.	Ashley Kennedy has the voting and investment control over the securities held by KJ Harrison & Partners Inc. The address of KJ Harrison & Partners Inc. is 60 Bedford Road, Toronto ON, Canada.
19.	The address of Richard Dyke Rogers is 1205 Olive Avenue, Dalhart, TX 79022
20.	John H Abeles MD is the managing member of, and has sole voting and investment power over, the securities held by Northlea Partners. The address of Northlea Partners is c/o Northlea Partners 2365 NW 41st Street, Boca Raton, FL 33431.
21.	Shaye Hirsch has the voting and investment control over the securities held by Brio Capital Master Fund Ltd. The address of Brio Capital Master Fund Ltd. is c/o Brio Capital Management LLC, 100 Merrick Road, Suite 401W, Rockville Centre, NY 11570-4800.
22.	David S. Nagelberg has the voting and investment control over David S Nagelberg 2003 Revocable Trust.
23.	The address of Scott Heath is 10838 Penara Street, San Diego CA 92126.
24.	Andrew A Feldman and Jeri Feldman have the voting and investment control over the securities held by The Feldman Family Trust. The address of The Feldman Family Trust is 753 Colima St., La Jolla, CA 92037.
25.	David Whitlock and Ken Lustig have the voting and investment control over the securities held by Crossover Capital Fund I, LLC. The address of Crossover Capital Fund I, LLC is c/o Crossover Capital Fund I, LLC is 3820 E mercer Way, Mercer Island, WA 98040.
26.	Michael H. Schwartz owns Redwood Partners II, LLC and thus may be deemed beneficial owner of the shares held by the Redwood Partners II, LLC. The mailing address for Michael H. Schwartz is 23 East 69th Street, 1R, New York, New York, 10021 LLC.
27.	The address of Ravikumar Vasireddy is 7494 S. Marion Avenue, Tulsa, OK 74315.

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28.	The address of Glenn Jorgensen is 2502 – 52 Street, Delta BC, V4m 2Y4, Canada.
29.	Richard Imperiale is the Chief Investment Officer of Uniplan Investment Counsel Inc. and has the voting and investment control over the securities held by Uniplan Investment Counsel Inc. The address of Uniplan Investment Counsel Inc. is c/o Uniplan Investment Counsel Inc. 22939 W Overson Rd, Union Grove, WI 53182.
30.	Matthew Beckman has the voting and investment control over the securities held by D-Beta One EQ, Ltd. The address of D-Beta One EQ, Ltd. Is c/o D-beta One EQ, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.
31.	Adam Slovik is the Manager of Mohawk Ventures LLC and has the voting and investment control over, the securities held by Mohawk Ventures LLC. The address of Mohawk Ventures LLC is 1715 Mohawk Circle, Salt Lake City, UT 84108.
32.	The address of Timothy R. McLaughlin is 65 Bryant Ave., Roslyn, NY 11576
33.	Fordham Financial Management, Inc. acted as placement agent in the Company’s April 2019 private offering. The address of Fordham Financial Management, Inc. and its employees who received warrants is c/o Fordham Financial Management, Inc. 17 Battery Place, South Suite 643, New York, NY 10004.
34.	Vincent Campitiello is the beneficial owner of, and has sole voting and dispositive power over the shares held by, Vace Partners Limited. The address of Vace Partners Limited is 4366 Amboy Road Staten Island, NY 10312-3820.
35.	Michael B. Schaack is the beneficial owner of, and has sole voting and dispositive power over the shares held by Redstone Group Investments LLC. The address of Redstone Group Investments LLC is PO Box 128, Round Hill, VA 20142-0128.
36.	Represents 716,667 shares of common stock, 716,667 shares issuable upon the exercise of warrants and 349,250 shares issuable upon the exercise of the placement agent’s warrants issued in the Company’s April, 2019 private offering. Mr. Jaigobind is a registered FINRA member.
37.

Shai Lustgarten, the Company’s Chief Executive Officer, is the beneficial owner of , and has sole voting and dispositive power over the shares held by Walefar Investments Ltd. The address of Walefar Investments Ltd. is Vasili Michailidi 9, 3206 Limassol, Cyprus.

38.

Carlos Jaime Nissenson, a consultant to and principal stockholder of the Company, is the beneficial owner of, and has sole voting and dispositive power over the shares held by Campbeltown Consulting Ltd. The address of Campbeltown Consulting Ltd. is Vasili Michailidi 9, 3206 Limassol, Cyprus.

39.	Under the terms of the shareholder’s warrant, the shareholder may not exercise its warrants to the extent such exercise would cause it, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such exercise.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information and Holders

Our common stock is quoted on the OTCQB under the symbol “QUES.” Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. We have applied to have our common stock listed on the Nasdaq Capital Market under the symbols “QUES.” There is no assurance our application will be approved. In order to obtain NASDAQ listing approval, we intend to effect a 15 for 1 reverse split of our common stock.

As of July 17, 2019, there were 370 holders of record of our common stock. On July 17, 2019, the Company’s common stock had a closing price of $0.328 per share.

Dividend Policy

We have not paid or declared any cash dividends on our common stock. We currently intend to retain any earnings for future growth and, therefore, do not expect to pay cash dividends on our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend upon various factors, including our results of operations, financial condition, capital requirements, investment opportunities and other factors that our Board of Directors deems relevant.

Equity Compensation Plan Information

The following table presents information on the Company’s equity compensation plans as of December 31, 2018.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	25,621,000	$0.20	4,535,000
Total	25,621,000	$0.20	4,535,000

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2019:

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto, included in this prospectus.

(In thousands)	As of
	March 31, 2019	December 31, 2018
Stockholders’ equity (deficit)
Series A Preferred stock; $0.001 par value; 1,000,000 shares designated, 0 shares issued and outstanding	-	-
Series B Preferred stock; $0.001 par value; 1 share designated, 0 shares issued and outstanding	-	-
Series C Preferred stock; $0.001 par value; 15,000,000 shares designated, 4,828,530 and 4,828,530 shares issued and outstanding, respectively	5	5
Common stock; $0.001 par value; 200,000,000 shares authorized; 71,426,401 and 71,931,693 shares issued and outstanding, respectively.	71	72
Common stock; $0.001 par value; 11,084,657 shares to be received		(2,616)
Common stock to be repurchased by the Company	-	(230)
Additional paid-in capital	42,291	44,814
Accumulated (deficit)	(40,432)	(39,752)
Accumulated other comprehensive loss	1	1
Total stockholders’ equity	1,936	2,293

The above table is based on 71,426,401 shares of common stock outstanding as of March 31, 2019 and excludes the following:

●	4,828,530 shares issuable upon conversion of 4,828,530 shares of Series C Preferred Stock outstanding as of March 31, 2019;

●	5,500,000 shares issuable upon exercise of warrants with a weighted average exercise price of $0.23 per share outstanding as of March 31, 2019; and

●	20,121,000 shares issuable upon exercise of options, with a weighted average exercise price of $0.24, 15,841,000 of which are currently exercisable, as of March 31, 2019.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion is intended to assist in the understanding and assessment of significant changes and trends related to the Company’s results of operations and its financial condition together with its consolidated subsidiaries. This discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto included in this Form S-1. Historical results and percentage relationships set forth in the statement of operations, including trends which might appear, are not necessarily indicative of future operations.

OVERVIEW

The Company’s sales from continuing operations for the three months ended March 31, 2019 and fiscal year ended December 31, 2018 were $18.6 million and $56.2 million, respectively, representing an increase of $3.4 million and $1.74 million, respectively, from their comparative periods in 2018 and 2017. Revenues in 2018 are presented in accordance with Accounting Standard ASC 606 as compared with ASC 605 as presented in 2017. The change in the accounting principles reduced the Company’s revenues by approximately $4.6 million. If the same accounting treatment was applied, revenues would have increased by 11.69% from 2017.

The loss from continuing operations attributable to common stockholders for the three months ended March 31, 2019 was $635,000, a decrease of $316,000 compared with the loss of $949,005 in the comparative prior three months ended March 31, 2018. Basic loss per share from continuing operations in Q1-2019 was ($0.01) versus ($0.03) per share in Q1-2018.

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The loss from continuing operations attributable to common stockholders was $5.41 Million in 2018, an increase of $3.27 million from the prior year loss of $2.14 million. Basic and Diluted loss per share from continuing operations was $0.11 in 2018 compared to $0.06 per share in 2017. The Company, through successful efforts in cost reductions on many fronts, increased the adjusted EBITDA by 31.19% from the prior year of 2017

There was no loss from discontinued operations for 2018.

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of March 31, 2019, the Company had a working capital deficit of $20,880,835 and an accumulated deficit of $40,431,495. These facts and others raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis.

Management’s plan to eliminate the going concern situation includes, but is not limited to, the following:

●	The continuation of improving cash flow, maintaining moderate cost reductions (subsequent to aggressive cost reduction actions already taken in 2018 and continued in 2019);

●	The creation of additional sales and profits across its product lines, and the obtaining of sufficient financing to restructure current debt in a manner more in line with the Company’s improving cash flow and cost reduction successes;

●	The diversification in the sourcing and procurement of materials and finished goods. The addition of two new key vendors increased the Company’s purchasing power by adding credit availability in an amount just under $6,000,000; and

●	With the acquisition of HTS in October 2018, the Company has in its portfolio of products a computer vision technology that is based on artificial intelligence and machine learning concepts. These solutions have a higher gross profit that will provide an increase in cash flow on a consolidated basis. The Company plans for these products to be the main revenue source in 2019. Also with the acquisition of HTS, the Company acquired an operating facility with the ability for light manufacturing and assembling components. The Company can use HTS’s assembling facility to reduce the cost of goods and increase profit margins;

In April 2019, the Company raised approximately $5,000,000 in gross proceeds from the sale of 16,666,668 shares of the Company’s common stock. Management plans to use the proceeds to boost working capital and release the current sales backlog.

In April 2019, the Company reduced its factoring line of credit from $4,533,575 to $2,100,000.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Overview - Results of Operations for the Three Months Ended March 31, 2019 and 2018

For the three months and year ended March 31, 2019 and December 31, 2018, one customer accounted for 21.4% and 17.0% of the Company’s revenues, respectively

	Three months ended March 31		Variation
	2019	2018	$	%
Revenue	$18,620,000	$15,181,000	3,439,000	22.7
Cost of Goods sold	14,023,000	12,014,000	2,009,000	16.7
Gross Profit	4,597,000	3,166,000	1,431,000	45.2
Operating Expenses	4,502,000	3,810,000	692,000	18.2
Income (loss) from operations	95,000	(644,000)	739,000	(114.8)
Net loss from continuing operations	(635,000)	(949,000)	314,000	(33.1)
Net Loss per common Share	$(0.01)	$(0.03)	0.02	(66.7)

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Revenues

For the three months ended March 31, 2019 and 2018, the Company generated net revenues in the amount of $18,620,238 and $15,180,547, respectively. The 2019 increase was attributable to strong performance of our sales team, as well as the inclusion of a full quarter of revenues from our acquired subsidiary, HTS Image Processing.

Cost of Goods Sold

For the three months ended March 31, 2019 and 2018, the Company recognized a total of $14,022,969 and $12,014,454, respectively, of cost of goods sold. Cost of goods sold were 75.3% of net revenues at March 31, 2019 and 79.1% of revenues at March 31, 2018. Variation from prior years is difficult in an ever-increasing competitive industry. Due to this, the Company is continually reevaluating its current product mix and supply channels to improve margins in 2019.

Operating expenses

Total operating expense for the three months ended March 31, 2019 and 2018 recognized was $4,501,102 and $3,809,680, respectively representing an 18.1% increase. The increase is attributable to a corresponding increase in revenues as well as the inclusion of a full quarter of cost of goods sold from our acquired subsidiary, HTS Image Processing.

General and Administrative – General and administrative expenses for the three months ended March 31, 2019 and 2018 totaled $688,508 and $476,855, respectively representing a 44.4% increase.

Salary and benefits – Salary and employee benefits for the three months ended March 31, 2019 totaled $2,855,416, including $322,954 from non-cash stock-based compensation, as compared to $2,602,565, including $681,475 from non-cash stock based compensation. The increase in revenue in the first quarter of 2019 from the prior first quarter in 2018 comes with an increase in sales commissions of $6,502 paid to and accrued by the Company’s sales team. Excluding sales commissions and stock based compensation, salaries increased by $603,201 in the first quarter of 2019 compared to the first quarter of 2018, which increase is primarily attributed to the addition of HTS IP salaries.

Professional Fees – Professional fees for the three months ended March 31, 2019 were $414,869 as compared to $292,862 for the three months ended March 31, 2018. The increase is attributable to general growth of the Company’s operations as well as consulting agreements related to strategic consolidation efforts as well as the April 2019 private placement.

Other income and expenses

Interest Expense - Interest expense for the three months ended March 31, 2019 totaled $683,635, as compared to $294,765 for the three months ended March 31, 2018. The increase is attributable to the addition of interest expense incurred by HTS IP as well as the September 2018 amendment to the Scansource Note payable agreement.

Net loss from continuing operations

The Company realized a net loss from continuing operations of $635,000 for the three months ended March 31, 2019, compared to a net loss of $949,005 for the three months ended March 31, 2018, a decrease of $315,647. The decrease in net loss is mainly attributable to the Company’s improvement of its gross margin percentage as well as the addition of high margin sales activities of HTS IP.

Liquidity and capital resources

As of March 31, 2019, the Company had cash in the amount of $876,529 of which $532,408 is on deposit and restricted as collateral for a letter of credit and a corporate purchasing card, and a working capital deficit of $20,880,835, compared to cash in the amount of $909,830, of which $531,938 is restricted, and a working capital deficit of $20,480,183 as at December 31, 2018. In addition, the Company had a stockholder’s equity of $1,936,369 at March 31, 2019 and $2,292,602 as of December 31, 2018.

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The Company’s accumulated deficit was $40,431,495 and $39,752,433 at March 31, 2019 and December 31, 2018, respectively.

The Company’s operations resulted in net cash provided of $4,533,404 during the three months ended March 31, 2019, compared to net cash used of $40,098 during the three months ended March 31, 2018, an increase of $4,573,502. The changes in the non-cash working capital accounts are primarily attributable to an increase in accounts receivable of $1,941,489 during the three months ended March 31, 2019, and an increase of $6,213,757 in accounts payable during the three months ended March 31, 2019.

Net cash used in investing activities was $212,981 for the three months ended March 31, 2019, compared to net cash provided of $248,745 for the three months ended March 31, 2018, a decrease of $461,726, primarily attributable to a large decrease in restricted cash during the three months ended March 31, 2018.

The Company’s financing activities used net cash of $4,354,118 during the three months ended March 31, 2019, compared to net cash provided of $11,315 during the three months ended March 31, 2018. For the three months ended March 31, 2019, the Company paid down the Line of Credit with Action Capital by approximately $4 million.

Inflation

The Company’s results of operations have not been affected by inflation and management does not expect inflation to have a material impact on its operations in the future.

Off- Balance Sheet Arrangements

The Company currently does not have any off-balance sheet arrangements.

Overview - Results of Operations for the Fiscal Year Ended December 31, 2019 and 2018

For the years ended December 31, 2018 and 2017, one customer accounted for 17.0% and 15.7%, respectively, of the Company’s revenues.

Accounts receivable at December 31, 2018 and 2017 are made up of trade receivables due from customers in the ordinary course of business. Two customers together represented 23.7% of the balance of accounts receivable at December 31, 2018 and one customer made up 15.7% of the accounts receivable balance at December 31, 2017, which represented greater than 10% of accounts receivable at December 31, 2018 and 2017, respectively.

Accounts payable are made up of payables due to vendors in the ordinary course of business at December 31, 2018 and 2017. One vendor made up 62.7% and 71.8% of our accounts payable in 2018 and 2017, respectively, which represented greater than 10% of accounts payable at December 31, 2018 and 2017, respectively.

The following table sets forth certain selected condensed statement of operations data for the periods indicated in dollars. In addition, we note that the period-to-period comparison may not be indicative of future performance.

	Years Ended December 31		Variation
	2018	2017	$	%
Revenue	$56,202,332	$54,458,845	1,743,487	3.2
Cost of Goods sold	43,139,895	43,089,210	50,685	0.1
Gross Profit	13,062,437	11,369,635	1,692,802	14.9
Operating Expenses	16,086,207	12,248,128	3,838,079	31.3
Loss from operations	(3,023,770)	(878,493)	(2,145,277)	244.2
Net loss from continuing operations	(5,222,045)	(2,431,175)	(2,790,870)	114.8
Net loss	(5,222,045)	(2, 431,175)	(2,790,870)	114.8
Net Loss per common Share from continuing operations	(0.11)	(0.06)	(0.05)	81.7

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Revenues

For the years ended December 31, 2018 and 2017, the Company recognized $56,202,332 and $54,458,845 in net revenues, respectively. This represents an increase of 3.2%. The increase in 2018 was attributable to the continuation of our strategy to increase sales and open new markets. Also, additional revenue of $2,276,258 came in the fourth quarter from our acquisition of HTS Image Processing, Inc. in October 2018. In 2018, the Company changed the recognition of hardware service contracts according to the new accounting principles and recognized the revenue from this segment as agent. The change of accounting principles reduced the revenue by approximately $4,600,000. According to the old accounting recognition, the revenue of the Company in 2018 would have been approximately $60,800,000, an increase of 8.22% in revenue.

Cost of Goods Sold

For the years ended December 31, 2018 and 2017, the Company recognized a total of $43,139,895 and $43,089,210 respectively, of cost of goods sold. Cost of goods sold were 77.0% of net revenues for 2018 and 79.1% for 2017. Our gross margin percentage have remained relatively stable in an industry that is putting a lot of pressure on the gross margin. The increase in gross margins also reflects the Company’s focus on selling products with higher gross margins.

Operating expenses

For the years ended December 31, 2018 and 2017, operating expenses related to continuing operations were $16,086,207 and $12,248,128, respectively. This represents an increase of $3,838,079, or 31.3%, which is due to $1,126,287 of expenses from HTS that were consolidated in the 4th quarter for the first time, an increase in stock compensation of $1,467,539, an increase of $1,037,103 in professional fees, and partially offset by reducing base salary costs by approximately $1,000,000. The following explains in detail the change in operating expenses.

Salary and benefits – Salary, commissions and employee benefits for the year ended December 31, 2018 totaled $9,917,079, compared to $7,951,970 for the year ended December 31, 2017, representing an increase of $1,965,109, or 24.7%. Included in salary and benefits is stock based compensation expense of $2,245,000 for the year ended December 31, 2018 compared to $750,745 for the year ended December 31, 2017. The major increase is in stock compensation expense, which is a non-cash item, is a result of issuing options to employees and consulting services providers. The increase in salary and benefits is attributable to the acquisition that is reflected in Q4 with $586,164 added to the Company’s cost. The increase in salary expense is also in part due to an increase in sales commissions and bonuses of $822,907. Also, the company reduce the base salary by $911,000 as part of the new infrastructure and reduction of cost.

General and Administrative – General and administrative expenses were $2,472,240 for the year ended December 31, 2018, compared to $1,858,847 for the year ended December 31, 2017, representing an increase of $613,393, or 33%. $274,778 of the increase is from the 4th quarter activities of HTS. The remaining increase of approximately $300,000 was due to the increased travel related expenses for road shows and acquisition related activities to implement strategic consolidation efforts, in addition to general growth of the company.

Professional Fees – Professional fees for the year ended December 31, 2018 were $1,855,525 compared to $674,374 for the year ended December 31, 2017. The increase of $1,181,151, or 175.1%, was related to the Company’s strategic integration efforts for the consolidation of HTS.

Stock based compensation expense – Stock based compensation expenses for the year ended December 31, 2018 were $2,145,819, compared to $750,745 for the year ended December 31, 2017. This increase in 2018 relates to the issuance of shares and options. During 2018, management elected to increase the amount of stock-based compensation issued to sales personnel and key employees to better align their interests with the Company. Additionally, the Company issued increased amounts of stock-based compensation due to the acquisition of HTS IP and related issuances to new key personnel.

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Other income and expenses

The Company incurred $1,570,003 in interest expense for the year ended December 31, 2018, compared to $1,555,350 for the year ended December 31, 2017. The interest expense in 2018 is comprised of interest incurred on promissory notes payable and finance costs. $290,287 is related to interest and finance costs incurred by HTS in the last quarter of 2018. The legacy Quest operation experienced a decrease in interest expense due to a reduction in the balance of notes payable and reorganizing finance costs and bank fees.

Other expense of $1,133,410 consist of a one-time charge of $1,264,237 for the conversion of a debt instrument into common stock requiring the Company to recognize a non-cash loss on debt settlement. Also, the Company recognized other income of $150,000 related to termination of its key-man insurance policy.

Foreign currency transactions

Due to the acquisition of HTS IP which has operations in Israel, there was foreign currency transactions conducted in 2018. The effect of the currency transactions was not material to our financial performance.

Provision for income taxes

During the year ended December 31, 2018, the Company had $5,706 in state income tax expenses for states in which the Company recently began operations and for which past net operating losses may not apply. Additionally, the Company had foreign income tax expense of $41,645 related to operations of Teamtronics, Ltd. For the year ended December 31, 2017, the Company had no tax expense. For the year ended December 31, 2018, the Company recorded a deferred tax liability of $552,489 for the difference in the tax effect for the book versus tax basis for the intangible assets acquired with the acquisition of HTS. Given the Company’s uncertain as to the realization of the future tax benefits associated with the net deferred tax assets, a 100% valuation allowance as been recorded.

Net loss from continuing operations

The Company realized a net loss from continuing operations of $5,222,045 for the year ended December 31, 2018, compared to a net loss from continuing operations of $2,431,175 for the year ended December 31, 2017. The increase of loss in 2018 mostly comes from stock compensation and professional fees that expensed.

Liquidity and capital resources

At December 31, 2018, the Company had cash in the amount of $909,830 of which $531,938 is on deposit and restricted, and a working capital deficit of $20,480,183, compared to cash in the amount of $709,244 of which $684,610 was on deposit and restricted as collateral for a letter of credit and a corporate purchasing card, and a working capital deficit of $14,755,001 for the year ended December 31, 2017. The Company had a stockholders’ equity of $2,292,602 and a deficit of $1,248,168 for the years ended December 31, 2018 and 2017, respectively. This increase in our stockholders’ equity was due to the acquisition of HTS in October 2018. A significant portion of the purchase price was paid in shares issued to the seller.

The Company’s accumulated deficit was $39,752,433 and $35,554,994 for the years ended December 31, 2018 and 2017, respectively.

The Company’s operations provided net cash of $2,695,557 and $7,490,304 for the years ended December 31, 2018 and 2017, respectively. The decrease in cash from operations of $4,794,747 is primarily a result of the increase in accounts receivable of $5,853,450 during 2018, compared to a decrease in accounts receivable of $4,201,943 during 2017, a difference of $10,055,393. This is partially offset by the increase in accounts payable of $8,114,282 during 2018, compared to an increase in accounts payable of $2,673,744 during 2017, a difference of $5,440,538. These two changes together account for $4,614,855 of the $4,794,747 decrease in cash provided by operations.

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The Company’s cash used in investing activities was $151,337 for the year ended December 31, 2018 compared to cash used by investing activities of $36,581 for the year ended December 31, 2017.

The Company’s financing activities used $2,555,099 of cash during the year ended December 31, 2018, and used $7,718,568 during the year ended December 31, 2017. During the year ended December 31, 2018, the Company made payments of $3,819,111 on its notes payable, including notes payable, related party, and its Supplier Secured Promissory note, compared to the year ended December 31, 2017, when the Company made payments of $6,353,900 on its notes payable, including its Supplier Secured Promissory note. Additionally, the Company raised $866,158 from the Company’s line of credit, compared to the year ended December 31, 2017, when $1,391,875 was paid down on the Company’s line of credit.

The Company’s results of operations have not been affected by inflation and management does not expect inflation to have a material impact on the Company’s operations in the future.

Off-Balance Sheet Arrangements

The Company currently does not have any off-balance sheet arrangements.

Critical Accounting Policies

Preparation of the Company’s financial statements requires management to make judgments, assumptions and estimates regarding uncertainties that could affect reported revenue, expenses, assets, liabilities and equity. Note 1 describes the significant accounting policies used in preparation of the consolidated financial statements. The most significant areas where management judgments and estimates impact the primary financial statements are described below. Actual results in these areas could differ materially from management’s estimates under different assumptions or conditions.

REVENUE RECOGNITION

The Company is a primary distribution channel for a large group of vendors and suppliers, including original equipment manufacturers (“OEMs”), software publishers and wholesale distributors.

The Company accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are established, the contract has commercial substance and collectability of consideration is probable. The Company evaluates the following indicators amongst others when determining whether it is acting as a principal in the transaction and recording revenue on a gross basis: (i) the Company is primarily responsible for fulfilling the promise to provide the specified goods or service, (ii) the Company has inventory risk before the specified good or service has been transferred to a customer or after transfer of control to the customer and (iii) the Company has discretion in establishing the price for the specified good or service. If the terms of a transaction do not indicate the Company is acting as a principal in the transaction, then the Company is acting as an agent in the transaction and the associated revenues are recognized on a net basis.

The Company recognizes revenue once control has passed to the customer. The following indicators are evaluated in determining when control has passed to the customer: (i) the Company has a right to payment for the product or service, (ii) the customer has legal title to the product, (iii) the Company has transferred physical possession of the product to the customer, (iv) the customer has the significant risk and rewards of ownership of the product and (v) the customer has accepted the product. The Company’s products can be delivered to customers in a variety of ways, including (i) as physical product shipped from the Company’s warehouse, (ii) via drop-shipment by the vendor or supplier or (iii) via electronic delivery of keys for software licenses. The Company’s shipping terms typically allow for the Company to recognize revenue when the product reaches the customer’s location.

The Company leverages drop-shipment arrangements with many of its vendors and suppliers to deliver products to its customers without having to physically hold the inventory at its warehouses. The Company is the principal in the transaction and recognizes revenue for drop-shipment arrangements on a gross basis.

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Revenue Recognition for Hardware

Revenues from sales of hardware products are recognized on a gross basis as the Company is acting as a principal in these transactions, with the selling price to the customer recorded as Net sales and the acquisition cost of the product recorded as Cost of sales. The Company recognizes revenue from these transactions when control has passed to the customer, which is usually upon delivery of the product to the customer.

The Company’s vendor partners warrant most of the products the Company sells. These manufacturer warranties are assurance-type warranties and are not considered separate performance obligations. The warranties are not sold separately and only provide assurance that products will conform to the manufacturer’s specifications. In some transactions, a third-party will provide the customer with an extended warranty. These extended warranties are sold separately and provide the customer with a service in addition to assurance that the product will function as expected. The Company considers these warranties to be separate performance obligations from the underlying product. For warranties, the Company is arranging for those services to be provided by the third-party and therefore is acting as an agent in the transaction and records revenue on a net basis at the point of sale.

Revenue Recognition for Software

Revenues from most software license sales are recognized as a single performance obligation on a gross basis as the Company is acting as a principal in these transactions at the point the software license is delivered to the customer. Generally, software licenses are sold with accompanying third-party delivered software assurance, which is a product that allows customers to upgrade, at no additional cost, to the latest technology if new capabilities are introduced during the period that the software assurance is in effect. The Company evaluates whether the software assurance is a separate performance obligation by assessing if the third-party delivered software assurance is critical or essential to the core functionality of the software itself. This involves considering (i) if the software provides its original intended functionality to the customer without the updates, (ii) if the customer would ascribe a higher value to the upgrades versus the up-front deliverable, (iii) if the customer would expect frequent intelligence updates to the software (such as updates that maintain the original functionality), and (iv) if the customer chooses to not delay or always install upgrades. If the Company determines that the accompanying third-party delivered software assurance is critical or essential to the core functionality of the software license, the software license and the accompanying third-party delivered software assurance are recognized as a single performance obligation. In some transactions, a third-party will provide the customer with an extended warranty. These extended warranties are sold separately and provide the customer with a service in addition to assurance that the product will function as expected. The Company considers these warranties to be separate performance obligations from the underlying product. For warranties, the Company is arranging for those services to be provided by the third-party and therefore is acting as an agent in the transaction and records revenue on a net basis at the point of sale.

Revenue Recognition for Services

The Company provides professional services, which include project managers and consultants recommending, designing and implementing IT solutions. Revenue from professional services is recognized either on a time and materials basis or proportionally as costs are incurred for fixed fee project work. Revenue is recognized on a gross basis each month as work is performed and the Company transfers those services.

Revenues from the sale of professional and support services, provided by the Company, are recognized over the period the service is provided. As the customer receives the benefit of the service each month, the Company recognizes the respective revenue on a gross basis as the Company is acting as a principal in the transaction. Additionally, the Company’s managed services team provides project support to customers that are billed on a fixed fee basis. The Company is acting as the principal in the transaction and recognizes revenue on a gross basis based on the total number of hours incurred for the period over the total expected hours for the project. Total expected hours to complete the project is updated for each period and best represents the transfer of control of the service to the customer.

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Freight Costs

The Company records both the freight billed to its customers and the related freight costs as Cost of sales when the underlying product revenue is recognized. For freight not billed to its customers, the Company records the freight costs as Cost of sales. The Company’s typical shipping terms result in shipping being performed before the customer obtains control of the product. The Company considers shipping to be a fulfillment activity and not a separate performance obligation.

ACCOUNTS RECEIVABLE

The Company’s management performs ongoing credit evaluations of our customers and adjusts credit limits based upon payment history and the customer’s current creditworthiness, as determined by our review of their current credit information. Management continuously monitors collections and payments from its customers and maintain an allowance for estimated credit losses based upon our historical experience and any specific customer collection issues that were identified. If the actual uncollected amounts significantly exceed the estimated allowance, the Company’s operating results would be significantly adversely affected. While such credit losses have historically been within management’s expectations and the provisions established, the Company cannot guarantee that it will continue to experience the same credit loss rates that it has in the past.

INVENTORIES

Inventories are valued at the lower of cost or market (replacement cost, not to exceed net realizable value) using the first-in, first-out method. Recoverability of inventories is assessed based on review of future customer demand that considers multiple factors, including committed purchase orders from customers, as well as purchase commitment projections provided by customers, among other things. This valuation also requires us to make judgments and assumptions based on information currently available about market conditions, including competition, product pricing, product life cycle and development plans. If we overestimate demand for our products, the amount of our loss will be impacted by our contractual ability to reduce inventory purchases from our suppliers. Our assumptions of future product demand are inherently uncertain, and changes in our estimates and assumptions may cause us to realize material write-downs in the future.

LONG-LIVED ASSETS

Long-lived assets, which include property, equipment, goodwill and identifiable intangible assets, are reviewed for impairment whenever events or changes in business circumstances indicate impairment may exist. If the Company determines that the carrying value of a long-lived asset may not be recoverable, a permanent impairment charge is recorded for the amount by which the carrying value of the long-lived asset exceeds its estimated fair value. The Company’s management reviews for possible goodwill impairment at least annually, in the fourth quarter. If an initial assessment indicates it is more likely than not an impairment may exist, it is evaluated by comparing the unit’s estimated fair value to its carrying value. Fair value is generally estimated using an income approach that discounts estimated future cash flows using discount rates judged by management to be commensurate with the applicable risk. Estimates of future sales, operating results, cash flows and discount rates are subject to changes in the economic environment, including such factors as the general level of market interest rates, expected equity market returns and the volatility of markets served, particularly when recessionary economic circumstances continue for an extended period of time. Management believes the estimates of future cash flows and fair values are reasonable; however, changes in estimates due to variance from assumptions could materially affect the evaluations.

INCOME TAXES

Income tax expense and tax assets and liabilities reflect management’s assessment of taxes paid or expected to be paid (received) on items included in the financial statements. Deferred tax assets and liabilities arise from temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and consideration of operating loss and tax credit carryforwards. Deferred income taxes are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled. The impact on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. Valuation allowances are provided to reduce deferred tax assets to the amount that will more likely than not be realized. This requires management to make judgments and estimates regarding the amount and timing of the reversal of taxable temporary differences, expected future taxable income, and the impact of tax planning strategies.

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STOCK BASED COMPENSATION

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by FASB where the value of the award is measured on the date of grant and recognized as compensation expense on the straight-line basis over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the FASB where the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Options granted to non-employees are revalued each reporting period to determine the amount to be recorded as an expense in the respective period. As the options vest, they are valued on each vesting date and an adjustment is recorded for the difference between the value already recorded and the then current value on the date of vesting. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of the Company’s stock option and warrant grants are estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model, and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods.

Recent Accounting Pronouncements

See Note 3 of the consolidated financial statement for management’s discussion of recent accounting pronouncements.

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BUSINESS

We provide technology solutions including solutions based on proprietary artificial intelligence (AI) technology for the complex needs of corporations and public authorities. We sell technology solutions for supply chain, logistics, automation of parking, Safe City and Safe District applications.

Our customers are end users - businesses of all sizes - including retail corporations, integrators of parking systems, integrators of security and homeland security and law enforcement projects. We align our teams, tools and processes around our customers to help them grow through reducing their costs, creating efficiencies and generating better financial results.

Quest serves over 200 customers globally. Net sales for three months ended March 31, 2019 and the fiscal year ending December 31, 2018 totaled approximately $18.6 Million and $56.2 Million, respectively.

Strategy and Growth Opportunities

Key Elements:

●	Organic growth leveraging our customer base and acquiring new customers for our products and services.
●	Developing and acquiring technologies to create a clear technological edge over our competitors.
●	Acquisitions of companies increasing market share and/or adding unique technologies.
●	Manufacturing our own white label line cutting costs and improving profitability.

Our strategy is to increase sales to our customer base and to add new customers and new verticals. We plan to continue to look for new technologies to enable us to offer unique solutions differing ourselves from our competitors, generating growth and higher margins. We plan, as well, to offer to our customers a new white label line of hardware produced by our recently acquired subsidiary, HTS Image Processing, Inc. (“HTS”), which we believe will result in savings, increased flexibility and improving margins.

We rely on our sales team, our suppliers and proprietary technology to offer hardware, software, services and connectivity solutions to our customers, helping them to solve their needs. Our solutions may include a combination of offerings from multiple suppliers or access to additional services, such as custom configuration and integration support. We also offer our customers the flexibility of on-premise, cloud or hybrid solutions.

Recent Developments

On October 5, 2018, the Company entered into a purchase agreement (the “HTS Purchase Agreement”) with Walefar Investments, Ltd. (“Walefar”) and Campbeltown Consulting, Ltd. (“Campbeltown”) (Walefar and Campbeltown are collectively referred to as the “Sellers”). Pursuant to the HTS Purchase Agreement, the Company purchased 100% of the capital stock of HTS Image Processing, Inc. (“HTS”) from the Sellers. As consideration, the Company (i) issued to the Sellers 22,452,954 shares of the Company’s common stock, having a value of $5,298,897 based on the average closing price of the common stock for the 20 days’ preceding the HTS Purchase Agreement (the “Per Share Value”), (ii) cash in the amount of $300,000, and (iii) a 12 month convertible promissory note with a principal amount of $700,000 and an interest rate of six percent (6%) per year. The note also provides the Sellers the right to convert all or any portion of the then outstanding and unpaid principal amount and interest into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $0.236. The HTS Purchase Agreement constitutes a “related party transaction” because of Company director Shai Lustgarten’s position as Chief Executive Officer of HTS and stock ownership in HTS. Additionally, Campbeltown is a “related party” because Carlos Jaime Nissenson, the beneficial owner of Campbeltown, is a consultant to the Company, a principal stockholder of the Company, and father of Company director Neev Nissenson. Carlos Jaime Nissenson was also a stockholder and director of HTS. Pursuant to the agreement, Shai Lustgarten received 11,226,477 shares of the Company’s common stock and Carlos Jaime Nissenson received 11,226,477 shares of the Company’s common stock.

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On May 29, 2019, the Company, Campbeltown and Walefar entered into an Amendment to the HTS Purchase Agreement (the “Amendment”), which provided for an adjustment to the number of shares of common stock issued to Walefar and Campbeltown in the acquisition of HTS. Pursuant to the Amendment, Campbeltown and Walefar agreed to return for cancelation 5,542,328 and 5,542,329 shares of common stock respectively. This Amendment reduced the amount of shares issued in the acquisition to 11,368,297 shares from 22,452,954 shares and the amount of share consideration to approximately $2,682,918 from approximately $5,298,897. This adjustment was made as a result of a correction in the calculation of working capital and other share give back provisions of the HTS Purchase Agreement.

On April 4, 2019, the Company entered into a form of Securities Purchase Agreement (the “Securities Purchase Agreement”) with accredited investors (the “Purchasers”). Pursuant to the Securities Purchase Agreement, on April 9, 2019 (the “Closing Date”), the Company sold an aggregate, with the Conversions included, of $5,000,000 of units (the “Units”) resulting in gross proceeds of $5,000,000, before deducting placement agent fees and offering expenses (the “Offering”). The individual Unit purchase price was $0.30. Each Unit is comprised of one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and a warrant to purchase one share of Common Stock, and, as a result of the Offering, the Company issued 16,666,668 shares of Common Stock (the “Shares”) and warrants (the “Warrants”) to purchase 16,666,668 shares of Common Stock (the “Warrant Shares”) at an exercise price equal to $0.35 per Warrant Share, which Warrants are exercisable for a period of five and one-half years from the issuance date. Both Shai Lustgarten, the Company’s Chief Executive Officer, and Carlos J. Nissenson, a consultant to and principal stockholder of the Company, participated in the Offering by converting $200,000 each of unpaid principal owed to them from the HTS acquisition (the “Conversions”), by the Company in exchange for Shares and Warrants on the same terms as all other Purchasers. With the Conversions included, the Offering resulted in gross proceeds of $5,000,000. As a result of the Conversions, a principal amount of $150,000 is owed to each Walefar and Campbeltown respectively under the note issued to them as partial consideration in the sale of HTS Image Processing to the Company on October 5, 2018.

Value Proposition

We believe that our relationships with our customers, which include Fortune 1000 companies, in a variety of industries, serves as a competitive advantage. From our position in front of the solution delivery, we believe that we provide robust value to our customers.

Our value proposition for our customers is to:

●	Understand end-user needs;
●	Provide more complete technology solutions;
●	Offer market and technology solution expertise;
●	Offer training, education and marketing services;
●	Provide custom configuration, platforms and digital tools; and
●	Deliver technical support

Business Segments

Our business is focused on two technology-focused areas

●	Supply chain hardware and related software, and
●	A vehicle recognition portfolio of solutions based on AI and Machine Learning algorithm

Supply Chain

Our core business is acting as a reseller of products and services in the Automatic Identification and Data Capture (“AIDC”) market. The AIDC market consists of mobile computing, data capture, radio frequency identification devices (“RFID”), barcode printing and other automation products and services. The solutions that we provide help our end-user customers achieve their mission-critical strategic business objectives, including improved efficiency, optimized workflows, increased asset utilization, and better customer experiences.

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Our supply chain portfolio of solutions includes enterprise mobile computing, data capture, barcode printing, POS, payments, networking, electronic physical security and other technologies. Our offerings to customers include hardware, software, services and connectivity from leading technology suppliers. There are adjacencies among these technologies to develop and deliver solutions to our customers. These solutions include data capture and POS solutions that interface with computer systems to automate the collection, processing and communication of information for commercial and industrial applications, including retail sales, distribution, shipping, inventory control, materials handling, warehouse management and healthcare applications. Electronic physical security products include identification, access control, video surveillance, intrusion-related and wireless and networking infrastructure products.

We sell a broad range of AIDC products, including mobile computers, barcode scanners, RFID readers, specialty printers for barcode labeling and personal identification, real-time location systems (“RTLS”), related accessories and supplies, such as self-adhesive labels and other consumables, and software utilities and applications. We act as an integrator and reseller of technology solutions. We provide technology solutions and services from the world’s leading suppliers of point-of-sale (POS) payments, barcodes and physical security to our Fortune 1000 customers. Our offerings to our customers include hardware, software, services and connectivity from leading technology suppliers, including the flexibility of on-premise, cloud and hybrid solutions. We can provide a combination of offerings from multiple suppliers or give our customers access to additional services. We also provide a full range of services, including maintenance, technical support, repair, managed and professional services, including cloud-based subscriptions. End-users of our products and services include retail and e-commerce, transportation and logistics, manufacturing, healthcare, hospitality, warehouse and distribution, and energy and utility companies.

Our customers include companies in retail, manufacturing, transportation and logistics, warehousing and distribution, energy and healthcare. Our AIDC products are used in retail for inventory management, order tracking, data analytics and loss prevention. They can be used in manufacturing for materials management, to monitor WIP, quality management and shop floor management. In transportation, our products can be used to increase in-transit viability and efficient route management. In the warehousing and distribution area our products are used throughout the process from selection, to receiving and storing to labeling and inventory control. In the energy sector, our products are utilized for yard management, asset tracking and often requires products that can be used in extreme conditions. In healthcare, our products are used for managing point of care, pharmacy automation and specimen collection. In addition, we believe that we can develop and market products utilizing the recently acquired sensor technology in these markets, especially the energy, warehousing and distribution and the transportation and logistics.

Vehicle Recognition

Our Vehicle Recognition portfolio of solutions is based on a patented algorithm for machine recognition of the license plate, the car manufacturer and maker, and the car color. We believe that our vehicle recognition system is the most flexible, scalable system offered as a software as a service (SaaS). Our equipment and technology is already used for automation of parking and billing, access control, law enforcement, safe city and safe district applications.

We sell our solutions that consist of cameras, rugged computers and software with our imbedded proprietary algorithm to project integrators and parking operators. Our systems have been sold worldwide including the US (our largest market), the Middle East, South America and Australia and are used in high security government projects.

Quest’s experienced team of consulting and integration professionals advise companies through the development and deployment process, from selecting technology to the successful company-wide rollout of a customized solution that fits a company’s unique requirements. After performing a thorough technical evaluation of the client’s current operations and specific operational problems, Quest’s team determines the optimal hardware and software solutions to optimize the client’s operational workflow. Quest provides ongoing services throughout the deployment process and throughout the entire product life cycle. Quest also provides full installation services for all mobile, data collection computers and printing equipment including full staging and kitting of the equipment.

Quest has been successful by delivering mission critical mobile computing and data collection solutions for over two decades for Fortune 1000 companies. The requirements and needs of our customers continue to evolve as they require new mobile and wireless technologies and services to make their business more competitive and profitable. The result is a continuous flow of opportunities for Quest to assist customers to evaluate, choose, implement, and support the right mobile and data collection solutions. As we focus on what we do best, we believe that there is more than adequate market size, growth and opportunity available for us to succeed.

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Core to the solutions offered by Quest is a full suite of configurable packaged software solutions that were internally developed and provide customers with unique solutions with significant business return on investment (“ROI”), including:

Order Entry: Software designed to increase productivity in the field. Remote workers increasingly demand rapid access to real-time information and up to date data to facilitate and streamline their job functions in the field Quest’s Order Entry Software is the answer.

DSD and Route: Software packages designed to increase overall productivity. In the fourth quarter of 2016, Quest introduced the next generation of Direct Store Delivery (DSD) and Proof of Delivery software called Route Edge TM. The Quest DSD and Route Edge TM software packages include proprietary applications for portable devices, computer servers and management dashboards that extend the power of existing systems out to field associates to enhance routing and delivery efficiency.

Intelligent Order Entry: Adds intelligence to aging order entry system to maximize profits. The hand held industry is a vital link in getting remote orders from the field to corporate. Quest’s Intelligent Order Entry Software adds this capability to aging order entry systems.

iTrack: Track Device Deployment. iTrack, an Internet Tracking System, is a management tool that tracks the deployment of hardware devices in the field and their repair history.

Warehouse: Enhance efficiency in distribution and manufacturing environments. The warehouse is a collection of applications for portable devices that extend the power of your existing system out to the warehouse floor and dock doors.

Proof of Delivery: Enhances document delivery performance. Quest offers proof-of-delivery capabilities as part of its Mobility Suite that gives companies an edge over competitors by improving customer service.

WTMiP: Extends business beyond four walls. WTMiP provides the link between corporate and the mobile worker. WTMiP servers allow files and data to seamlessly synchronize between the corporate host and laptops, handheld devices and Windows CE or Windows Mobile devices.

Easy Order: Easy order on-line purchasing portal. Quest’s Easy Order Solution offers companies a customized portal that streamlines and simplifies ordering by providing clients with their own unique private on-line store.

QTSaaS (Quest Total Solutions as a Service): QTSaaS is a complete mobile services offering that includes hardware, software, services and wireless data in a bundled subscription payment offering over a period of time. Quest’s partnership with Hyperion Partners LLC and wireless carriers allows Quest to offer mobility solutions to our customers on platforms that extend the market into new mobile applications that previously were not being automated.

Media and Label Business: Repeatable easy order online purchasing portal. The largest segment of data collection opportunity for Quest is the barcode label market providing ongoing and repeatable purchasing business. Quest intends to continue in the label business in the United States to drive business growth and increased margins.

Target Markets

The two markets the Company serves are Smart/Safe City and Supply Chain Management. Quest’s groundbreaking AI-based vision solutions are currently in use for sensitive Homeland Security anti-terror projects and discerning customers within the access control, airport, border crossing, municipality safety and parking industries. Quest seeks to utilize its expertise and end-to-end software solutions in markets which we believe provide the greatest opportunity to increase margins.

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Within the Supply Chain Management market, Quest believes it can further develop its existing customer base that is in need of replacing their legacy systems with a new go-to-market strategy that leverages our field sales and system resources, telemarketing, customer portals and vertical market and barcode label specialists. Quest also believes that its base of industry leading customers for the Company’s barcode label and ribbon (media) products in the manufacturing, distribution, transportation and logistics, retail and healthcare sectors, which sectors are at the core of Quest’s business are also ideal candidates for the Company’s machine learning technology. Quest has been successful in integrating mission critical mobile computing and data collection solutions for Fortune 1000 companies for over two decades. The requirements and needs of our customers continue to evolve as they require new mobile and wireless technologies and services to make their business more competitive and profitable. The result is a continuous flow of opportunities for Quest to assist customers to evaluate, choose, implement, and support the right mobile and data collection solutions. As we focus on what we do best, we believe that there is more than adequate market size, growth and opportunity available to the Company to succeed.

The Company believes that integrating its new patented and proprietary AI technology into its existing Supply Chain offerings will allow for automated logistics monitoring and optimization, creating operational efficiencies at the higher margins associated with the AI value-creation paradigm for both Quest and its fortune 1000 clientele.

Competitive overview

The mobile system integration market is characterized by a limited number of large competitors and numerous smaller niche players. Quest typically pursues larger accounts and national customers, competing most often with the larger channel partners, including Stratix, Peak Technologies, Lowry, and Barcoding Inc. For specific solutions, the Company also competes with niche players that are often focused on a single industry. Hardware sales are often pressured by competition from online retailers, but the Company believes that its consultative, integrated solutions approach is a clear differentiator for most prospective customers.

Sales Strategy

The Company’s current direct sales teams are supported by systems engineers averaging over twenty (20) years of experience in the mobile industry. The sales organization’s growth in reach mirrors the Company’s addition of new products and services. Sales team members are organized by industry areas of opportunity, areas of expertise and territory. Quest’s sales teams are organized to address national accounts offering a broad array of unique solutions for key lines of business applications, which allows for upsell and cross sell opportunities to our clients. For the barcode label (media) business, Quest utilizes a specialty sales force as well as action as resellers and distributors of Quest manufactured label products to serve the market.

Sales persons are supported internally by sales support personnel who coordinate quotes and logistics and by members of the systems engineering group and software teams.

The normal sales cycle is one (1) to six (6) months, and typically involves the development of a scope of work and preparation of a ROI analysis. Quest prepares templates for this purpose which reduces the sales cycle. The analyses and proposals include information on leasing and other financing options, which helps differentiate the Company from its competitors. The label business sales cycles are shorter with purchases made more frequently on a transactional basis.

Market Opportunity

We operate in two distinct markets: the supply chain or AIDC market and the automatic license plate recognition (ALPR) market.

According to a Gartner Report, the supply chain market is approximately $13 billion and is expected to exceed $19 billion by 2021. Driving the growth is the high demand for cloud-based technology, IoT adoption, machine learning technology and supply chain management technology for the management of supply chain networks across a wide range of industry sectors. We intend to offer more sophisticated solutions in the supply chain market based on the same technologies as our products used in the ALPR market.

According to a new report published by Global Info Research, the ALPR systems market is growing at a compound annual growth rate of roughly 12.0% over the next five years and will reach $1.27 billion in 2023, from $640 million in 2017.

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History

Quest Solution, Inc., a Delaware corporation, formerly Amerigo Energy, Inc., together with its two wholly owned subsidiaries, was incorporated in 1973. Since its incorporation, the Company has been involved in various lines of business.

Between 2008 and 2013, the Company was in the business of developing oil and gas reserves while increasing the production rate base and cash flow. The plan was to continue acquiring oil and gas leases for drilling and to take advantage of other opportunities and strategic alliances. Due to declines in production with respect to the Company’s oil and gas leases, the Company sought to explore its position in the oil industry. As the operational leases for the Company were not providing sufficient cash flow from operations to allow management to expand its investment in this industry, other potential opportunities were evaluated.

In January 2014, the Company had determined it was in the best interest of stockholders to focus on operating companies with a track record of positive cash flows and larger existing revenue bases. The Company’s strategy developed into leveraging management’s relationships in the business world for investments for the Company. On January 10, 2014, the Company entered into that certain Share Purchase Agreement with Quest Solution, Inc., an Oregon corporation (“Quest Solution”), in the technology, software, and mobile data collection systems business, in order to acquire Quest Solution for a purchase price of $16,000,000, payable in the form of (i) a promissory note for $4,969,000; and (ii) a promissory note for $11,031,000.

On November 19, 2014, the Company entered into a Stock Purchase Agreement with Bar Code Specialties, Inc., a California corporation (“BCS”), and David Marin, the sole stockholder of BCS, pursuant to which the Company agreed to purchase all outstanding shares of common stock of BCS held by Mr. Marin for an aggregate purchase price of $10,396,316, payable in the form of a five-year secured subordinated convertible promissory note. BCS is a company specializing in systems integration and data collection. Initially the Company focused on the distribution vertical, but quickly grew its operational focus to include retail, manufacturing, food, and healthcare.

Effective October 1, 2015, the Company acquired the interest in ViascanQdata, Inc. (“ViascanQData”), a Canadian based operation in the same business line as Quest. The purchase price for the shares of ViascanQdata was 5,200,000 shares of Series B Preferred Stock (which were convertible on a 1:1 basis into common shares, with no other preferential rights) as well as a promissory note of one million five hundred thousand dollars ($1,500,000).

Effective September 30, 2016, the Company sold all of the outstanding shares of Quest Solution Canada Inc., and the consideration received was $1.0 million in cash of which $575,000 was received at closing and the balance was received on April 30, 2017. In addition, the Company has redeemed 1 share of Preferred Class B Stock and 1,839,030 shares of Preferred Class C Stock of the Company, as well as the accrued dividend of $31,742 thereon. Lastly, Quest Exchange Ltd., a wholly owned subsidiary of the Company, redeemed 5,200,000 exchangeable shares as part of the divestiture.

Additionally, as part of the transaction, Viascan Group Inc., the acquirer, assumed $1.0 million of liabilities which the Company had at September 30, 2016. Other consideration that is part of the transaction includes:

●	Full release from five employment contracts, inclusive of the former CEO, Gilles Gaudreault. This release included cancelation of the contracts as well as the deferred salary and signing bonus provisions which would have inured to the employee.

●	The Company cancelled the intercompany debts of approximately $7.0 million as well. The Company will also receive a contingent consideration of 15% of the net value proceeds, up to a maximum of $2.3 million, received upon a liquidity event or a change of control of Quest Solution Canada Inc. for a period of 7 years subsequent to the transaction.

●	The Company also negotiated a right of first refusal for any offer to purchase Quest Solution Canada Inc. for a 7 year period.

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Subsequent to December 31, 2018, the Company learned that Quest Solution Canada, Inc. was sold and the Company intends to pursue a claim for its percentage of the transaction proceeds and other damages.

On February 26, 2018, the Company entered into a lease termination agreement with David and Kathy Marin whereby it cancelled the lease for the premises located at 12272 Monarch St., Garden Grove, California effective as of April 20, 2018.

On February 28, 2018, the Company entered into a settlement agreement with George Zicman whereby the Company settled its indebtedness to Mr. Zicman in the current amount of $1,304,198.55 in full in exchange for 60 monthly payments of $3,000 each commencing the earlier of (i) October 26, 2018 or (ii) the date when the Company’s obligation under its promissory note with Scansource, Inc. currently in the amount of $2,800,000 is satisfied and all amounts currently due under the credit agreement with Scansource (currently approximately $6.0 million) is reduced to $2.0 million. In addition, the Company issued Mr. Zicman an aggregate of 100,000 shares of common stock and 600,000 shares of Series C Preferred Stock with the same rights and restrictions as described above in the description of the Marin Settlement II Agreement. The effective date of the agreement is December 30, 2017.

On February 28, 2018, the Company entered into a settlement agreement with Kurt Thomet whereby the Company settled its indebtedness to Mr. Thomet in the current amount of $5,437,136.40 in full in exchange for 60 monthly payments of $12,500 each commencing the earlier of (i) October 26, 2018 or (ii) the date when the Company’s obligation under its promissory note with Scansource, Inc. currently in the amount of $2,800,000 is satisfied and all amounts currently due under the credit agreement with Scansource (currently approximately $6.0 million) is reduced to $2.0 million. In addition, the Company issued Mr. Thomet an aggregate of 500,000 shares of restricted common stock and 1,000,000 shares of Series C Preferred Stock with the same rights and restrictions as described above in the description of the Marin Settlement II Agreement.

On February 28, 2018, the Company entered into two settlement agreements with David and Kathy Marin (the “Marin Settlement Agreements”). Pursuant to the first Marin Settlement Agreement (the “Marin Settlement Agreement I”), the Company and the Marins agreed to reduce the Company’s purchase price for all of the capital stock of Bar Code Specialties, Inc., which was acquired by the Company from the Marins in November 2014. In the 2014 acquisition, the Company had issued David Marin a promissory note for $11,000,000 of which an aggregate of $10,696,465.17 (the “Owed Amount”) was outstanding as of February 26, 2018which includes accrued interest earned but not paid. Pursuant to the Marin Settlement I Agreement, the amount of the indebtedness owed to Marin was reduced by $9,495,465.17 bringing the total amount owed to $1,201,000. Section 3.1 of the original note was amended to provide that the Company shall pay the Marins 60 monthly payments of $20,000 each commencing the earlier of (i) October 26, 2018 and (ii) the date that the Company’s obligation to Scansource, Inc., currently in the amount of $2,800,000 is satisfied and all amounts currently in default under the credit agreement with Scansource (currently approximately $ 6.0 Million) is reduced to $2.0 million. The Marins have agreed to release their security interest against the Company. In connection with the $9,495,465.17 reduction in the purchase price, the Company issued the Marins 3 year warrants to purchase an aggregate of 3,000,000 shares of Common Stock at an exercise price of $0.20 per-share.

On February 28, 2018, the Company entered into an additional settlement agreement with the Marins (the “Marin Settlement Agreement II”) whereby the Company settled a promissory note owed to the Marins in the original principal amount of $100,000 which currently had a balance of $111,064.69 in its entirety in exchange for an aggregate of 85,000 shares of the Company’s Series C Preferred Stock. The Series C Preferred Stock has a liquidation value and conversion price of $1.00 per share and automatically converts into Common Stock at $1.00 per share in the event that the Company’s common stock has a closing price of $1.50 per share for 20 consecutive trading days. The preferred stock pays a 6% dividend commencing two years from issuance. During the first two years, the Series C Preferred stock shall neither pay or accrue the dividend. The Company also agreed to transfer title to a vehicle that was being utilized by Mr. Marin to David Marin. In exchange therefor, the $100,000 Note and the accrued interest thereon was cancelled in its entirety.

Each of the Marins, Thomet and Zicman entered into a voting agreement with the Company whereby they agreed to vote any shares of common stock beneficially owned by them as directed by the Company’s CEO and also agreed to a leakout restriction whereby they each agreed not to sell more than 10% of the common stock beneficially owned during any 30-day period.

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On June 7, 2018, the Company entered into a settlement agreement (the “Griffith Settlement Agreement”) with Jason Griffith, a creditor and principal stockholder of the Company, whereby the Company settled a promissory noted owed to Jason Griffith in the original principal amount of $1,250,000 which had a current balance of $1,375,000 in its entirety, as well as $215,000 of accrued dividends on Jason Griffith’s Series C Preferred Stock of the Company, in exchange for 8,600,000 shares of the Company’s restricted common stock. Pursuant to the Griffith Settlement Agreement, Jason Griffith continues to retain ownership of his 1,800,000 shares of Series C Preferred Stock except that he agreed that all accrued dividends are deemed satisfied and no dividends will be payable or will accrue on these preferred shares until one year from the date of the Griffith Settlement Agreement and the Preferred Shares will be convertible into Common Stock at $1.00 per share at the holder’s option and will be automatically convertible into common stock if the Company’s common stock has a closing price of $1.50 per share for 20 consecutive trading days. Griffith has agreed that he will not publicly sell more than 10% of any Shares of Common Stock beneficially owned by him in any 30-day period.

On October 5, 2018, the Company entered into a purchase agreement with Walefar and Campbeltown, (Walefar and Campbeltown are collectively referred to as the “Sellers”). Pursuant to the agreement, the Company purchased 100% of the capital stock of HTS Image Processing, Inc. from the Sellers. As consideration, the Company (i) issued to the Sellers 22,452,954 shares of the Company’s common stock, having a value of $5,298,897 based on the average closing price of the common stock for the 20 days’ preceding the agreement (the “Per Share Value”), (ii) cash in the amount of $300,000, and (iii) a 12 month convertible promissory note with a principal amount of $700,000 and an interest rate of six percent (6%) per year. The note also provides the Sellers the right to convert all or any portion of the then outstanding and unpaid principal amount and interest into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $0.236. The agreement constitutes a “related party transaction” because of Company director Shai Lustgarten’s position as Chief Executive Officer of HTS and stock ownership in HTS. Additionally, Campbeltown is a “related party” because Carlos Jaime Nissenson, a beneficial owner of Campbeltown, is a consultant to the Company, a principal stockholder of the Company, and father of Company director Neev Nissenson. Carlos Jaime Nissenson is also a stockholder and director of HTS. Pursuant to the agreement, Shai Lustgarten received 11,226,477 shares of the Company’s common stock and Carlos Jaime Nissenson received 11,226,477 shares of the Company’s common stock.

On May 29, 2019, the Company, Campbeltown and Walefar entered into an Amendment to the HTS Purchase Agreement (the “Amendment”), which provided for an adjustment to the number of shares of common stock issued to Walefar and Campbeltown in the acquisition of HTS. Pursuant to the Amendment, Campbeltown and Walefar agreed to return for cancelation 5,542,328 and 5,542,329 shares of common stock respectively. This Amendment reduced the amount of shares issued in the acquisition to 11,368,297 shares from 22,452,954 shares and the amount of share consideration to approximately $2,682,918 from approximately $5,298,897. This adjustment was made as a result of a correction in the calculation of working capital and other share give back provisions of the HTS Purchase Agreement.

On April 4, 2019, the Company entered into a form of Securities Purchase Agreement (the “Securities Purchase Agreement”) with accredited investors (the “Purchasers”). Pursuant to the Securities Purchase Agreement, on April 9, 2019 (the “Closing Date”), the Company sold an aggregate with the Conversions included the offering resulted in gross proceeds of $5,000,000 of units (the “Units”) before deducting placement agent fees and offering expenses (the “Offering”). The per Unit purchase price was $0.30. Each Unit is comprised of one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and a warrant to purchase one share of Common Stock, and, as a result of the Offering, the Company issued 16,666,668 shares of Common Stock (the “Shares”) and warrants (the “Warrants”) to purchase 16,666,668 shares of Common Stock (the “Warrant Shares”) at an exercise price equal to $0.35 per Warrant Share, which Warrants are exercisable for a period of five and one-half years from the issuance date. Both Shai Lustgarten, the Company’s Chief Executive Officer, and Carlos J. Nissensohn, a consultant to and principal stockholder of the Company, participated in the Offering by converting $200,000 each of unpaid principal owed to them by the Company in exchange for Shares and Warrants on the same terms as all other Purchasers. The Offering resulted in gross proceeds of 5,000,000.

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Intellectual Property

We rely on a combination of trade secrets, patents, trademarks, copyrights, and contractual rights to establish and protect our innovations. As of May 5, 2019, we had 9 US patents, 4 US patents pending, 2 European patents pending. We continue to actively seek to obtain patents, whenever possible and practical, to secure intellectual property rights in our innovations.

We believe that our intellectual property will continue to provide us with a competitive advantage in our core product areas as well as provide leverage for future technologies. However, we believe that our success depends more upon our extensive know-how, deep understanding of end-user processes and workflows, innovative culture, technical leadership and marketing and sales abilities. Although we do not rely only on patents or other intellectual property rights to protect or establish our market position, we will enforce our intellectual property rights when and where appropriate.

Employees

As of July 1, 2019, we had a total of 61 full time employees and 0 part time employees. Some portions of our business, primarily in Israel, are subject to labor laws that differ significantly from those in the United States.

Properties

The corporate offices of the Company are currently located at 860 Conger Street, Eugene, Oregon 97402. In April 2012, Quest Marketing, Inc. signed an operating lease at 860 Conger Street, Eugene, Oregon 97402. The premises consist of approximately 7,000 square feet of warehouse and office space. The lease provided for monthly payments of $3,837 through March 2013, and is adjusted annually to reflect changes in the cost of living for the remainder of the lease term. In no event shall the monthly rent be increased by more than 2% in any one year. The lease expired on March 31, 2017 and the Company extended the term of the lease for an additional two years with the same cost of living increase. This location handles administrative functions as well as having an operations team, inside sales, warehouse and support center for Quest’s sales team.

The lease at the Company’s Ohio location, signed by Quest Marketing, Inc. in June 2013, provides for monthly payments of $2,587 through June 2012, and $2,691 thereafter. The lease was renewed on June 1, 2018 and the new lease term is through May 30, 2023. Pursuant to the renewal of the lease, rent payments are as follows: $2,706 per month for the period covering June 1, 2018 through May 30, 2019; $2,815 per month for the period covering June 1, 2019 through May 30, 2020; $2,926 per month for the period covering June 1, 2020 through May 30, 2021; $3,044 per month for the period covering June 1, 2021 through May 30, 2022; and $3,165 per month for the period covering June 1, 2022 through May 30, 2023. This location is used by the Company’s software development team and engineers for assistance with its sales team.

The Company signed a new lease on February 1, 2018 for the Company’s office and warehouse location in Anaheim downsizing from Garden Grove, California. The Company rent is at the rate of $2,372 per month through January 31, 2019, then increasing to $2,466.54 per month to January 31, 2020. The rent from February 1, 2020 until February 28th 2021 is $2,565.20. The lease expires on February 28, 2021. This location houses satellite sales and technical support office.

The Company opened an executive suite in Salt Lake City, Utah in August 2017. This office houses the offices for the Company’s CEO and CFO. Rent on this location was waived by the landlord until January 1st 2018, when the office space expanded to house a portion of the Company’s accounting and administrative staff. The Company’s rent per month at this location is now $23,382 per month. The Company intends to designate the Salt Lake City Office as its executive office.

As of October 1, 2018 in connection with the HTS acquisition, the Company added the lease for the offices for the R&D employees that are located in Israel. The rental cost for the three months ended December 2018 was $53,119. On December 2018, the offices moved to a “We Work” office located in Haifa Israel to reduce the rental cost. The amount paid for December 2018 was 9,170 Nis, in January 2019 12,838 Nis, from February 2019 the amount of 24,728 Nis per month and from January 2020, 30,230 Nis per month

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Legal Proceedings

Our subsidiary, HTS USA, INC., is currently in litigation with Sagy Amit, a former employee, who claims that he is owed wages and commissions. The case is pending in the Superior Court of California, County of San Diego and discovery has just commenced. The Company intends to vigorously contest the action.

EXECUTIVE OFFICERS, DIRECTORS AND CORPORATE GOVERNANCE

The following table presents information with respect to our executive officers and directors:

Name and Address	Age	Position(s)
Shai Lustgarten	48	CEO, interim CFO and Chairman
Andrew J. MacMillan	71	Director
Neev Nissenson	40	Director
Yaron Shalem	46	Director

Background of officers and directors

The following is a brief account of the education and business experience during at least the past five years of our officers and directors, indicating each person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Shai S. Lustgarten, was appointed the Company’s CEO in April 2017 and the Company’s interim CFO in December 2018. Mr. Lustgarten had been the Chief Executive Officer of Teamtronics, Inc. beginning June 2016. Teamtronics manufactures rugged computers and electronic equipment mainly used in the Gas and oil industry. From 2014 to 2017, Mr. Lustgarten was the Chief Executive Officer at Micronet Limited Inc., a developer and manufacturer of mobile computing platforms for integration into fleet management and mobile workforce solutions listed on the Tel Aviv Stock Exchange. From 2013 to 2014, Mr. Lustgarten served as EVP Business Development and Head of the Aerospace and defense Division of Micronet EnertecTechnologies, a technology company listed on the NASDAQ Capital Market. From 2009 to 2013 Mr. Lustgarten was VP of Sales, Marketing and CMO of TAT Technologies, a world leading supplier of electronic systems to the commercial and defense markets, from. His prior experience also includes serving as CEO of T.C.E. Aviation Ltd. in Belgium and serving a from 1993 to 1997 as the assistant to the Military Attaché at the Embassy of Israel in Washington, DC from. He received his Bachelor of Science degree in Business Management & Computer Science from the University of Maryland.

Andrew J. MacMillan became a director of the Company in April 2018. He is a corporate communications professional with 20 years of corporate communications experience in the global securities industry, plus 18 years of direct investment banking and related experience. He was a director of NTS, Inc. since December 20, 2012 and since December 27, 2012 served as the Chairman of its Nominating and Corporate Governance Committee until NTS’ sale to a private equity firm in June 2014. Since 2010, Mr. MacMillan has served as an independent management consultant providing marketing and communications advisory to clients. Prior to that from 2007 until 2010, Mr. MacMillan served as Director, Global Communications & Marketing of AXA Rosenberg, a leading equity asset management firm. Prior to that, Mr. MacMillan served in a variety of corporate communication roles including Senior Vice President of Corporate Communications & Government Affairs at Ameriprise Financial, Head of Corporate Communications (Americas) at Barclays Capital, Senior Vice President of Corporate Communications of The Nasdaq Stock Market and Director of Corporate Communications at Credit Suisse First Boston. Mr. MacMillan previously served as an investment banker, acquisition officer, and consultant directly involved with capital raising, acquisitions, and financial feasibility studies. Mr. MacMillan holds a BS in Industrial Engineering from the University of Iowa and a Masters in Business Administration from Harvard.

Neev Nissenson became a director of the Company in April 2018. He is an experienced entrepreneur and financial officer. In 2015, Mr. Nissenson founded Hotwine, Inc., a California based wine startup company, and has been serving as its Chief Executive Officer since then. Since August 2016, Mr. Nissenson has been serving as the Chief Financial Officer of Hypnocore, Ltd., an Israeli based startup company that develops mobile applications for sleep monitoring and therapy. During 2011 to 2015, Mr. Nissenson was the Chief Financial Officer of GMW, Inc., a high-end wine retailer from Napa, California. Before that, Mr. Nissenson served as the Vice President from 2006 to 2011 and the Chief Financial Officer from 2009 to 2011 at Phoenix International Ventures, Inc., an aerospace defense company. Mr. Nissenson was also a member of the Municipal Committee for Business from 2004 to 2007 and a member of Municipal Committee for Street Naming from 2005 to 2007 in the City of Herzliya, Israel. He is also an armored platoon commander in the Israeli Defense Forces (Reserve) Armored Corps with a rank of Captain. Mr. Nissenson graduated from Tel Aviv University in 2005 with a B.A. majoring in General History and Political Science. In 2007, he graduated from the Hebrew University with an Executive Master’s degree in Business Administration specializing in Integrative Management.

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Yaron Shalem became a director of the Company in April 2018. He has extensive experience in financial and business management. Mr. Shalem has served as the Chief Financial Officer at Saga Foundation since January 2018. Prior to that Mr. Shalem served as the Chief Financial Officer at Singulariteam VC since January 2014 till January 2018. He also worked as the Chief Financial Officer at Mobli Media Inc. from January 2014 to December 2016. Mr. Shalem’s experience also includes serving as the Chief Financial Officer of TAT Technologies Ltd., a NASDAQ listing company, from April 2008 to December 2013. Mr. Shalem is a CPA in Israel. He received his B.A. in Economy & Accounting from Tel Aviv University in 1999 and an MBA degree from Bar-Ilan University 2004.

No Family Relationships

There is no family relationship between any director and executive officer or among any directors or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

Andrew J. MacMillan, Neev Nissenson and Yaron Shalem are independent as defined under the Nasdaq Stock Market rules.

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Board Committees

We have three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance/Nominating Committee. The members of the Audit Committee, Compensation Committee and Corporate Governance/Nominating Committee are deemed to be “independent ” pursuant to the Nasdaq Stock Market rules and applicable Securities and Exchange Commission (“SEC”) rules. We believe that all members of our Board of Directors have been and remain qualified to serve on the committees of our Board and have the experience and knowledge to perform the duties required of the committees.

Audit Committee

The Audit Committee consists of Yaron Shalem and Neev Nissenson, and Mr. Shalem is the Chairman. Our Board has determined that Mr. Shalem qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K.

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. The Audit Committee’s responsibilities include providing assistance to the Board in fulfilling the Board’s oversight responsibility relating to:

●	the integrity of the Company’s financial statements and the related public reports,
●	disclosures and regulatory filings in which they appear;
●	the systems of internal control over financial reporting, operations, and legal/regulatory compliance;
●	the performance, qualifications and independence of the Company’s independent accountants;
●	the performance, qualifications and independence of the Company’s internal audit function, and
●	compliance with the Company’s ethics policies and applicable legal and regulatory requirements.

Our Audit Committee charter is available on the “About” subpage of our website (www.questsolution.com) under the link “Corporate Governance.”

Compensation Committee

The Compensation Committee consists of Andrew J. MacMillan, Shai Lustgarten and Yaron Shalem. Mr. MacMillan is the Chairman.

The Compensation Committee’s responsibilities include, among others:

●	approve annually the corporate goals and objectives applicable to the compensation of the Chief Executive Officer and/or President, evaluate at least annually the Chief Executive Officer’s and/or President’s performance in light of those goals and objectives, and determine and approve the Chief Executive Officer’s and/or President’s compensation level based on this evaluation;
●	review matters relating to executive succession and management development;
●	formulate, evaluate, and approve compensation for the Company’s officers;
●	formulate, evaluate, and approve cash incentives and deferred compensation plans for executives;
●	formulate, approve, and administer and, when appropriate, recommend to the Board for approval, incentive compensation plans and equity-based plans; and
●	approve employment contracts, severance agreements, change in control provisions, and other compensatory arrangements with Company executives.

The Compensation Committee has the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant as necessary to assist with the execution of its duties and responsibilities.

Our Compensation Committee charter is available on the “About” subpage of our website (www.questsolution.com) under the link “Corporate Governance”.

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Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee consists of Andrew J. MacMillan, Yaron Shalem and Shai Lustgarten, and Shai Lustgarten is the Chairman.

The Corporate Governance/Nominating Committee’s responsibilities include, among others:

●	develop and oversee the Company’s corporate governance practices and procedures, including identifying best practices and reviewing and recommending to the Board for approval any changes to the documents, policies and procedures in the Company’s corporate governance framework;
●	establish procedures for the director nomination and to determine the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director;
●	identify and screen individuals qualified to become members of the Board, consistent with the above criteria, considering any director candidates recommended by the Company’s stockholders;
●	oversee a process for an annual evaluation of the Company’s Chief Executive Officer and/or President; and
●	develop and oversee a process for an annual evaluation of the Board and its committees, including a formal assessment of each individual director.

Our Corporate Governance/Nominating Committee charter is available on the “About” subpage of our website (www.questsolution.com) under the link “Corporate Governance.”

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

The table below shows the compensation for services in all capacities we paid during the years ended December 31, 2018 and 2017 to the individuals serving as our principal executive officers during the last completed fiscal year and our other two most highly paid executive officers at the end of the last completed fiscal year (whom we refer to collectively as our “named executive officers”);

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards		Option Awards		All Other Compensation		Total

Shai Lustgarten(1)	2017	$193,346	-	-		$241,037	(1)	-		$434,383
Chief Executive Officer and interim Chief Financial Officer (Principal Executive Officer and Interim Principal Financial Officer)	2018	262,178	260,000	$119,000		342,814				983,992

Benjamin Kemper (2)	2017	40,500	20,000			71,185	(2)	-		131,685
Former Chief Financial Officer	2018	142,483	120,000	59,500						321,983

Joey Trombino(3)						-
Former Chief Financial Officer	2017	87,850		8,400	(3)	-		52,030	(3)	148,280

Scot Ross(4)			-	-		-
Former Vice President of Finance	2017	235,835						92,408	(4)	328,243

Jason Griffith	2017	-	-	-		-		108,000	(5)	108,000
Former Executive Vice President of Corporate Development & Investor Relations

George Zicman				-		-		-
Former Vice President of Sales	2017	335,830								335,830

Thomas O. Miller			-	-		-		-
Former President and Chairman of the Board (Principal Executive Officer from May 1, 2015 through April 1, 2017)	2017	43,076	-	-		18,994	(6)	-		62,070

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1.	Mr. Lustgarten began his employment as the Company’s CEO on April 1, 2017. The fair value of the options awarded to Mr. Lustgarten in 2017 and 2018 was determined to be $241,037 and $262,178, respectively using the Black-Scholes Option Pricing Model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends. Mr. Lustgarten’s salary for 2018 includes $15,312 in salary from HTS Image Processing, Inc. which the Company acquired in October 2018 and a $2,250 car allowance for the period October to December 2018.

2.	Mr. Kemper began his employment as the Company’s CFO on August 21, 2017. The salary includes $12,483 from HTS Image Processing, Inc. Mr. Kemper resigned on December 18, 2018. The fair value of the options awarded to Mr. Kemper was determined to be $71,185 using the Black-Scholes Option Pricing, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends.

3.	Mr. Trombino began his employment with the Company on May 2, 2016. Mr. Trombino resigned on August 21, 2017. Pursuant to the Termination Agreement between the Company and Mr. Trombino dated September 29, 2017, the Company paid Mr. Trombino $52,000. The shares of common stock awarded to Mr. Trombino in 2016 and 2017 were valued based on the price of the common stock on the date of issuance.

4.	On July 31, 2016, Mr. Ross and the Company entered into a Separation Agreement whereby Mr. Ross’s employment contract was terminated. The Separation Agreement included a severance of $165,000 which is payable over 22 equal bi-weekly installments. The total severance and the amounts relating to his car allowance are included in the column entitled “All Other Compensation.”

5.	Pursuant to the Separation Agreement and General Release between the Company and Jason Griffith, dated July 21, 2016, the Company paid Jason Griffith $108,000 as severance pay.

6.	The fair value of the options awarded to Mr. Miller was determined to be $18,994 using the Black-Scholes Option Pricing Model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends.

Bonuses

Any bonuses granted in the future will relate to meeting certain performance criteria that are directly related to areas within the named executive’s responsibilities with the Company. As we continue to grow, more defined bonus programs may be established to attract and retain our employees at all levels.

Employment Contracts

On April 1, 2017, the Company entered into an employment agreement with our President and Chief Executive Officer, Shai Lustgarten. The employment agreement has an initial term of two years with an initial base salary of $240,000 per year. Mr. Lustgarten has the ability to earn a performance based bonus at the discretion of the board.

On August 21, 2017, the Company entered into an employment agreement with Benjamin Kemper, the Company’s former Chief Financial Officer. The employment agreement provided for a base salary of $130,000. Mr. Kemper resigned from his position as Chief Financial Officer on December 18, 2018. Mr. Lustgarten has since assumed the role of Interim Chief Financial Officer of the Company.

At the sole discretion of our Board of Directors, all officers are entitled to merit-based cash and equity bonuses.

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Director Compensation

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation	Total
William Austin Lewis, IV(1)	2017	48,000	9,600	-	-	-	-	57,600

Neev Nissenson (2)	2017	9,000		40,596	-	-	-	49,596
	2018	12,000		64,026
Andrew MacMillan (2)	2017	9,000		40,596	-	-	-	49,596
	2018	12,000		64,026
Yaron Shalem (2)	2017	9,000		40,596	-	-	-	49,596
	2018	12,000		64,026

1.	Mr. Lewis became a member of the Board in July 2015 and resigned on April 18, 2017. The shares of common stock awarded to Mr. Lewis were valued based on the price of the common stock on the date of issuance.

2.	The fair value of the options awarded to Mr. Nissenson, MacMillan and Shalem in 2017 and 2018 was determined to be $40,596 and $64,026, respectively using the Black-Scholes Option Pricing Model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The employment agreement for our named executive officer generally provides that in the event of termination of such executive’s employment for any reason, or if the executive resigns, the Company is required pay certain separation benefits, including (i) unpaid annual salary earned through the termination date; (ii) unused vacation; (iii) accrued and unpaid expenses; and (iv) other vested and accrued benefits to which he is entitled under the Company’s employee benefit plan. In the event the executive voluntarily resigns for “good reason” (as defined in each executive’s respective Employment Agreement) or the Company terminates their employment for any reason other than for cause (as defined in each executive’s respective Employment Agreement), the Company will be required to pay certain termination benefits, including (i) a lump sum payment equal to the greater of (A) unpaid annual salary through the end of the Initial Term or Renewal Term (as those terms are defined in each executive’s respective Employment Agreement) or (B) two years of annual salary and (ii) COBRA reimbursement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

We describe below all transactions and series of similar transactions, other than compensation arrangements, since January 1, 2016, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

2016

On June 17, 2016, the Company entered into a Promissory Note Conversion Agreement with Thomas O Miller (our prior president and chairman) whereby $202,530 note payable comprising of capital and interest was converted into 202,530 shares of Series C Preferred Stock.

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On June 17, 2016, the Company entered into a Promissory Note Conversion Agreement with George Zicman (our former sales manager whereby $684,000 of the promissory note was converted into 684,000 shares of Series C Preferred Stock). In addition, the Company entered into a Stock Redemption Agreement with George Zicman whereby it redeemed 1,000,000 restricted common stock in exchange for 357,000 shares of Series C preferred stock.

On June 17, 2016, the Company entered into Promissory Note Conversion Agreement with Jason F. Griffith, our former President and a stockholder principal, whereby $1,800,000 of the promissory note was converted into 1,800,000 shares of Series C Preferred Stock.

On July 31, 2016 as part of the Separation Agreement with Scot Ross, our former chief financial officer, the Company issued a promissory note in the amount of $59,500 in connection with the redemption by the Company of 350,000 shares of restricted common stock. In addition, the Company issued 100,000 shares of Series C preferred stock pursuant to the same Separation Agreement in exchange for the redemption of 42,500 restricted common shares.

In December 2016, the Company issued 708,000 common shares to Joey Trombino, the Chief Financial Officer as a signing bonus and performance bonus, respectively, under his employment agreement. The shares were valued at $48,498.

The Company leased a building from the former owner of BCS for $9,000 per month, which we believe to be the current fair market value of similar buildings in the area. The lease was terminated effective April 18, 2018.

2017

On August 2, 2017, the Company entered into a consulting agreement with Carlos J. Nissensohn, a family member of a director of the Company. The terms and condition of the contract are as follows:

●	24-month term with 90 day termination notice by the Company

●	A monthly fee of $15,000 and a one-time signatory fee of 600,000 restricted shares

●	1,500,000 warrants to buy shares at $0.11 having a four year life and a vesting period of 12 months in 4 quarterly and equal installments, subject to Mr. Nissensohn’s continuous service to the Company

●	In case the Company procures debt financing during the term of this agreement, without any equity component, Mr. Nissensohn shall be entitled to 3% of the gross funds raised, however, if the Company is required to pay a success fee to another external entity, then Mr. Nissensohn shall be entitled to only 2% of the gross funds raised

●	In addition to the above, in the event of an equity financing resulting in gross proceeds of at least $3 million to the Company within 24 months of the date the contract, Mr. Nissensohn shall further be entitled to certain warrants to be granted by the Company which upon their exercise pursuant to their terms, Mr. Nissensohn shall be entitled to receive shares which represent 3% of the issued share capital immediately prior to the consummation of such investment. The warrants will carry an exercise price per warrant/share representing 100% of the closing price per share as closed in the equity financing. This section and the issue of the warrant are subject to the approval of the Board of Directors of the Company. However, if the Board does not approve the issuance of warrants; then Mr. Nissensohn will be entitled to a fee with the equivalent value based on a Black Scholes valuation

●	In addition to the above, Mr. Nissensohn will be entitled to a $50,000 onetime payment which shall be paid on the first day that our shares become traded on the Nasdaq or NYSE stock markets within 24 months of the date of the contract

●	In addition to the aforementioned, in the event that Company shall close any M&A transaction with a third party target, Mr. Nissensohn shall be entitled to a success fee in the amount equal to 3% of the total transaction price, in any combination of cash and shares that will be determined by the Compan.

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On September 8, 2017, the Company entered into a consulting agreement with YES IF, an entity controlled by Jason Griffith, the Company’s former Chief Executive Officer and a principal stockholder. YES IF shall provide the Company and its controlled entities with certain business development, managerial, measures to improve efficiency and cost savings and financial services in accordance with the terms and conditions of the consulting agreement. In exchange for its consulting services, YES IF will receive a monthly fee of $10,000 for the months of September through December 2017, $15,000 per month for the months of January through June 2018 and $20,000 per month for the months of July 2018 through August 2019.

On September 8, 2017, the Company entered into a voting agreement with Jason Griffith pursuant to which Mr. Griffith agreed to vote any shares beneficially owned by him in accordance with the instructions of Shai Lustgarten, the Company’s Chief Executive Officer. The voting proxy does not include any matters involving the creation of a new or cancellation of an existing class of stock, a reverse split (except in connection with an uplisting of the Company’s common stock on a National Exchange), dividend of stock or any change of control to the Company.

On September 8, 2017, the Company entered into a voting agreement with Jason Griffith, whereby he committed to vote any shares beneficially owned by him in accordance with the instructions of Shai Lustgarten, the Company’s CEO. The Voting Agreement could result in a change of control of the Company.

2018

On February 26, 2018, the Company entered into a lease termination agreement with David and Kathy Marin whereby it canceled the lease for the premises located at 12272 Monarch St., Garden Grove, California effective as of April 20, 2018.

On February 28, 2018, the Company entered into two settlement agreements with David and Kathy Marin (the “Marin Settlement Agreements”). Pursuant to the first Marin Settlement Agreement (the “Marin Settlement Agreement I”), the Company and the Marins agreed to reduce the Company’s purchase price for all of the capital stock of Bar Code Specialties, Inc., which was acquired by the Company from the Marins in November 2014. In the 2014 acquisition, the Company had issued David Marin a promissory note for $11,000,000 of which an aggregate of $10,696,465.17 (the “Owed Amount”) was outstanding as of February 26, 2018 which includes accrued interest earned but not paid. Pursuant to the Marin Settlement I Agreement, the amount of the indebtedness owed to Marin was reduced by $9,495,465.17 bringing the total amount owed to $1,201,000. Section 3.1 of the original note was amended to provide that the Company shall pay the Marins 60 monthly payments of $20,000 each commencing the earlier of (i) October 26, 2018 and (ii) the date that the Company’s obligation to Scansource, Inc., currently in the amount of $2,800,000 is satisfied and all amounts currently in default under the credit agreement with Scansource (currently approximately $ 6.0 Million) is reduced to $2.0 million. The Marins have agreed to release their security interest against the Company. In connection with the $9,495,465.17 reduction in the purchase price, the Company issued the Marins 3 year warrants to purchase an aggregate of 3,000,000 shares of Common Stock at an exercise price of $0.20 per-share.

On February 28, 2018, the Company entered into an additional settlement agreement with the Marins (the “Marin Settlement Agreement II”) whereby the Company settled a promissory note owed to the Marins in the original principal amount of $100,000 which currently had a balance of $111,064.69 in its entirety in exchange for an aggregate of 85,000 shares of the Company’s Series C Preferred Stock. The Series C Preferred Stock has a liquidation value and conversion price of $1.00 per share and automatically converts into Common Stock at $1.00 per share in the event that the Company’s common stock has a closing price of $1.50 per share for 20 consecutive trading days. The preferred stock pays a 6% dividend commencing two years from issuance. During the first two years, the Series C Preferred stock shall neither pay or accrue the dividend. The Company also agreed to transfer title to a vehicle that was being utilized by Mr. Marin to David Marin. In exchange therefor, the $100,000 Note and the accrued interest thereon was cancelled in its entirety.

On February 28, 2018, the Company entered into a settlement agreement with Kurt Thomet whereby the Company settled its indebtedness to Mr. Thomet in the current amount of $5,437,136.40 in full in exchange for 60 monthly payments of $12,500 each commencing the earlier of (i) October 26, 2018 or (ii) the date when the Company’s obligation under its promissory note with Scansource, Inc. currently in the amount of $2,800,000 is satisfied and all amounts currently due under the credit agreement with Scansource (currently approximately $6.0 million) is reduced to $2.0 million. In addition, the Company issued Mr. Thomet an aggregate of 500,000 shares of restricted common stock and 1,000,000 shares of Series C Preferred Stock with the same rights and restrictions as described above in the description of the Marin Settlement II Agreement.

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On February 28, 2018, the Company entered into a settlement agreement with Goerge Zicman whereby the Company settled its indebtedness to Mr. Zicman in the current amount of $1,304,198.55 in full in exchange for 60 monthly payments of $3,000 each commencing the earlier of (i) October 26, 2018 or (ii) the date when the Company’s obligation under its promissory note with Scansource, Inc. currently in the amount of $2,800,000 is satisfied and all amounts currently due under the credit agreement with Scansource (currently approximately $6.0 million) is reduced to $2.0 million. In addition, the Company issued Mr. Zicman an aggregate of 100,000 shares of common stock and 600,000 shares of Series C Preferred Stock with the same rights and restrictions as described above in the description of the Marin Settlement II Agreement.

Each of the Marins, Thomet and Zicman entered into a voting agreement with the Company whereby they agreed to vote any shares of common stock beneficially owned by them and also agreed to a leakout restriction whereby they each agreed not to sell more than 10% of the common stock beneficially owned during any 30-day period.

On February 26, 2018, the Company entered into a lease termination agreement with David and Kathy Marin whereby it cancelled the lease for the premises located at 12272 Monarch St., Garden Grove, California effective as of April 20, 2018.

On June 7, 2018, the Company entered into a settlement agreement (the “Settlement Agreement”) with Jason Griffith, a creditor and principal stockholder of the Company. Griffith is the owner of a promissory note in the principal amount of $1.25 million plus he is owed accrued interest of $125,000 and is owed an additional $215,000 of accrued dividends on his Series C Preferred Stock (the $1,615,000 as calculated above is collectively referred to as the “Owed Amount”). Pursuant to the Settlement Agreement, Griffith will convert the Owed Amount into 8,600,000 shares of the Company’s restricted common stock and the Owed Amount will be deemed satisfied in full. Griffith will continue to retain ownership of his 1,800,000 shares of Series C Preferred Stock except that he agrees that all accrued dividends are deemed satisfied and no dividends will be payable or will accrue on these preferred shares until one year from the date of the Settlement Agreement and the Preferred Shares will be convertible into Common Stock at $1.00 per share at the holder’s option and will be automatically convertible into common stock if the Company’s common stock has a closing price of $1.50 per share for 20 consecutive trading days. Griffith has agreed that he will not publicly sell more than 10% of any Shares of Common Stock beneficially owned by him in any 30-day period.

On October 5, 2018, the Company entered into a purchase agreement with Walefar and Campbeltown, (Walefar and Campbeltown are collectively referred to as the “Sellers”). Pursuant to the agreement, the Company purchased 100% of the capital stock of HTS from the Sellers. As consideration, the Company (i) issued to the Sellers 22,452,954 shares of the Company’s common stock, having a value of $5,298,897 based on the average closing price of the common stock for the 20 days’ preceding the agreement (the “Per Share Value”), (ii) cash in the amount of $300,000, and (iii) a 12 month convertible promissory note with a principal amount of $700,000 and an interest rate of six percent (6%) per year. The note also provides the Sellers the right to convert all or any portion of the then outstanding and unpaid principal amount and interest into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $0.236. The agreement constitutes a “related party transaction” because of Company director Shai Lustgarten’s position as Chief Executive Officer of HTS and stock ownership in HTS. Additionally, Campbeltown is a “related party” because Carlos Jaime Nissenson, a beneficial owner of Campbeltown, is a consultant to the Company, a principal stockholder of the Company, and father of Company director Neev Nissenson. Carlos Jaime Nissenson was also a stockholder and director of HTS. Pursuant to the agreement, Shai Lustgarten received 11,226,477 shares of the Company’s common stock and Carlos Jaime Nissenson received 11,226,477 shares of the Company’s common stock.

On May 29, 2019, the Company, Campbeltown and Walefar entered into an Amendment to the HTS Purchase Agreement (the “Amendment”), which provided for an adjustment to the number of shares of common stock issued to Walefar and Campbeltown in the acquisition of HTS. Pursuant to the Amendment, Campbeltown and Walefar agreed to return for cancelation 5,542,328 and 5,542,329 shares of common stock respectively. This Amendment reduced the amount of shares issued in the acquisition to 11,368,297 shares from 22,452,954 shares and the amount of share consideration to approximately $2,682,918 from approximately $5,298,897. This adjustment was made as a result of a correction in the calculation of working capital and other share give back provisions of the HTS Purchase Agreement.

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On April 4, 2019, the Company entered into a form of Securities Purchase Agreement (the “Securities Purchase Agreement”) with accredited investors (the “Purchasers”). Pursuant to the Securities Purchase Agreement, on April 9, 2019 (the “Closing Date”), the Company sold an aggregate with the Conversions included the offering resulted in gross proceeds of $5,000,000 of units (the “Units”) before deducting placement agent fees and offering expenses (the “Offering”). The per Unit purchase price was $0.30. Each Unit is comprised of one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and a warrant to purchase one share of Common Stock, and, as a result of the Offering, the Company issued 16,666,668 shares of Common Stock (the “Shares”) and warrants (the “Warrants”) to purchase 16,666,668 shares of Common Stock (the “Warrant Shares”) at an exercise price equal to $0.35 per Warrant Share, which Warrants are exercisable for a period of five and one-half years from the issuance date. Both Shai Lustgarten, the Company’s Chief Executive Officer, and Carlos J. Nissensohn, a consultant to and principal stockholder of the Company, participated in the Offering by converting $200,000 each of unpaid principal owed to them by the Company in exchange for Shares and Warrants on the same terms as all other Purchasers.

Certain conflicts of interest exist and may continue to exist between the Company and its officers and directors due to the fact that each has other business interests to which they devote significant attention. Each officer and director may continue to do so notwithstanding the fact that management time should be devoted to the business of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of July 1, 2019 for:

●	each beneficial owner of more than 5% of our outstanding common stock;

●	each of our director and named executive officers; and

●	all of our directors and executive officers as a group.

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of July 17, 2019: (i) by each of our directors; (ii) by each of our executive officers; (iii) by our executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own 5% or more of any class of our common stock. As of July 17, 2019, there were 77,009,547 shares of our common stock outstanding.

Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership	Percentage of Shares Outstanding
Shai Lustgarten (Chairman and CEO) (1)	22,305,981	26.54%
Andrew MacMillan (2)	1,100,000	1.43%
Yaron Shalem (2)	1,100,000	1.43%
Neev Nissenson (2)	1,100,000	1.43%
David Marin (3)	6,294,500	8.17%
Carlos Nissensohn (4)	16,884,982	21.06%
All Executive Officers and Directors as a group (4 individuals)	25,605,981	33.25%

1.	Includes 6,381,000 shares issuable upon the exercise of options. Also includes (i) 13,618,315 shares and (ii) 666,666 shares issuable upon the exercise of warrants held by Walefar Investments Ltd., which is beneficially owned by Mr. Lustgarten.
2.	Represents shares issuable upon exercise of options.
3.	Includes 5,939,750 shares issuable upon the conversion of preferred stock and the exercise of warrants. The address of the shareholder is 12272 Monarch Street, Garden Grove, CA 92841.
4.	The address of the shareholder is Vasili Michailidi 9, 3206 Limassol, Cyprus. Includes 19,260,644 shares held by Campbeltown Consulting Ltd., which is beneficially owned by Mr. Nissensohn. Also includes 3,166,667 shares underlying warrants.

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Voting Agreement

Messrs. Griffith and Marin have entered into voting proxy agreements whereby they have granted Shai Lustgarten the power to vote their shares of voting capital stock. In addition Kurt Thomet and George Zicman have entered into similar agreements giving Mr. Lustgarten the right to vote their shares of voting capital stock.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue up to 200,000,000 shares of common stock, $0.001 par value per share, and 25,000,000 shares of preferred stock, $0.001 par value per share. We have designated 1,000,000 shares of preferred stock as Series A Preferred Stock, 1 share of preferred stock as Series B Preferred Stock, and 15,000,000 shares of preferred stock as Series C Preferred Stock.

As of July 17, 2019, a total of 77,009,547 shares of our common stock were issued and outstanding and 4,828,530 shares of our Series C Preferred Stock were issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. Our Certificate of Incorporation does not expressly prohibit cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future.

Our common stock is quoted on the OTCQB under the symbol “QUES.” We intend to apply to have our common stock listed on the Nasdaq Capital Market effective upon completion of this offering. No assurance can be given that our application will be approved.

The transfer agent of our common stock is Equity Stock Transfer. Their address is 110 Greene Street, Suite 403, New York, NY 10012.

Stock Options and Outstanding Warrants

As of July 1, 2019, we had reserved 20,121,000 shares of our common stock for issuance pursuant to outstanding stock options, at a weighted average price of $0.24 per share.

As of July 1, 2019, we had reserved 5,500,000 shares of our common stock for issuance pursuant to outstanding warrants, at a weighted average price of $0.23 per share.

As of July 1, 2019, we had reserved 4,828,530 shares of our common stock for issuance upon conversion of outstanding shares of Series C Preferred Stock.

52

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 25,000,000 shares of preferred stock from time to time in one or more series, including the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock described below. The board of directors also has the authority to fix the designations, voting powers, preferences, privileges and relative rights and the limitations of any series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms that could delay or prevent a change of control of us or make removal of management more difficult. Additionally, the issuance of preferred stock may decrease the market price of the common stock and may adversely affect the voting, economic and other rights of the holders of common stock.

Series A Preferred Stock

The board of directors has designated 1,000,000 shares of preferred stock as Series A Preferred Stock. No shares of Series A Preferred Stock are outstanding as of July 1, 2019. Each share of Series A Preferred Stock entitles the holder to 250 votes.

Series B Preferred Stock

The board of directors has designated 1 share of preferred stock as Series B Preferred Stock. No shares of Series B Preferred Stock are outstanding as of July 1, 2019.

Series C Preferred Stock

The board of directors has designated 15,000,000 shares of preferred stock as Series C Preferred Stock. 4,828,530 shares of Series C Preferred Stock are outstanding as of July 1, 2019. The Series C Preferred Stock has preferential rights above common shares and is entitled to receive a quarterly dividend at a rate of $0.06 per share per year. As part of a debt settlement agreement effective December 30, 2017, 1,685,000 shares were issued with the quarterly dividend at a rate of $0.06 per share per annum were waived for a period of 24 months, with no dividends being accrued or paid. Each share of Series C Preferred Stock is convertible into one share of common stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of certain provisions of Delaware law, our Certificate of Incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our Certificate of Incorporation and bylaws.

Our Charter Documents. Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

Effects of Authorized but Unissued Common Stock. One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors was to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Cumulative Voting. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

53

Vacancies. Our bylaws provide that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders. Our bylaws provide that special meetings of our stockholders may be called by the chairman of the board of directors, the chief executive officer, or the president (in the absence of the chief executive officer) or by resolution of the board of directors or by the secretary at the request in writing of stockholders owning a majority of the voting power of the outstanding voting stock.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof.

Amendment of Bylaws. Our directors are expressly authorized to amend our bylaws.

PLAN OF DISTRIBUTION

Each Selling Shareholder (the “Selling Shareholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker dealer as principal and resale by the broker dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker dealers engaged by the Selling Shareholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

54

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Sichenzia Ross Ference LLP owns 170,448 shares of common stock of the Company. A partner of Sichenzia Ross Ference also has options to purchase 700,000 shares of common stock of the Company.

EXPERTS

The consolidated financial statements of Quest Solution, Inc. at December 31, 2018 and 2017 have been audited by RBSM LLP, independent registered public accounting firm, as set forth in their report thereon appearing therein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Change in Accountants

On June 6, 2019, RBSM LLP (“RBSM”) notified the Company of its resignation, effective immediately, as the Company’s independent registered public accounting firm. RBSM served as the auditors of the Company’s financial statements for the period from the Company’s fiscal year end December 31, 2014 through the date of dismissal.

The reports of RBSM on the Company’s consolidated financial statements for the Company’s fiscal years ended December 31, 2018 and 2017 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. RBSM issued a report expressing substantial doubt about the company’s ability to continue as a going concern.

55

During the Company’s fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through June 5, 2019, there were (i) no disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RBSM, would have caused RBSM to make reference to the subject matter of the disagreements as defined in Item 304 of Regulation S-K in connection with any reports its reports, and (ii) there were no “reportable events” as such term is described in Item 304 of Regulation S-K.

The Company provided RBSM with a copy of the foregoing disclosure, and requested that RBSM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. A copy of the letter from RBSM addressed to the Securities and Exchange Commission dated as of June 7, 2019 is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2019.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at www.questsolution.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

56

QUEST SOLUTION, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Quest Solution, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Quest Solution, Inc. and Subsidiaries (collectively, the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the years in the two year period ended December 31, 2018, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit and recurring losses. These facts and others raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis.

Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in the Management’s Discussion and Analysis of Financial Condition and Results of Operations to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2015

Larkspur, CA

June 5, 2019

F-2

QUEST SOLUTION, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31,

	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$377,892	$24,634
Accounts receivable, net	12,261,628	6,387,734
Inventory	1,803,523	439,720
Prepaid expenses	169,455	476,840
Other current assets	77,780	126,187
Total current assets	14,690,278	7,455,115

Fixed assets, net of accumulated depreciation of $2,036,713 and $3,285,245, respectively	388,955	92,803
Goodwill	13,920,508	10,114,164
Trade name	1,804,596	2,359,481
Customer relationships	7,514,001	5,310,938
Other intangibles	1,267,432	-
Cash, restricted	531,938	684,610
Other assets	30,763	39,512
Total assets	$40,148,471	$26,056,623

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$17,484,212	$13,239,810
Accrued interest and accrued liabilities, related party	-	38,430
Line of credit	4,533,575	3,667,417
Accrued payroll and sales tax	2,173,345	1,531,233
Deferred revenue, net	-	761,194
Notes payable, related parties – current portion	1,891,000	106,500
Notes payable – current portion	8,823,151	3,429,025
Other current liabilities	265,178	121,117
Total current liabilities	35,170,461	22,894,726

Long term liabilities
Notes payable, related party, less current portion	1,911,973	3,222,900
Accrued interest and accrued liabilities, related party	32,898	165,014
Notes payable, less current portion	130,294	130,294
Deferred revenue, net	-	452,024
Other long term liabilities	610,243	439,833
Total liabilities	37,855,869	27,304,791

Commitments and contingencies (Note 10)	-	-

Stockholders’ equity (deficit)
Series A Preferred stock; $0.001 par value; 1,000,000 shares designated, 0 shares issued and outstanding	-	-
Series B Preferred stock; $0.001 par value; 1 share designated, 0 shares issued and outstanding	-	-
Series C Preferred stock; $0.001 par value; 15,000,000 shares designated, 4,828,530 and 4,828,530 shares issued and outstanding, respectively	4,829	4,829
Common stock; $0.001 par value; 200,000,000 shares authorized; 71,931,693 and 36,828,371 shares issued and outstanding, respectively.	71,933	36,828
Common stock; $0.001 par value; 11,084,657 shares to be received	(2,615,979)	-
Common stock to be repurchased by the Company	(230,490)	(230,490)
Additional paid-in capital	44,813,861	34,495,659
Accumulated (deficit)	(39,752,433)	(35,554,994)
Accumulated other comprehensive loss	881	-
Total stockholders’ equity (deficit)	2,292,602	(1,248,168)
Total liabilities and stockholders’ equity (deficit)	$40,148,471	$26,056,623

The accompanying notes to the financials should be read in conjunction with these financial statements.

F-3

QUEST SOLUTION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31,

	2018	2017
Revenues
Total Revenues, net	$56,202,332	$54,458,845

Cost of goods sold
Cost of goods sold	43,139,895	43,089,210

Gross profit	13,062,437	11,369,635

Operating expenses
General and administrative	2,472,240	1,858,847
Salary and employee benefits	9,917,079	7,951,970
Depreciation and amortization	1,841,363	1,762,937
Professional fees	1,855,525	674,374
Total operating expenses	16,086,207	12,248,128

Loss from operations	(3,023,770)	(878,493)

Other income (expenses):
Interest expense	(1,570,003)	(1,555,350)
Restructuring expense	-	(26,880)
Other (expenses) income	(1,133,410)	29,548
Total other expense	(2,703,413)	(1,552,682)

Net loss before income taxes	(5,727,183)	(2,431,175)

(Provision) benefit for Income Taxes
Current	(47,351)	-
Deferred	552,489	-
Total income tax benefit (provision)	505,138	-

Net loss from continuing operations	(5,222,045)	(2,431,175)
Less: Preferred stock – series C dividend	188,612	(289,695)

Net loss attributable to the common stockholders	(5,410,657)	(2,141,480)
Foreign currency translation adjustment	881	-
Other comprehensive income (loss)	$(5,409,776)	$(2,141,480)

Net loss per share - basic	$(0.11)	$(0.06)
Net loss per share - diluted	$(0.11)	$(0.06)

Weighted average number of common shares outstanding - basic and diluted	49,630,590	35,814,751

The accompanying notes to the financials should be read in conjunction with these financial statements.

F-4

QUEST SOLUTION, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2018 and 2017

	Series C				Additional			Other	Total
	Preferred Stock		Common Stock		Paid-in	Shares	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Repurchased	Deficit	Income (Loss)	Equity(deficit)

Balance, December 31, 2016	3,143,530	$3,144	35,095,763	$35,095	$18,302,262	$(230,490)	$(32,935,199)	$-	$(14,825,188)

Board issuances	-	-	87,500	88	8,093	-	-	-	8,181
Dividend on class C shares	-	-	-	-	-	-	(188,620)	-	(188,620)
ESPP stock issuance	-	-	335,108	335	26,871	-	-	-	27,206
Stock-based compensation – options and warrants	-	-	-	-	686,164	-	-	-	686,164
Stock-based compensation	-	-	710,000	710	55,690	-	-	-	56,400
Debt settlements	1,685,000	1,685	600,000	600	15,416,579	-	-	-	15,418,864
Net loss	-	-	-	-	-	-	(2,431,175)	-	(2,431,175)
Balance, December 31, 2017	4,828,530	4,829	36,828,371	36,828	34,495,659	(230,490)	(35,554,994)	$-	(1,248,168)

ASC 606							1,213,218	-	1,213,218
Board issuances	-	-	1,000,000	1,000	118,000	-	-	-	119,000
Dividend on class C shares	-	-	-	-	-	-	(188,612)	-	(188,612)
ESPP stock issuance	-	-	79,920	80	11,132	-	-	-	11,212
Stock-based compensation – options and warrants	-	-	-	-	1,818,018	-	-	-	1,818,018
Stock-based compensation	-	-	2,820,448	2,821	392,144	-		-	394,965
Debt settlements	-	-	8,600,000	8,600	2,657,613		-		2,666,213
Shares issued for acquisition of HTS	-	-	22,452,954	22,454	5,276,443	-	-	-	5,298,897
Shares to be received	-	-			(2,615,979)	-	-	-	(2,615,979)
Other	-	-	150,000	150	44,852	-	-	-	45,002
Accumulated other comprehensive Loss	-	-	-	-	-	-	-	881	881
Net loss	-	-	-	-	-	-	(5,222,045)	-	(5,222,045)

Balance, December 31, 2018	4,828,530	$4,829	71,931,693	$71,933	$42,197,882	(230,490)	$(39,752,433)	$881	$2,292,602

The accompanying notes to the financials should be read in conjunction with these financial statements.

F-5

QUEST SOLUTION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31,

	2018	2017
Cash flows from operations
Net loss	$(5,222,045)	$(2,431,175)
Adjustments to reconcile net loss to net cash provided by operating activities:
Restructuring expenses	-	26,880
Change in deferred tax allowance	(552,489)	-
Stock-based compensation	2,387,397	750,745
Excess fair value of common stock issued for debt conversion	1,264,237	-
Depreciation and amortization	1,841,363	1,762,937
Write-off of other assets	(36,088)	117,526
Other	(10,412)
Amortization of debt discount	59,258	-

Changes in operating assets and liabilities:
Accounts receivable	(5,853,450)	4,201,943
Prepaid expenses	322,138	(203,914)
Inventory	(428,730)	(25,653)
Other assets	48,515	654,830
Accounts payable and accrued liabilities	8,114,282	2,673,744
Accrued interest and accrued liabilities, related party	32,030	707,125
Deferred revenue, net	-	(231,231)
Accrued payroll and sales taxes payable	642,112	(325,581)
Other liabilities	87,439	(187,872)
Net cash provided by operating activities	2,695,557	7,490,304

Cash flows from investing activities
		-
Restricted cash	152,672	(19,390)
Purchase of property and equipment	(28,848)	(17,191)
Cash paid for acquisition net of cash acquired	(23,236)	-
Cash from sale of assets	42,000	-
Other assets	8,749	-
Net cash provided by (used in) investing activities	151,337	(36,581)

Cash flows from financing activities
Proceeds from sale of common stock	11,212	27,206
Payments on notes/loans payable	(3,819,111)	(6,353,900)
Proceeds from the issuance of notes/loans payable	486,420	-
Proceeds (payments) from line of credit	866,158	(1,391,875)
Due to Owner	(99,778)	-
Net cash used in financing activities	(2,555,099)	(7,718,569)

Net increase (decrease) in cash	291,795	(264,846)
Foreign currency translation adjustment	61,463	-
Cash, beginning of year	24,634	289,480
Cash, end of year	$377,892	$24,634

Net increase (decrease) in restricted cash	(152,672)	19,390
Restricted cash, beginning of year	684,610	665,220
Restricted cash, end of year	$531,938	$684,610

Cash paid for interest	$1,440,100	$692,358
Cash paid for taxes	$-	$(19,848)
Supplementary for non-cash flow information:
Stock issued for services	$2,212,983	$750,745
Stock issued for debt settlement	$2,711,215	$-
Accounts payable converted to notes payable	$(6,763,549)	$-
Shares to be repurchased	$-	$(230,490)
Notes payable – related party and accrued interest converted to common stock	2,666,213	-
Equity Issued for advance, related party	$-	$100,000
Conversion of debt and accrued interest to equity, related parties	$-	$15,418,864

The accompanying notes are integral to these consolidated financial statements.

F-6

QUEST SOLUTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2018 and 2017

NOTE 1 – HISTORY AND ORGANIZATION OF THE COMPANY

Quest Solution, Inc., a Delaware corporation (“Quest” or the “Company”), was incorporated in 1973. Prior to 2008, the Company was involved in various unrelated business activities. From 2008-2014, the Company was involved in multiple businesses inclusive of an oil and gas investment company. Due to changes in market conditions, management determined to look for acquisitions which were positive cash flow and would provide immediate shareholder value. In January 2014, the first such acquisition was completed of Quest Marketing Inc. (dba Quest Solution, Inc.) (“Quest Marketing”).

Quest is a national mobility systems integrator with a focus on design, delivery, deployment and support of fully integrated mobile solutions. The Company takes a consultative approach by offering end to end solutions that include hardware, software, communications and full lifecycle management services. The professionals simplify the integration process and deliver the solutions to our customers. Motorola, Intermec, Honeywell, Panasonic, AirWatch, Wavelink, SOTI and Zebra are major suppliers which Quest Solution uses in the solutions we provide to our customers.

The Company’s business strategy developed into leveraging management’s relationships in the business world for investments for the Company. The Company intends to continue with its acquisition of existing companies with revenues and positive cash flow.

History

In May 2014, the Board of Directors voted to seek approval from the shareholders of the Company for a name change from Amerigo Energy, Inc. to Quest Solution, Inc. The Company received the approval from a majority of its stockholders and filed the amendment to its Articles of Incorporation with the State of Delaware. The name change became effective by the State of Delaware on May 30, 2014. The Company also requested a new stock symbol as a result of the name change and we were assigned our new trading symbol “QUES”.

In November 2014, the Company acquired 100% of the shares of Bar Code Specialties, Inc. (“BCS”) located in Southern California. BCS is a national mobility systems integrator and label manufacturer with a focus on warehouse and distribution industries. Since the combination of the two companies, the Company has been exploring efficiencies in all facets of the businesses and learning best practices from both executive teams. On December 31, 2016, the Company merged BCS into Quest Marketing to form one US legal entity as part of its streamlining efforts.

F-7

Effective October 1, 2015, the Company acquired the interest in ViascanQdata, Inc. (“Viascan”), a Canadian based operation in the same business line as Quest and their CEO, Gilles Gaudreault, was appointed the CEO of Quest, with our then CEO, Tom Miller, remaining as President and Chairman of the Board. During the 2016 fiscal year, Viascan changed its corporate name to Quest Solution Canada Inc.

Effective September 30, 2016, the Company sold all of the outstanding shares of Quest Solution Canada Inc., and the consideration received was $1.0 million in cash of which $576,592 was received at closing and the balance was required to be paid before April 30, 2017. In addition, the Company redeemed 1 share of Preferred Class B Stock and 1,839,030 shares of Preferred Class C Stock of the Company, as well as the accrued dividend of $31,742 thereon. Lastly, Quest Exchange Ltd., a wholly owned subsidiary of the Company, redeemed 5,200,000 exchangeable shares as part of the divestiture.

Additionally, as part of the transaction, Viascan Group Inc., the acquirer, assumed $1,000,000 of liabilities which the Company had at September 30, 2016. Other consideration that is part of the transaction included:

-	● Full release from five employment contracts, inclusive of the former CEO, Gilles Gaudreault. This release included cancelation of the contracts as well as the deferred salary and signing bonus provisions which would have inured to the employee.

-	● The Company is canceled the intercompany debts of approximately $7.0 million as well. The Company will also receive a contingent consideration of 15% of the net value proceeds, up to a maximum of $2,300,000, received upon a liquidity event or a change of control of Quest Solution Canada Inc. for a period of 7 years subsequent to the transaction.

-	● The Company also negotiated a right of first refusal for any offer to purchase Quest Solution Canada Inc. for a 7 year period.

-	● The assets sold consisted primarily of accounts receivable, inventories, property and equipment, and other assets. The buyer also assumed certain accounts payable and accrued liabilities.

The operations of Quest Solution Canada Inc. have been classified as a discontinued operation and the assets and liabilities of Quest Solution Canada Inc. have been classified as held for disposal.

On October 5, 2018, the Company entered into the HTS Purchase Agreement with Walefar and Campbeltown, (Walefar and Campbeltown are collectively referred to as the “Sellers”). Pursuant to the HTS Purchase Agreement, the Company purchased 100% of the capital stock of HTS Image Processing, Inc. (“HTS”) from the Sellers. Also, the Company acquired HTS’s wholly owned subsidiaries HTS USA, Inc. and Teamtronics Ltd (“TT Ltd”).

F-8

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2018, the Company had a working capital deficit of $20,480,183 and an accumulated deficit of $39,752,433. These facts and others raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis.

Management’s plan to eliminate the going concern situation includes, but is not limited to, the following:

The continuation of improving cash flow, maintaining moderate cost reductions (subsequent to aggressive cost reduction actions already taken in 2017 and continued in 2018);

The creation of additional sales and profits across its product lines, and the obtaining of sufficient financing to restructure current debt in a manner more in line with the Company’s improving cash flow and cost reduction successes;

The diversification in the sourcing and procurement of materials and finished goods. During 2017 and 2018, the increase in business relationship with two key vendors increased the Company’s purchasing power by adding credit availability in an amount just under $5,000,000;

With the acquisition of HTS in October 2018, the Company has in its portfolio of products a computer vision technology that is based on artificial intelligence and machine learning concepts. These solutions have a higher gross profit that will provide an increase cashflow on a consolidated basis. The Company plans for these products to be the main revenue source in 2019. Also with the acquisition of HTS, the Company acquired an operating facility with the ability for light manufacturing and assembling components. The Company can use HTS’s assembling facility to reduce the cost of goods and increase profit margins;

In April 2019, the Company raised approximately $5,000,000 in gross proceeds from the sale of 16,666,668 shares the Company’s common stock. Management plans to use the proceeds to boost working capital and release the current sales backlog.

In April 2019, the Company reduced its factoring line of credit from $4,533,575 to $2,100,000.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – PRINCIPLES OF CONSOLIDATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements of Quest include the combined accounts of Quest Marketing, BCS, and HTS

RECLASSIFICATIONS

Certain amounts in the financial statements of the prior years have been reclassified to conform to the current year presentation for comparative purposes.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Certain accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used. The Company evaluates its estimates and assumptions on a regular basis. The Company uses historical experience and various other assumptions that are believed to be reasonable under the circumstances to form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may materially differ from these estimates and assumptions used in preparation of the consolidated financial statements. Significant areas where estimates and management judgments were used include calculation of stock based compensation, deferred tax assets/liabilities, valuation of intangible assets, allowance for doubtful accounts receivable, and net realizable value of inventory.

F-9

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is the price that would be received from selling an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides a hierarchy for inputs used in measuring fair value that prioritize the use of observable inputs over the use of unobservable inputs, when such observable inputs are available. The three levels of inputs that may be used to measure fair value are as follows:

●	Level 1 - Quoted prices in active markets for identical assets or liabilities.

●	Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-driven valuations in which all significant inputs are observable or can be derived principally from, or corroborated with, observable market data.

●	Level 3 - Fair value is derived from valuation techniques in which one or more significant inputs are unobservable, including assumptions and judgments made by the Company.

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. The Company reviews the fair value hierarchy classification on a quarterly basis. Changes in the observable inputs may result in a reclassification of assets and liabilities within the three levels of the hierarchy outlined above.

The carrying amounts of certain financial instruments, such as cash equivalents, short term investments, accounts receivable, accounts payable and accrued liabilities, approximate fair value due to their relatively short maturities.

F-10

CASH AND CASH EQUIVALENTS

Cash consists of petty cash, checking, savings, and money market accounts. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2018 and 2017.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federal insured limits. At December 31, 2018 and 2017, the Company’s uninsured cash balance, was $178,755 and $0 respectively.

The Company has restricted cash on deposit with a federally insured bank in the amount of $531,938 and $684,610 at December 31, 2018 and 2017, respectively. This cash is security and collateral for a corporate credit card agreement with a bank and for deposit against a letter of credit issued for executive life insurance policies owned by the Company.

ACCOUNTS RECEIVABLE

Accounts receivable are carried at their estimated collectible amounts. The Company provides allowances for uncollectible accounts receivable equal to the estimated collection losses that will be incurred in collection of all receivables. Accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. The Company’s management determines which accounts are past due and if deemed uncollectible, the Company charges off the receivable in the period the determination is made. The Company generally requires no collateral to secure its ordinary accounts receivable. Based on management’s evaluation, accounts receivable has a balance in the allowance for doubtful accounts of $33,209 and $12,501 for the years ended December 31, 2018 and 2017, respectively.

INVENTORY

Substantially all inventory consists of raw materials and finished goods and are valued based upon first-in first-out (“FIFO”) cost, and are valued at the lower of cost or net realizable value. The determination of whether the carrying amount of inventory requires a write-down is based on a detailed evaluation of inventory relative to any potential slow-moving products or discontinued items as well as the market conditions for the specific inventory items.

PROPERTY AND EQUIPMENT

Property and equipment are stated at purchased cost and depreciated using both straight-line and accelerated methods over estimated useful lives ranging from 3 to 15 years. Upon disposition of property and equipment, related gains and losses are recorded in the results of operations. Depreciation expense for the years ended December 31, 2018 and 2017 was $56,974 and $61,223, respectively. For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expenses as incurred.

GOODWILL AND INTANGIBLE ASSETS

As a result of acquisitions, the Company recorded goodwill and identifiable intangible assets as part of its allocation of the purchase consideration.

Goodwill

Goodwill is the excess of the purchase price paid over the fair value of the net assets of the acquired business. Goodwill is tested annually at December 31 for impairment. The annual qualitative or quantitative assessments involve determining an estimate of the fair value of reporting units in order to evaluate whether an impairment of the current carrying amount of goodwill exists. A qualitative assessment evaluates whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step quantitative goodwill impairment test. The first step of a quantitative goodwill impairment test compares the fair value of the reporting unit to its carrying amount including goodwill. If the carrying amount of the reporting unit exceeds its fair value, an impairment loss may be recognized. The amount of impairment loss is determined by comparing the implied fair value of the reporting unit’s goodwill with the carrying amount. If the carrying amount exceeds the implied fair value then an impairment loss is recognized equal to that excess. No impairment charges have been recorded as a result of the Company’s annual impairment assessments. The Company has adopted the provisions of ASU 2017-04—Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. ASU 2017-04 requires goodwill impairments to be measured on the basis of the fair value of a reporting unit relative to the reporting unit’s carrying amount rather than on the basis of the implied amount of goodwill relative to the goodwill balance of the reporting unit. Thus, ASU 2017-04 permits an entity to record a goodwill impairment that is entirely or partly due to a decline in the fair value of other assets that, under existing GAAP, would not be impaired or have a reduced carrying amount. Furthermore, the ASU removes “the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test.” Instead, all reporting units, even those with a zero or negative carrying amount will apply the same impairment test. Accordingly, the goodwill of reporting unit or entity with zero or negative carrying values will not be impaired, even when conditions underlying the reporting unit/entity may indicate that goodwill is impaired.

We test our goodwill for impairment annually or under certain circumstances, more frequently, such as when events or circumstances indicate there may be impairment. We are required to write down the value of goodwill only when our testing determines the recorded amount of goodwill exceeds the fair value. Our annual measurement date for testing goodwill impairment is December 31.

For goodwill and indefinite lived intangible assets, the Company completes what is referred to as the “Step 0” analysis which involves evaluating qualitative factors including macroeconomic conditions, industry and market considerations, cost factors, and overall financial performance. If our “Step 0” analysis indicates it is more likely than not that the fair value is less than the carrying amount, we would perform a quantitative two-step impairment test. The quantitative analysis compares the fair value of our reporting unit or indefinite-lived intangible assets to the carrying amounts, and an impairment loss is recognized equivalent to the excess of the carrying amount over the fair value. Fair value is determined based on discounted cash flows, market multiples or appraised values, as appropriate. Discounted cash flow analysis requires assumptions about the timing and amount of future cash inflows and outflows, risk, the cost of capital, and terminal values. Each of these factors can significantly affect the value of the intangible asset. The estimates of future cash flows, based on reasonable and supportable assumptions and projections, require management’s judgment. Any changes in key assumptions about the Company’s businesses and their prospects, or changes in market conditions, could result in an impairment charge. Some of the more significant estimates and assumptions inherent in the intangible asset valuation process include: the timing and amount of projected future cash flows; the discount rate selected to measure the risks inherent in the future cash flows; and the assessment of the asset’s life cycle and the competitive trends impacting the asset, including consideration of any technical, legal or regulatory trends.

In the year ended December 31, 2018 the Company determined that there were no indicators of impairment of goodwill.

F-11

Intangibles

Intangible assets with finite useful lives consist of Trademark, customer lists, and intellectual property rights and are amortized on a straight-line basis over their estimated useful lives, which range from two to seven years. The estimated useful lives associated with finite-lived intangible assets are consistent with the estimated lives of the associated products and may be modified when circumstances warrant. Such assets are reviewed for impairment when events or circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount. The amount of any impairment is measured as the difference between the carrying amount and the fair value of the impaired asset. There was no impairment recorded for 2018 and 2017.

PURCHASE ACCOUNTING AND BUSINESS COMBINATIONS

The Company accounts for its business combinations using the purchase method of accounting which requires that intangible assets be recognized apart from goodwill if they are contractual in nature or separately identifiable. Acquisitions are measured on the fair value of consideration exchanged and, if the consideration given is not cash, measurement is based on the fair value of the consideration given or the fair value of the assets acquired, whichever is more reliably measurable. The excess of cost of an acquired entity over the fair value of identifiable acquired assets and liabilities assumed is allocated to goodwill.

The valuation and allocation processes rely on significant assumptions made by management. In certain situations, the allocations of excess purchase price are based upon preliminary estimates and assumptions. Accordingly, the allocations are subject to revision when the Company receives updated information, including appraisals and other analyses, which are completed within one year of the acquisition. Revisions to the fair values, which may be significant, are recorded when pending information is finalized, within one year from the acquisition date.

Revenue Recognition

The Company is a primary distribution channel for a large group of vendors and suppliers, including original equipment manufacturers (“OEMs”), software publishers and wholesale distributors.

The Company accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are established, the contract has commercial substance and collectability of consideration is probable. The Company evaluates the following indicators amongst others when determining whether it is acting as a principal in the transaction and recording revenue on a gross basis: (i) the Company is primarily responsible for fulfilling the promise to provide the specified goods or service, (ii) the Company has inventory risk before the specified good or service has been transferred to a customer or after transfer of control to the customer and (iii) the Company has discretion in establishing the price for the specified good or service. If the terms of a transaction do not indicate the Company is acting as a principal in the transaction, then the Company is acting as an agent in the transaction and the associated revenues are recognized on a net basis.

The Company recognizes revenue once control has passed to the customer. The following indicators are evaluated in determining when control has passed to the customer: (i) the Company has a right to payment for the product or service, (ii) the customer has legal title to the product, (iii) the Company has transferred physical possession of the product to the customer, (iv) the customer has the significant risk and rewards of ownership of the product and (v) the customer has accepted the product. The Company’s products can be delivered to customers in a variety of ways, including (i) as physical product shipped from the Company’s warehouse, (ii) via drop-shipment by the vendor or supplier or (iii) via electronic delivery of keys for software licenses. The Company’s shipping terms typically allow for the Company to recognize revenue when the product reaches the customer’s location.

F-12

The Company leverages drop-shipment arrangements with many of its vendors and suppliers to deliver products to its customers without having to physically hold the inventory at its warehouses. The Company is the principal in the transaction and recognizes revenue for drop-shipment arrangements on a gross basis.

Revenue Recognition for Hardware

Revenues from sales of hardware products are recognized on a gross basis as the Company is acting as a principal in these transactions, with the selling price to the customer recorded as Net sales and the acquisition cost of the product recorded as Cost of sales. The Company recognizes revenue from these transactions when control has passed to the customer, which is usually upon delivery of the product to the customer.

The Company’s vendor partners warrant most of the products the Company sells. These manufacturer warranties are assurance-type warranties and are not considered separate performance obligations. The warranties are not sold separately and only provide assurance that products will conform to the manufacturer’s specifications. In some transactions, a third-party will provide the customer with an extended warranty. These extended warranties are sold separately and provide the customer with a service in addition to assurance that the product will function as expected. The Company considers these warranties to be separate performance obligations from the underlying product. For warranties, the Company is arranging for those services to be provided by the third-party and therefore is acting as an agent in the transaction and records revenue on a net basis at the point of sale.

Revenue Recognition for Software

Revenues from most software license sales are recognized as a single performance obligation on a gross basis as the Company is acting as a principal in these transactions at the point the software license is delivered to the customer. Generally, software licenses are sold with accompanying third-party delivered software assurance, which is a product that allows customers to upgrade, at no additional cost, to the latest technology if new capabilities are introduced during the period that the software assurance is in effect. The Company evaluates whether the software assurance is a separate performance obligation by assessing if the third-party delivered software assurance is critical or essential to the core functionality of the software itself. This involves considering if the software provides its original intended functionality to the customer without the updates, if the customer would ascribe a higher value to the upgrades versus the up-front deliverable, if the customer would expect frequent intelligence updates to the software (such as updates that maintain the original functionality), and if the customer chooses to not delay or always install upgrades. If the Company determines that the accompanying third-party delivered software assurance is critical or essential to the core functionality of the software license, the software license and the accompanying third-party delivered software assurance are recognized as a single performance obligation. In some transactions, a third-party will provide the customer with an extended warranty. These extended warranties are sold separately and provide the customer with a service in addition to assurance that the product will function as expected. The Company considers these warranties to be separate performance obligations from the underlying product. For warranties, the Company is arranging for those services to be provided by the third-party and therefore is acting as an agent in the transaction and records revenue on a net basis at the point of sale.

Revenue Recognition for Services

The Company provides professional services, which include project managers and consultants recommending, designing and implementing IT solutions. Revenue from professional services is recognized either on a time and materials basis or proportionally as costs are incurred for fixed fee project work. Revenue is recognized on a gross basis each month as work is performed and the Company transfers those services.

F-13

Revenues from the sale of professional and support services, provided by the Company, are recognized over the period the service is provided. As the customer receives the benefit of the service each month, the Company recognizes the respective revenue on a gross basis as the Company is acting as a principal in the transaction. Additionally, the Company’s managed services team provides project support to customers on a fixed fee basis. The Company is acting as the principal in the transaction and recognizes revenue on a gross basis based on the total number of hours incurred for the period over the total expected hours for the project. Total expected hours to complete the project is updated for each period and best represents the transfer of control of the service to the customer.

Freight Costs

The Company records both the freight billed to its customers and the related freight costs as Cost of sales when the underlying product revenue is recognized. For freight not billed to its customers, the Company records the freight costs as Cost of sales. The Company’s typical shipping terms result in shipping being performed before the customer obtains control of the product. The Company considers shipping to be a fulfillment activity and not a separate performance obligation.

ADVERTISING

The Company generally expenses marketing and advertising costs as incurred. During 2018 and 2017, the Company spent $148,327 and $188,077, respectively, on marketing, trade show and store front expense and advertising, net of co-operative rebates.

The Company received rebates on advertising from co-operative advertising agreements with several vendors and suppliers. These rebates have been recorded as a reduction to the related advertising and marketing expense.

STOCK-BASED COMPENSATION

The Company recognizes stock-based compensation in accordance with ASC Topic 718 “Stock Compensation”, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to an Employee Stock Purchase Plan based on the estimated fair values.

For non-employee stock-based compensation, we have adopted ASC Topic 505 “Equity-Based Payments to Non-Employees”, which requires stock-based compensation related to non-employees to be accounted for based on the fair value of the related stock or options or the fair value of the services on the grant date, whichever is more readily determinable in accordance with ASC Topic 718.

On December 23, 2015, the Company’s Board of Directors approved the Quest Solution, Inc. Employee Stock Purchase Plan (the “ESPP”), under which 1,900,000 shares of common stock were reserved for the purchase by the Company’s employees. Under the plan, employees may purchase a limited number of shares of the Company’s common stock at a 15% discount from the closing market prices measured on the last days of each month.

On March 6, 2018, the Board approved the Company’s 2018 Equity Incentive Plan and later amended it on October 31, 2018. On January 23, 2019, the Company’s shareholders adopted and ratified the 2018 Equity Incentive Plan. The total number of shares of Common Stock authorized for issuance under the 2018 Plan is 16,000,000.

EQUITY INSTRUMENTS ISSUED TO PARTIES OTHER THAN EMPLOYEES FOR ACQUIRING GOODS OR SERVICES

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of section 505-50-30 of the FASB Accounting Standards Codification (“FASB ASC Section 505-50-30”).  Pursuant to FASB ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

Warrants

The fair value of the warrants is estimated on the date of issuance using the Black-Scholes option pricing model, which requires the input of subjective assumptions, including the expected term of the warrants, expected stock price volatility, and expected dividends. These estimates involve inherent uncertainties and the application of management’s judgment. Expected volatilities used in the valuation model are based on the average volatility of the Company’s stock. The risk-free rate for the expected term of the option is based on the United States Treasury yield curve in effect at the time of grant.

F-14

FOREIGN CURRENCY TRANSLATION

The consolidated financial statements of the Company are presented in U.S. dollars. The functional currency for the Company is U.S. dollars. Transactions in currencies other than the functional currency are recorded using the appropriate exchange rate at the time of the transaction. All of the Company’s continuing operations are conducted in U.S. dollars except its subsidiary located in Israel. The records of the divested Israeli operation were maintained in the local currency and re-measured to the functional currency as follows: monetary assets and liabilities are converted using the balance sheet period-end date exchange rate, while the non-monetary assets and liabilities are converted using the historical exchange rate. Expenses and income items are converted using the weighted average exchange rates for the reporting period. Foreign transaction gains and losses are reported on the consolidated statement of operations and were included in the amount of loss from discontinued operations.

INCOME TAXES

The Company accounts for its income taxes in accordance with Income Taxes Topic of the FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for consolidated financial reporting purposes and such amounts recognized for tax purposes and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

The Company’s income is subject to taxation in both the U.S. and a foreign jurisdiction, Israel. Significant judgment is required in evaluating the Company’s tax positions and determining its provision for income taxes. The Company establishes reserves for income tax-related uncertainties based on estimates of whether, and the extent to which, additional taxes will be due. These reserves for tax contingencies are established when the Company believes that positions do not meet the more-likely-than-not recognition threshold. The Company adjusts uncertain tax liabilities in light of changing facts and circumstances, such as the outcome of a tax audit or lapse of a statute of limitations. The provision for income taxes includes the impact of uncertain tax liabilities and changes in liabilities that are considered appropriate.

Foreign Currency

The reporting currency of the Company is the US Dollar. The functional currency of the Company and its subsidiaries is the local currency of such entity. The functional currency of its subsidiary Teamtronics, Ltd. is the Israeli Shekel as it is the currency of the primary economic environment in which Teamtronics, Ltd.’s operations are conducted. Transactions in currencies other than the functional currency of the Company are recorded at the rates of exchange prevailing at the date of the transaction. Monetary assets and liabilities in currencies other than the operation’s functional currency are translated at rates of exchange prevailing at the balance sheet date to the operation’s functional currency. Foreign currency transaction gains and losses are included in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss. The balance sheets of foreign subsidiaries are translated into US Dollars at the rate ruling at the year end. The results of the foreign subsidiaries are translated into US Dollars at the average rate of exchange during the financial year.

COMPREHENSIVE INCOME (LOSS)

Comprehensive income/(loss) is defined as a change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources and includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. The Company’s other comprehensive income (loss) is composed of foreign currency translation adjustments.

NET LOSS PER COMMON SHARE

Net loss per share is provided in accordance with FASB ASC 260-10, “Earnings per Share”. Basic net loss per common share (“EPS”) is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued, unless doing so is anti-dilutive. The weighted-average number of common shares outstanding for computing basic EPS for the years ended December 31, 2018 and 2017 were 49,630,590 and 35,814,751, respectively. Diluted net loss per share of common stock is the same as basic net loss per share of common stock because the effects of potentially dilutive securities are antidilutive.

F-15

The following table sets forth the potentially dilutive securities excluded from the computation of diluted net loss per share because such securities have an anti-dilutive impact due to losses reported:

	2018	2017
Options to purchase common stock	12,581,000	9,625,000
Convertible preferred stock	4,828,530	4,828,530
Warrants to purchase common stock	4,500,000	5,905,000
Common stock subject to repurchase	(507,079)	(507,079)
Potential shares excluded from diluted net loss per share	21,402,451	19,851,451

RECENT ACCOUNTING PRONOUNCEMENTS

In July 2018, the FASB issued ASU 2018-10, Leases (Topic 842). This guidance requires an entity to recognize lease liabilities and a right-of-use asset for all leases on the balance sheet and to disclose key information about the entity’s leasing arrangements. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, with earlier adoption permitted. In July 2018, the FASB approved an amendment to the new guidance that allows companies the option of using the effective date of the new standard as the initial application (at the beginning of the period in which it is adopted, rather than at the beginning of the earliest comparative period) and to recognize the effects of applying the new ASU as a cumulative effect adjustment to the opening balance sheet or retained earnings. Based on the effective dates, the Company will adopt the new guidance at the beginning of the first quarter of fiscal 2019 using the new transition election to not restate comparative periods. The Company will elect the package of practical expedients upon adoption, which permits the Company to not reassess under the new standard the Company’s prior conclusions about lease identification, lease classification, and initial direct costs. In addition, the Company will elect not to separate lease and non-lease components for all real estate leases and does not expect to elect the hindsight practical expedient. Lastly, the Company expects to elect a short-term lease exception policy, permitting it to exclude the recognition requirements of this standard from leases with initial terms of 12 months or less. Upon adoption, the Company expects to recognize right-of-use assets of approximately $299,000 and operating lease liabilities of approximately $299,000 on its consolidated balance sheet, with no significant change to its consolidated statements of operations or cash flows. In addition, the actual right-of-use asset amount will depend on the finalization of any impairment of the right-of-use assets, which is currently being reviewed by the Company and this adjustment will be recorded as a cumulative-effect adjustment to retained earnings upon adoption.

F-16

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). ASU 2018-07 simplifies several aspects of the accounting for nonemployee share-based payment transactions resulting from expanding the scope of Topic 718, Compensation-Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. The Company adopted ASU 2018-07 on January 1, 2019 and the adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820), – Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement, which makes a number of changes meant to add, modify or remove certain disclosure requirements associated with the movement amongst or hierarchy associated with Level 1, Level 2 and Level 3 fair value measurements. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted upon issuance of the update. The Company does not expect the adoption of this guidance to have a material impact on its consolidated Financial Statements.

In November 2018, the FASB issued ASU No. 2018-19, “Codification Improvements to Topic 326, Financial Instruments-Credit Losses.” ASU 2018-19 clarifies that receivables arising from operating leases are not within the scope of the credit losses standard, but rather, should be accounted for in accordance with the leases standard. In general, the amendments in this standard are effective for public business entities that meet the definition of a SEC filer for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company is currently evaluating the timing and impact of adoption on the Company’s consolidated financial statements.

 In March 2018, the FASB issued ASU 2018-05, Income Taxes (Topic 740) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118. This standard amends Accounting Standards Codification 740, Income Taxes (ASC 740) to provide guidance on accounting for the tax effects of the Tax Cuts and Jobs Act (the Tax Reform Act) pursuant to Staff Accounting Bulletin No. 118, which allows companies to complete the accounting under ASC 740 within a one-year measurement period from the Tax Act enactment date. This standard is effective upon issuance. As described in the footnotes to the Annual Report on Form 10-K, the Company’s accounting for the tax effects of enactment of the Tax Reform Act is being assessed.

NOTE 4 – ACQUISITIONS

On October 5, 2018 (“Closing Date”), the Company entered into the HTS Purchase Agreement with Walefar and Campbeltown, (Walefar and Campbeltown are collectively referred to as the “Sellers”). Pursuant to the HTS Purchase Agreement, the Company purchased 100% of the capital stock of HTS Image Processing, Inc., and HTS’s wholly owned subsidiaries HTS USA, Inc. and Teamtronics Ltd., from the Sellers. As consideration, the Company (i) issued to the Sellers 22,452,954 shares (“Shares Issued”) of the Company’s common stock, having a value of $5,298,897 based on the average closing price of the Company’s common stock for the twenty days preceding the Closing Date, (ii) cash in the amount of $300,000, and (iii) a 12 month convertible promissory note with a principal amount of $700,000 and an interest rate of six percent (6%) per year. The note also provides the Sellers the right to convert all or any portion of the then outstanding and unpaid principal amount and interest into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $0.236. The HTS Purchase Agreement constitutes a “related party transaction” because of Company director Shai Lustgarten’s position as Chief Executive Officer of HTS and stock ownership in HTS. Additionally, Campbeltown is a “related party” because Carlos Jaime Nissenson, the beneficial owner of Campbeltown, is a consultant to the Company, a principal stockholder of the Company, and father of Company director Neev Nissenson. Carlos Jaime Nissenson was also a stockholder and director of HTS.

The aggregate consideration (“Total Consideration) to be paid by the Company was an amount of shares of the Company’s common stock (the “Share Consideration”), having a preliminary value of $7,000,000 based on the average closing price of the common stock for the 20 days’ preceding the closing of the Transaction (the “Per Share Value”), and $300,000 in cash and a convertible promissory note in the amount of $700,000 (the “Cash Consideration”). The Share Consideration and this Cash Consideration is collectively referred to as the (“Consideration”). The Share Consideration was to be adjusted by the net working capital plus $20,000 for audit fees and reduced by the amount of money owed by HTS to banks and other financial institutions. On the Closing Date, the estimated Share Consideration was approximately $5,298,897.

The HTS Purchase Agreement contained a provision where by HTS and Sellers agree to indemnify, defend and hold harmless the Company against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including interest, penalties and reasonable attorney’s fees and costs that arise within 12 months of the date of this HTS Purchase Agreement (“Covered Losses”), incurred by the Buyer or any of its affiliates arising, resulting from, or relating to any and all liabilities of HTS that have not been disclosed in the HTS Financial Statements, any misrepresentation of a material fact or omission to disclose a material fact made by HTS or the Sellers in the HTS Purchase Agreement.

Also, the HTS Purchase Agreement provided that HTS shall have a gross profit of $1,067,000 for the fiscal year ended December 31, 2017 and $1,700,000 for the six months ended June 30, 2018. “Gross Contribution” shall be defined as revenue minus cost of material. Furthermore, the Gross Contribution Adjustment provided that in the event that HTS’ Gross Contribution is less than 85% of the figure set out above, any deficiency in excess of 15% (the “Net Deficiency”) shall result in the forfeiture of a portion of the Share Consideration, with a value equal to the Net Deficiency.

Also, HTS was required to deliver to the Company audited financial statements as of December 31, 2017 and for the year then ended (“HTS Audited Financial Statements’) and reviewed financial statements as of September 30, 2018 and for the nine months then ended (“HTS Reviewed Financial Statements”).

Based on the three indemnification clauses, above, the Sellers shall deposit 20%, or 4,490,591 shares, of the Share Consideration in escrow with the Buyer’s counsel (the “Covered Loss Shares”) for the purposes of Covered Losses or the Net Deficiency. In the event the Company makes a valid claim pursuant to the Covered Losses or the Net Deficiency, the dollar value of such claim shall be satisfied by cancelation of an amount of the Escrowed Shares with an equal value to the Losses or Net Deficiency. For purposes of any adjustment, the Shares shall be valued at the Per Share Value. The Covered Loss Shares shall be the maximum indemnification reimbursement. In addition, the Buyers shall deposit an additional 20%, or 4,490,591, of the Share Consideration, which shall not be released until the HTS Audited Financial Statements and the HTS Reviewed Financial Statements are delivered to the Company (“Audit Shares”) (collectively “Indemnification Shares”).

Subsequent to the Acquisition Date, the amount for the working capital and money owned by HTS to banks and other financial institutions provided by the Sellers was adjusted. Upon the finalization of the assets and liabilities acquired as of October 1, 2018, the Share Consideration was adjusted to $2,682,918, or 11,368,297 shares. The Total Consideration was adjusted by $2,615,979, or 11,084,657 shares (“Adjusted Shares”). The Adjusted Shares were recorded as of the Acquisition Date at the Acquisition Date fair value of the Company’s common stock. Since the maximum amount of the Covered Loss shares is 4,490,591, the Company and the Sellers amended, the Agreement, on May 29, 2019 with an effective date of the Acquisition   Date, to provide for the cancelation of the adjusted Shares.

Also, On December 24, 2018, the Company received the HTS Audited Financial Statements. The HTS Reviewed Financial Statements were not delivered. As   part of the Amendment, the Company waived the requirement for the HTS Reviewed Financial Statements. The Audit shares have been included in the purchase price at the Acquisition Date fair value of the Company’s common stock.

Calculation of the purchase price:
Fair value of stock at closing	$2,682,918
Cash at closing	300,000
Convertible promissory note	700,000
Purchase price	$3,682,918

The following table summarizes the allocation of the purchase price to the assets acquired and liabilities assumed:

Cash	$276,979
Accounts receivable, net	1,911,609
Inventory	1,195,737
Prepaid expenses	15,932
Fixed assets	96,177
Intangibles	4,700,000
Goodwill	3,806,344
Accounts payable	(2,944,390)
Related party payable	(1,868,442)
Notes payable	(1,461,581)
Notes payable- related parties	(1,540,787)
Foreign currency adjustment	47,829
Deferred tax liability	(552,489)
Net assets acquired	$3,682,918

F-17

The transaction was accounted for using the acquisition method. Accordingly, goodwill has been measured as the excess of the total consideration over the amounts assigned to the identifiable assets acquired and liabilities assumed including the related deferred tax liability.

Intangibles assets consisted of the following:

	Fair Value	Life in Years
Market related intangibles	$170,000	5
Customer relationships	3,400,000	9
Patents	1,030,000	11
Software	100,000	4
	$4,700,000

The estimated fair values for the market related intangibles and patents were determined by using the relief-from-royalty or excess earnings methods. The estimated fair value for the customer relationships and software were determined using the multi-period excess earnings method and the cost approach, respectively.

Each of the intangible assets will be amortized on a straight-line basis over their estimated useful lives.

On May 29, 2019, the Company, Campbeltown and Walefar entered into an Amendment to the HTS Purchase Agreement (the “Amendment”), which provided for an adjustment to the number of shares of common stock issued to Walefar and Campbeltown in the acquisition of HTS. Pursuant to the Amendment, Campbeltown and Walefar agreed to return for cancelation 5,542,328 and 5,542,329 shares of common stock respectively. This Amendment reduced the amount of shares issued in the acquisition to 11,368,297 shares from 22,452,954 shares and the amount of share consideration to approximately $2,682,918 from approximately $5,298,897. This adjustment was made as a result of a correction in the calculation of working capital and other share give back provisions of the HTS Purchase Agreement. This Amendment also reduces the Company’s issued and outstanding common stock to 77,008,411 from 88,093,068 as of May 29, 2019.

Pro forma (Unaudited)

The following unaudited pro forma information presents the combined results of operations as if the acquisitions had been completed on January 1, 2017. The unaudited pro forma results include amortization associated with preliminary estimates for the acquired intangible assets on these unaudited pro forma adjustments.

The unaudited pro forma results do not reflect any cost saving synergies from operating efficiencies, or the effect of the incremental costs incurred in integrating the two companies. Accordingly, these unaudited pro forma results are presented for informational purpose only and are not necessarily indicative of what the actual results of operations of the combined company would have been if the acquisition had occurred at the beginning of the period presented, nor are they indicative of future results of operations:

For the year ended December 31, 2018	Quest	HTS	Total	Dr	Cr	Proforma
Revenues	$56,202,332	$5,516,353	$61,718,685	-	(1,909,019)	$59,809,666
Net income (loss)	$(5,695,225)	$(1,276,200)	$(6,971,425)	314,372	(184,000)	$(7,101,797)

For the year ended December 31, 2017	Quest	HTS	TT Ltd	Total	Dr	Cr	Proforma
Revenues	$54,458,845	$4,850,799	$6,320,000	$65,629,644	-	-	$65,629,644
Net income (loss)	$(2,431,175)	$(169,846)	$759,698	$(1,841,323)	419,162	-	$(2,260,485)

F-18

For the year ended December 31, 2018, the proforma adjustments of $314,372 is for the amortization expense for the nine months ended September 30, 2018 associated with the fair value of the intangible assets acquired and the $184,000 is to remove the amortization for the nine months ended September 30, 2018 for the intangible assets that were revalued. The amortization expense for the three months ended December 31, 2018 is included in the Quest results of operations.

For the year ended December 31, 2017, the proforma adjustments of $419,162 is for the annual amortization expense associated with the fair value of the intangible assets acquired.

NOTE 5 – ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following as of December 31:

	2018	2017
Trade Accounts Receivable	$12,294,837	$6,400,235
Less Allowance for doubtful accounts	(33,209)	(12,501)
Total Accounts Receivable (net)	$12,261,628	$6,387,734

For the years ended December 31, 2018 and 2017, one customer accounted for 17.0% and 15.7%, respectively, of the Company’s revenues.

Accounts receivable at December 31, 2018 and 2017 are made up of trade receivables due from customers in the ordinary course of business. Two customers together represented 23.7%  (one customer represented 12.06% and the other represented 11.66%) of the balance of accounts receivable at December 31, 2018 and one customer made up 15.7% of the accounts receivable balance at December 31 for 2017, which represented greater than 10% of accounts receivable at December 31, 2018 and 2017, respectively.

NOTE 6 – INVENTORIES

Inventories consisted of the following as of December 31, 2018:

	2018	2017
Equipment and Clearing Service	$800,514	$329,003
Raw Materials	567,720	31,697
Work in process	47,016	-
Finished goods	388,273	79,020
Total inventories	$1,803,523	$439,720

NOTE 7 – GOODWILL AND INTANGIBLE ASSETS

The Company’s goodwill balance is solely attributable to acquisitions. There have been no impairment charges recorded against goodwill in 2018 and 2017. Identifiable intangible assets are stated at cost, net of accumulated amortization. The assets are being amortized on the straight-line method over useful lives ranging from 3 to 10 years. Amortization expense for the years ended December 31, 2018 and 2017 was $1,784,390 and $1,701,714, respectively.

F-19

Goodwill and Intangible assets consisted of the following as of December 31:

	2018	2017
Goodwill	$13,920,508	$10,114,164
Trade Names	4,390,000	4,390,000
Customer Relationships	12,590,000	9,190,000
Intellectual property	1,300,000	-
Accumulated amortization	(7,693,971)	(5,909,581)
Intangibles, net	$24,506,537	$17,784,583

The future amortization expense on the Customer Relationships, and IP are as follows:

Years ending December 31,
2019	2,002,128
2020	2,002,128
2021	1,936,205
2022	1,310,164
2023	1,284,414
Thereafter	2,050,990
Total	$10,586,029

Goodwill is not amortized but is evaluated for impairment annually or when indicators of a potential impairment are present. The impairment testing of goodwill is performed separately from our impairment testing of intangibles. The annual evaluation for impairment of goodwill and intangibles is based on valuation models that incorporate assumptions and internal projections of expected future cash flows and operating plans. None of the goodwill is deductible for income tax purposes.

Purchased intangible assets with finite useful lives are amortized over their respective estimated useful lives (using an accelerated method for customer relationships and trade names) to their estimated residual values, if any. The Company’s finite-lived intangible assets consist of customer relationships, contractor and resume databases, trade names, and internal use software and are being amortized over periods ranging from two to nine years. Purchased intangible assets are reviewed annually to determine if facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, recoverability is assessed by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, the rate of amortization is accelerated, and the remaining carrying value is amortized over the new shorter useful life. No impairments were identified or changes to estimated useful lives have been recorded as of December 31, 2018 and 2017.

NOTE 8 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable are made up of payables due to vendors in the ordinary course of business at December 31, 2018 and 2017. One vendor made up 62.7% and 71.8% of our accounts payable in 2018 and 2017, respectively, which represented greater than 10% of accounts payable at December 31, 2018 and 2017, respectively.

NOTE 9 – CREDIT FACILITIES AND LINE OF CREDIT

The Company maintains operating lines of credit, factoring and revolving credit facilities with banks and finance companies to provide working capital for the business.

On July 1, 2016, the Company entered into a Factoring and Security Agreement (the “FASA”) with Action Capital Corporation (“Action”) to establish a sale of accounts facility, whereby the Company may obtain short-term financing by selling and assigning to Action acceptable accounts receivable. Pursuant to the FASA, the outstanding principal amount of advances made by Action to the Company at any time shall not exceed $5,000,000. Action will reserve and withhold an amount in a reserve account equal to 5% of the face amount of each account purchased under the FASA. The balance at December 31, 2018 is $4,533,575 which includes accrued interest.

F-20

The per annum interest rate with respect to the daily average balance of unpaid advances outstanding under the FASA (computed on a monthly basis) will be equal to the “Prime Rate” of Wells Fargo Bank N.A. plus 2%, plus a monthly fee equal to 0.75% of such average outstanding balance. The Company shall also pay all other costs incurred by Action under the FASA, including all bank fees. The FASA will continue in full force and effect unless terminated by either party upon 30 days’ prior written notice. Performance of the Company’s obligations under the FASA is secured by a security interest in certain collateral of the Company. The FASA includes customary representations and warranties and default provisions for transactions of this type.

NOTE 10 – DEFERRED REVENUE

Deferred revenue consists of prepaid third party hardware service agreements, software maintenance service contracts and the related costs and expenses recorded net of the revenue charged to the customer and paid within normal business terms. The net amount recorded as a deferred revenue liability is being amortized into the results of operations over the related periods on a straight line basis, normally 1-5 years with 3 years being the average term.

2017
Deferred Revenue	$7,753,906
Less Deferred Costs & Expenses	(6,540,688)
Net Deferred Revenue	1,213,218
Less Current Portion	(761,194)
Total Long Term net Deferred Revenue	$452,024

In May 2014, the FASB issued new revenue recognition guidance under ASU 2014-09 that supersedes the existing revenue recognition guidance under U.S. Generally Accepted Accounting Principles (“GAAP”). The new standard, ASC Topic 606, focuses on creating a single source of revenue guidance for revenue arising from contracts with customers for all industries. The objective of ASC Topic 606, the new standard, is for companies to recognize revenue when it transfers the promised goods or services to its customers at an amount that represents what the company expects to be entitled to in exchange for those goods or services. Since the issuance of the original standard, the FASB has issued several other subsequent updates including the following: 1) clarification of the implementation guidance on principal versus agent considerations (ASU 2016-08); 2) further guidance on identifying performance obligations in a contract as well as clarifications on the licensing implementation guidance (ASU 2016-10); 3) rescission of several SEC Staff Announcements that are codified in Topic 605 (ASU 2016-11); and 4) additional guidance and practical expedients in response to identified implementation issues (ASU 2016-12). The Company took into the guidance provided in these ASUs related to revenue recognition.

F-21

Accordingly, the Company has adopted ASC Topic 606 as of January 1, 2018 using the modified retrospective transition approach, in which the cumulative effect of applying the standard would be recognized at the date of initial application. An adjustment to decrease deferred revenue in the amount of $1,213,218 was established on the date of adoption relating to amounts deferred related to extended service contract sales through December 31, 2017. Prior to adoption of ASC Topic 606 net revenue from the sales of these contracts would be recognized immediately since the Company has no continuing obligation related to the sale of these products if the new guidance had been applied in the past. As a result of the adoption the Company recognizes revenue from extended service contracts on a net versus gross basis in the consolidated statements of operations. The Company recognized the cumulative effect of initially applying ASC Topic 606 as an adjustment of $1,213,218 of net deferred revenue to the opening balance of accumulated deficit.

Deferred net revenue on December 31, 2017	$1,213,218

Accumulated deficit on December 31, 2017	(35,554,994)

Accumulated deficit on January 1, 2018	(34,341,776)

Net loss on December 31, 2018	(5,391,889)

Less: Preferred stock - Series C dividend	(188,612)

Accumulated deficit on December 31, 2018	$(39,922,277)

Under this approach, revenue for 2017 is reported in the consolidated statements of operations and comprehensive income on the historical basis, and revenue for 2018 is reported in the consolidated statements of operations and comprehensive income under ASC Topic 606. A comparison of revenue for 2018 periods to the historical basis is included below. The Company acknowledges that the required adoption of ASC Topic 606 could have a material effect on annual revenue or net income from continuing operations on an ongoing basis.

	For the Year ended December 31
					Topic 606	Topic 605
	Topic 606 2018	Topic 605 2018%		2017	Variance from 2017	Variance from 2017
Revenues
Total revenues	56,202,332	60,823,023	8.22%	54,458,845	1,743,487	6,364,178

Total costs of goods sold	43,139,895	48,356,388	12.09%	43,089,210	50,685	5,267,178

Gross profit	13,062,437	12,466,635	(4.56)%	11,369,635	1,692,802	1,097,000

F-22

NOTE 11 – NOTES PAYABLE, RELATED PARTIES

Notes payable, related parties consisted of the following as of December 31:

	2018	2017

Note payable – debt restructure Marin	$1,160,000	$1,200,000
Note payable – debt restructure Thomet	712,500	750,000
Quest Preferred Stock note payable	-	1,199,400
Convertible note payable – shareholders	700,000	-
Note payable - Certus	1,059,473	-
Note payable – debt restructure Zicman	171,000	180,000
Total notes payable	3,802,973	3,329,400
Less current portion	1,891,000	106,500
Long-term portion	$1,911,973	$3,222,900

As of December 31, 2018 and 2017, the Company recorded interest expense in connection with these notes in the amount of $114,722 and $79,055, respectively.

Note payable – debt restructure Marin

On February 28, 2018, the Company entered into two settlement agreements with David and Kathy Marin (the “Marin Settlement Agreements”). Pursuant to the first Marin Settlement Agreement (the “Marin Settlement Agreement I”), the Company and the Marins agreed to reduce the Company’s purchase price for all of the capital stock of Bar Code Specialties, Inc., which was acquired by the Company from the Marins in November 2014. In the 2014 acquisition, the Company had issued David Marin a promissory note for $11,000,000 of which an aggregate of $10,696,465. (the “Owed Amount”) was outstanding as of February 26, 2018 which includes accrued interest earned but not paid. Pursuant to the Marin Settlement I Agreement, the amount of the indebtedness owed to Marin was reduced by $9,495,465. bringing the total amount owed to $1,201,000. Section 3.1 of the original note was amended to provide that the Company shall pay the Marins 60 monthly payments of $20,000 each commencing the earlier of (i) October 26, 2018 and (ii) the date that the Company’s obligation to Scansource, Inc., currently in the amount of $1,800,000 is satisfied and all amounts currently in default under the credit agreement with Scansource (currently approximately $ 6.0 Million) is reduced to $2.0 million. The Marins have agreed to release their security interest against the Company. In connection with the $9,495,465. reduction in the purchase price, the Company issued the Marins 3 year warrants to purchase an aggregate of 3,000,000 shares of Common Stock at an exercise price of $0.20 per-share.

On February 28, 2018, the Company entered into an additional settlement agreement with the Marins (the “Marin Settlement Agreement II”) whereby the Company settled a promissory note owed to the Marins in the original principal amount of $100,000 which currently had a balance of $111,065 in its entirety in exchange for an aggregate of 85,000 shares of the Company’s Series C Preferred Stock. The Series C Preferred Stock has a liquidation value and conversion price of $1.00 per share and automatically converts into Common Stock at $1.00 per share in the event that the Company’s common stock has a closing price of $1.50 per share for 20 consecutive trading days. The preferred stock pays a 6% dividend commencing two years from issuance. During the first two years, the Series C Preferred stock shall neither pay nor accrue the dividend. The Company also agreed to transfer title to a vehicle that was being utilized by Mr. Marin to David Marin. In exchange therefor, the $100,000 Note and the accrued interest thereon was cancelled in its entirety.

F-23

Note payable – debt restructure Thomet

On February 22, 2018, the Company entered into a settlement agreement with Kurt Thomet whereby the Company settled its indebtedness to Mr. Thomet in the current amount of $5,437,136 in full in exchange for 60 monthly payments of $12,500 each commencing the earlier of (i) October 26, 2018 or (ii) the date when the Company’s obligation under its promissory note with Scansource, Inc. currently in the amount of $1,800,000 is satisfied and all amounts currently due under the credit agreement with Scansource (currently approximately $6.0 million) is reduced to $2.0 million. In addition, the Company issued Mr. Thomet an aggregate of 500,000 shares of restricted common stock and 1,000,000 shares of Series C Preferred Stock with the same rights and restrictions as described above in the description of the Marin Settlement II Agreement.

Quest Preferred Stock note payable

The Quest preferred stock 6% note payable is in conjunction with the promissory note issued in October 2015 related to the redemption and cancelation of 100% of the issued and outstanding Series A preferred stock as well as 3,400,000 stock options that had been issued to a now former employee. The principal payments have been postponed. In June 2016, the holder of the note granted the Company a forgiveness of debt in the amount of $75,000 which was recorded as an increase in the additional paid in capital because it was a related party transaction. In addition, on June 17, 2016, the Company entered into Promissory Note Conversion Agreement with the Noteholder whereby $1,800,000 of the promissory note was converted into 1,800,000 shares of Series C Preferred Stock. In July 2016, the holders of the notes signed subordination agreements with the Supplier of the Secured Promissory Note and Action, whereby the noteholder agree to subordinate its right and payment of capital and interest until the Supplier with the Secured Promissory Note is reimbursed in full. During the year ended December 31, 2018, the Company issued 8,600,000 shares of the Company’s common stock at a fair value of $2,666,000 for the conversion of the principal and accrued interest of $1,199,400 and $202,363, respectively, or $1,401,763. The difference of $1,264,237 was recorded as loss on debt settlement in the consolidated statement of operations.

Convertible note payable – shareholders

The convertible note payable – shareholders relates to the purchase price paid for the acquisition of HTS. The Note is in the amount of $700,000 with $350,000 due to each of the two sellers. The $700,000 was due and payable on October 5, 2019 with accrued interest at the rate of 6.0% per annum.

The Holder shall have the right, at any time on or after the Issue Date, to convert all or any portion of the then outstanding and unpaid principal amount and interest (including any Default Interest) into fully paid and non-assessable shares of the Company’s common stock, as such common stock exists on the conversion date, or any shares of the Company’s capital stock or other securities of the Company into which such common stock shall hereafter be changed or reclassified, at the conversion price (as defined below) determined as provided herein (a “Conversion”); The number of conversion shares to be issued upon each conversion of the note shall be determined by dividing the conversion amount by the applicable conversion price then in effect on the date specified in the notice of conversion delivered to the Company by the holder. The conversion rate was set at $0.236 per share.

Note payable - Certus

The company acquired the Note Payable – Certus (“Certus Note”) with the acquisition of HTS. The Certus Note was a non-interest-bearing note. The Certus Note was historically discounted using an effective interest rate of 5.0%. The outstanding balance of $1,059,473 is due and payable in April 2020 with monthly payment of approximately $85,000 per month. The Certus Note is classified as a related party note because the Chief Executive Officer of Certus, Ltd. is the son of a significant shareholder of the Company and a sibling of a member of the Board of Directors.

Note payable – debt restructure Zicman

On February 19, 2018, the Company entered into a settlement agreement with George Zicman whereby the Company settled its indebtedness to Mr. Zicman in the current amount of $1,304,198.55 in full in exchange for 60 monthly payments of $3,000 each commencing the earlier of (i) October 26, 2018 or (ii) the date when the Company’s obligation under its promissory note with Scansource, Inc. currently in the amount of $1,800,000 is satisfied and all amounts currently due under the credit agreement with Scansource (currently approximately $6.0 million) is reduced to $2.0 million. In addition, the Company issued Mr. Zicman an aggregate of 100,000 shares of common stock and 600,000 shares of Series C Preferred Stock with the same rights and restrictions as described above in the description of the Marin Settlement II Agreement.

F-24

Each of the Marins, Thomet and Zicman entered into a voting agreement with the Company whereby they agreed to vote any shares of common stock beneficially owned by them as directed by the Company’s CEO and also agreed to a leakout restriction whereby they each agreed not to sell more than 10% of the common stock beneficially owned during any 30-day period.

The repayment of the notes payable, related parties is contingent on the complete reimbursement of the Supplier Secured Promissory Note and other conditions and on these factors management has estimated that the future maturities of notes payable, related parties, as of December 31, 2018 is as follows for the years ending December 31,:

2019	1,891,000
2020	720,473
2021	426,000
2022	426,000
Thereafter	339,500
Total	$3,802,973

NOTE 12 - NOTES PAYABLE

Notes payable consists of the following as of December 31,:

	2018	2017
Supplier Secured Note Payable	$8,340,465	$3,208,534
All Other	612,980	350,785
Total	8,953,445	3,559,319
Less current portion	8,823,151	3,429,025
Long Term Notes Payable	$130,294	$130,294

Future maturities of notes payable are as follows for the years ending December 31,;

2019	$8,823,151
2020	-
2021	-
Thereafter	130,294
Total	$8,953,445

Supplier Secured Note Payable

On July 18, 2016, the Company and the supplier entered into that certain Secured Promissory Note, with an effective date of July 1, 2016, in the principal amount of $12,492,137. The USD Note accrues interest at 12% per annum and is payable in six consecutive monthly installments of principal and accrued interest in a minimum principal amount of $250,000 each, with any remaining principal and accrued interest due and payable on December 31, 2016.

●	On November 30, 2016, the Company entered into an Amendment Agreement to the secured Promissory Note whereby the maturity date was extended to March 31, 2017 and the monthly installments of principal and accrued interest were increased to $400,000 commencing December 15, 2016 with any remaining principal and accrued interest due and payable on March 31, 2017. The Amendment also provides that the Company will make an additional principal payment of $300,000 by December 15, 2016.

●	On March 31, 2017, the Company entered into a Second Amendment Agreement to the secured Promissory Note whereby the maturity date was extended to September 30, 2017 whereby any remaining principal and accrued interest is due and payable on September 30, 2017. The Amendment also provides that the Company will continue to make monthly installments of principal and accrued interest in a minimum principal amount of $400,000 each.

F-25

●	On September 30, 2017, the Company entered into a Third Amendment Agreement to the secured Promissory Note whereby the maturity date was extended to October 31, 2017. The Amendment also provides that the Company will continue to make monthly installments of principal and accrued interest in a minimum principal amount of $600,000 each.

●

On November 15, 2017 the Company entered into a Fourth Amendment extending the maturity date to December 31, 2017 and this Fourth Amendment is effective on October 31, 2017 whereby any remaining principal and accrued interest is due and payable on December 31, 2017. The Amendment also provides that the Company will continue to make monthly installments of principal and accrued interest in a minimum principal amount of $600,000 each.

●	On February 14, 2018 the Company entered into a Fifth Amendment extending the maturity date to March 31st, and this Fifth Amendment is effective on December 31, 2017 whereby any remaining principal and accrued interest is due and payable on March 31, 2018. The Amendment also provides that the Company will continue to make monthly installments of principal and accrued interest in a minimum principal amount of $400,000 each.

●

On September 14, 2018, the Company entered into a Sixth Amendment extending the maturity date to January 31, 2019. The Amendment also increases the principal amount to $8,690,464.72, an increase of $6,763,549.41, by rolling the Company’s existing outstanding accounts payable into the note by the previously mentioned amount of increase.

●

On April 30, 2019, the Company entered into a Seventh Amendment extending the maturity date to July 31, 2019. The Amendment also provides that the Company will continue to make monthly installments of principal and accrued interest in a minimum principal amount of $350,000 each. Management plans to make the first payment at the beginning of June.

Bill Davidson Promissory Note

In connection with the BCS acquisition, the Company assumed a related party note payable to the former CTO of the RFID division of BCS. The note is payable in equal monthly installments of $4,758 beginning October 31, 2014 and ending October 2018. The loan bears interest at 1.84% and is unsecured and subordinated to the Company’s bank debt. The balance on this loan at December 31, 2018 and 2017 was $130,294 of which all of it was classified as long term. In July 2016, the holder of the note signed a subordination agreement with the Supplier of the Secured Promissory Note and Action, whereby the noteholder agrees to subordinate its rights to payment of capital and interest until the Supplier with the Secured Promissory Note is reimbursed in full. This is subordinated to the Supplier Secured Note payable and can’t be paid until the Supplier Secured Note Payable is satisfied; therefore, the note is classified as long-term.

Maren Trust Promissory Note

In January 2016, the Company entered into a Stock Redemption Agreement whereby the Company would repurchase 507,079 shares of common stock for $220,490 on an installment basis which was recorded as a note on the transaction date carrying interest at 9%. As at December 31, 2018, the Company did not complete the redemption of 507,079 shares of common stock and the remaining balance of the note was $241,159. In February 2018, the Company paid the final payment and the 507,097 shares were cancelled.

Ross Promissory Note

On July 31, 2016 as part of the Separation Agreement with Mr. Ross, the Company issued a promissory note in the amount of $59,500 in connection with the redemption by the Company of 350,000 shares of restricted common stock. The promissory note was paid off in 12 monthly installments commencing October 1, 2016 and this transaction was recorded as a restructuring charge in the amount of $84,317 in the third quarter of 2016. In addition, the Company restated a promissory note in favor of Mr. Ross which was paid at the balance of the $102,000 over 12 monthly installments commencing October 1, 2016. The balance on these two notes at December 31, 2018 and 2017 was $0.

F-26

NOTE 13 – OTHER LIABILITIES

At December 31, 2018 and 2017, other liabilities consisted of the following:

	2018	2017
Unearned Incentive from credit Cards	$-	$77,307
Key Man life Insurance liability	-	150,146
Dividend payable	478,299	289,687
Others	397,122	43,810
	875,421	560,950
Less Current Portion	(265,178)	(121,117)
Total long term other liabilities	$610,243	$439,833

The Company had purchased key man life insurance policies for some of its executives to insure the Company against risk of loss of an executive. Should loss of an executive occur, those funds would be used to pay off their respective promissory notes, repurchase their shares and settle out any amounts owed to them and their estate.

On, June 10, 2016, the Company entered into an assignment and assumption with three of the beneficiaries of the key man insurance policies. The agreement states that the Company will be assigning the policy over to the beneficiary and the beneficiary will assume all the obligations under the premium financed note in place. The premium financed note has to be bifurcated with the lender in order to complete the transaction.

At December 31, 2017, the balance of amount of premium financed note for the remaining policy is $1,481,850 and the cash value of the policy as of this date is $1,395,468, with a net negative cash value of the policies of $86,382.

The value of the policies is recorded at the new value per the right of offset noted in Topics 210-220. To have right of offset, the Company would need to show (1) amounts of debt are determinable, (2) reporting entity has the ‘right’ to setoff, (3) the right is enforceable by law, and (4) reporting entity has the ‘intention’ to setoff. Given that the Company has met all of these, the Company has elected to use the right of setoff as the cash value of the policies is being used as the collateral for the loans. Should the Company default on payments to the policy or determine to not continue with the policies, the cash value of the policy is intended to pay off of the loan. The Company also intends to settle out the loans in the future with the cash value of the policy.

As of June 30, 2018, the Company has no further obligations related to the key man insurance policies other than finalizing paperwork on the latter assignments and in removing the liabilities from the Company books, there was an accounting gain of $150,146.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

PROFIT SHARING PLAN

The Company maintains a contributory profit sharing plan covering substantially all fulltime employees within the requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”). In 2016, the Safe Harbor element was removed from the plan and the employer may make a discretionary matching contribution equal to a uniform percentage or dollar amount of participants’ elective deferrals for each Plan Year. In 2015, the Company is required to make a safe harbor non-elective contribution equal to 3 percent of a participant’s compensation. The plan also includes a 401(k) savings plan feature that allows substantially all employees to make voluntary contributions and provides for discretionary matching contributions determined annually by the Board of Directors. For the years ending December 31, 2018, and 2017, the Company elected to forgo the match for 2018 and 2017.

OPERATING LEASES

In April 2012, Quest Marketing signed an operating lease at 860 Conger Street, Eugene, OR 97402. The premises, consisting of approximately 7,000 square feet of warehouse/office space shall serve as the Company’s new headquarters. The lease provides for monthly payments of $3,837 through March 2013 and adjusted annually to reflect changes in the cost of living for the remainder of the lease term. In no event shall the monthly rent be increased by more than 2 percent in any one year. The lease expired March 2017 and the Company extended the term of the lease for an additional two year with the same cost of living increase. In May 2019 the company extended this lease for an additional 12 months until March 2020.

The lease at the Company’s Ohio location, signed by Quest Marketing in June 2013, provides for monthly payments of $2,691. The lease was renewed on June 1, 2018 and the new lease term is through May 30, 2023. Pursuant to the renewal of the lease, rent payments are as follows: $2,706 per month for the period covering June 1, 2018 through May 30, 2019; $2,815 per month for the period covering June 1, 2019 through May 30, 2020; $2,926 per month for the period covering June 1, 2020 through May 30, 2021; $3,044 per month for the period covering June 1, 2021 through May 30, 2022; and $3,165 per month for the period covering June 1, 2022 through May 30, 2023. This location is used by the Company’s software development team and engineers for assistance with its sales team.

F-27

The Company had a commercial real estate operating lease with the former owner of BCS for the Company’s BCS office and warehouse location in Garden Grove, CA. Total rent expense at this location was $108,000 for the year ending December 31, 2017. On February 1, 2018 The Company signed a new lease for the Company’s office and warehouse location in Anaheim downsizing from Garden Grove, California. The Company rent is at the rate of $2,372 per month through January 31, 2019, then increasing to $2,466.54 per month to January 31, 2020. The rent from February 1, 2020 until February 28, 2021 is $2,565.20. The lease expires on February 28, 2021. This location houses satellite sales and technical support office.

The Company opened an executive suite in Salt Lake City, Utah in August 2017. This office houses the offices for the Company’s CEO and CFO. Rent on this location was waived by the landlord until January 1, 2018, when the office space expanded to house a portion of the Company’s accounting and administrative staff. The Company rent per month at this location for 2018 was $7,000 per month. As this rental rate is below the current market rate for the property, the company imputed monthly rent expense of $28,266 for 2018 in the financial statements.

As of October 1, 2018 in connection with the acquisition of HTS, the Company added the lease for the offices for the R&D employees that are located in Israel. The rental cost for the three months ended December 2018 was $53,119. On December 2018, the offices moved to a “We Work” offices located in Haifa, Israel to reduce the rental cost. The amount paid for December 2018 was 9,170 Nis (or $2,400), in January 2019, 12,838 Nis (or $3,400), from February 2019 the monthly rental cost was 24,728 Nis (or $6,600) per month and from January 2020, 30,230 Nis (or $8,000) per month

Total rent expense paid was $356,480 and $170,765 for the years ending December 31, 2018 and 2017, respectively.

The following is a schedule of future minimum facility lease payments required under the related party operating leases that have initial or remaining lease terms in excess of one year as of December 31, 2017.

The future minimum operating lease payments are as follows:

Years ending December 31,
2019	162,716
2020	73,516
2021	31,481
Thereafter	48,197
Total	$315,910

LITIGATION

The Company was sued by Kurt Thomet for breach of obligations related to the outstanding debt obligations remaining from the promissory note executed on January 18, 2014 and subsequent amendments. The lawsuit was withdrawn in 2018 with the restructure of debt the subsequent to year end but effective December 31, 2018. The Company is not a party to any other pending material legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against the Company. To the knowledge of management, no director, executive officer or affiliate of the Company, any owner of record or beneficially of more than five percent of the Company’s Common Stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

NOTE 15 – STOCKHOLDERS’ DEFICIT

PREFERRED STOCK

Series A

As of December 31, 2018 and 2017, there were 1,000,000 Series A preferred shares designated and 0 Series A preferred shares outstanding. The board of directors had previously set the voting rights for the preferred stock at 1 share of preferred to 250 common shares.

Series B

As of December 31, 2018 and 2017, there was 1 preferred share designated and 0 preferred shares outstanding.

Series C

As of December 31, 2018 and 2017, there was 15,000,000 Series C Preferred Shares authorized with 4,828,530 issued and outstanding. The series C preferred shares have preferential rights above common shares and the Series B Preferred Shares and is entitled to receive a quarterly dividend at a rate of $0.06 per share per annum and have a liquidation preference of $1 per share. As part of several debt settlement agreements effective December 30, 2017, 1,685,000 shares of Series C Preferred Stock were issued, with the caveat that the shares will not pay and will not accrue dividends for a 24-month period or any time prior to March 1, 2020. Each Series C preferred share outstanding is convertible into one (1) share of the Company’s common stock. As of December 31, 2018 and 2017, the accrued dividends on the Series C Preferred Stock was $ 478,299 and $289,687, respectively.

The Series C Preferred Stock has a liquidation value and conversion price of $1.00 per share and automatically converts into Common Stock at $1.00 per share in the event that the Company’s common stock has a closing price of $1.50 per share for 20 consecutive trading days.

COMMON STOCK

In March 2018 and pursuant to the Company’s 2018 Equity Incentive Plan, the Company granted 1,000,000 shares of the Company’s common stock valued at $119,000 to the Company’s Chief Executive Officer Shai Lustgarten. The shares were valued at the fair market value of the Company’s common stock on the date of issuance.

During 2018, the Company issued 79,920 shares of the Company’s common stock, valued at $11,212, to employees of the Company as part of the Company’s 2018 Equity Incentive Plan. The shares were valued as of the date of grant at the fair value of the Company’s common stock.

During 2018, the Company issued 2,820,448   shares of the Company’s common stock for services rendered by independent third parties, the Company’s former CFO, and related party noteholders. The shares were valued at $394,965 using the fair market value of the shares on the date of issuance.

During 2018, the Company issued 8,600,000 shares of the Company’s common stock at a fair value of $2,666,213 for the conversion of principal and accrued interest of $1,199,000 and $247,363, respectively, or $1,446,363. The difference of $1,219,850 was record as interest expense in the consolidated statement of operations. The shares were valued using   the fair value of the Company’s common stock as of the date of issuance.

On June 26, 2018, the Company issued 150,000 shares of common stock to Maren Life Reinsurance LTD as part of a debt settlement agreement.

In October 2018, and as partial consideration of the acquisition of HTS, the Company issued 22,452,954 shares of the Company’s common stock to the previous owners of HTS. These shares were valued at $5,298,897. See Note 4 – Acquisitions for further details.

F-28

In April 2017, the Company issued 640,000 shares to the Chief Executive Officer as a signing bonus under his Employment Agreement. The shares were valued at $48,000. In addition, the Company issued 70,000 shares to the Chief Financial Officer as additional fees pursuant to his Contractor Agreement. The shares were valued at $8,400.

On June 30, 2017, the Company issued 87,500 shares to board members in relation to the vesting schedule agreed to during 4th quarter 2015, which is based on an annual grant 100,000 restricted shares every October and vesting over 8 quarters per independent board member as compensation.

On August 2, 2017, the Company authorized the issuance 600,000 shares of common stock as part of a consulting agreement with Carlos Jaime Nissenson. The shares were valued at $66,000.

On December 30, 2017 the Company issued 600,000 shares of common stock valued at $59,400 as part of a debt reduction agreement with two parties.

In January 2016, the Company entered into a Stock Redemption Agreement whereby the Company would repurchase 507,079 shares of common stock for $230,490 on an installment basis which was recorded as a note on the transaction date carrying interest at 9%. As at December 31, 2019, the Company had not completed the redemption of 507,079 shares of common stock and the remaining balance of the note and accrued interest was $241,159. In March 2019, the Company made its last payment under the Stock Redemption Agreement and the 507,079 shares were cancelled.

Warrants and Stock Options

During 2018, the Company issued options to purchase 11,920,000 shares valued at $1,637,520. Also, during 2018, the Company issued warrants to purchase 1,000,000 shares valued at $180,498. These options and warrants were valued at the grant date using the Black-Scholes valuation methodology. The Company determines the assumptions used in the valuation of warrants and option awards as of the date of grant. Differences in the expected stock price volatility, expected term or risk-free interest rate may necessitate distinct valuation assumptions at those grant dates. As such, the Company may use different assumptions for options and warrants granted throughout the year. The valuation assumptions used to determine the fair value of each option/warrants award on the date of grant were: expected stock price volatility 150.0% - 157.0%; expected term in years 0-2; and risk-free interest rate 1.82% - 2.98%.

The following table summarizes information about warrants granted during the years ended December 31,:

	2018		2017
	Number of warrants	Weighted Average Exercise Price	Number of warrants	Weighted Average Exercise Price

Balance, beginning of year	5,905,000	0.25	1,405,000	0.52

Warrants granted	1,000,000	0.49	4,500,000	0.17
Warrants expired	1,405,000	0.52	-	-
Warrants cancelled, forfeited	-	-	-	-
Warrants exercised	-	-	-	-

Balance, end of year	5,500,000	0.23	5,905,000	0.25

Exercisable warrants	5,500,000	0.23	4,780,000	0.29

Outstanding warrants as of December 31, 2018 are as follows:

Range of Exercise Prices	Weighted Average residual life span (in years)	Outstanding Warrants	Weighted Average Exercise Price	Exercisable Warrants	Weighted Average Exercise Price

0.11	2.59	1,500,000	0.11	1,500,000	0.11
0.20	2.0	3,000,000	0.20	3,000,000	0.20
0.28	1.49	200,000	0.28	900,000	0.25
0.60	1.78	300,000	0.60	-	-
0.50	2.78	500,000	0.50	505,000	1.00

0.11 to 0.60	2.10	5,500,000	0.23	5,905,000	0.25

Warrants outstanding have the following expiry date and exercise prices as of the year ended December 31,:

Expiry Date	Exercise Prices	2018	2017

March 22, 2018	1.00	-	300,000
April 1, 2018	0.25	-	900,000
April 30, 2018	1.00	-	5,000
July 10, 2018	1.00	-	200,000
December 30, 2020	0.20	3,000,000	3,000,000
August 2, 2021	0.11	1,500,000	1,500,000
June 6, 2020	0.28	200,000	-
October 10, 2020	0.60	300,000	-
October 10, 2021	0.50	500,000	-

		5,500,000	5,905,000

F-29

Share Purchase Option Plan

The Company has a stock option plan whereby the Board of Directors, may grant to directors, officers, employees, or consultants of the Company options to acquire common shares. The Board of Directors of the Company has the authority to determine the terms, limits, restrictions and conditions of the grant of options, to interpret the plan and make all decisions relating thereto. The plan was adopted by the Company’s Board of Directors on November 17, 2014 in order to provide an inducement and serve as a long term incentive program. The maximum number of common shares that may be reserved for issuance was set at 10,000,000.

The option exercise price is established by the Board of Directors and may not be lower than the market price of the common shares at the time of grant. The options may be exercised during the option period determined by the Board of Directors, which may vary, but will not exceed ten years from the date of the grant. There are 10,000,000 of the Company’s common shares which may be issued pursuant to the exercise of share options granted under the Plan. As at December 31, 2017, the Company had issued options, allowing for the subscription of 9,625,000 common shares of its share capital.

Stock Options - The following table summarizes information about stock options granted during the years ended December 31, 2018 and 2017:

	2018		2017
	Number of stock options	Weighted Average Exercise Price	Number of stock options	Weighted Average Exercise Price

Balance, beginning of year	9,625,000	0.21	2,644,000	0.50

Stock options granted	11,840,000	0.17	6,981,000	0.10
Stock options expired	(36,000)	-	-	-
Stock options cancelled, forfeited	(1,308,000)	-	-	-
Stock options exercised	-	-	-	-

Balance, end of year	20,121,000	0.19	9,625,000	0.21

Exercisable stock options	15,841,000	0.19	6,010,583	0.25

During 2018, the Company canceled a total of 1,308,000 stock options

Outstanding stock options as of December 31, 2018 are as follows:

Range of Exercise Prices	Weighted Average residual life span (in years)	Outstanding Stock Options	Weighted Average Exercise Price	Exercisable Stock Options	Weighted Average Exercise Price

0.075 to 0.09	3.13	2,281,000	0.09	2,981,000	0.08
0.11	2.59	3,500,000	0.11	3,500,000	0.11
-	-	-	-	500,000	0.145
-	-	-	-	144,000	0.36
0.50	5.89	2,500,000	0.50	2,500,000	0.50
0.12	4.18	6,800,000	0.12	-	-
0.22	4.84	2,165,000	0.22	-	-
0.27	4.92	2,875,000	0.27	2,500,000	0.50

0.075 to 0.50	4.17	20,121,000	0.19	12,125,000	0.21

Stock options outstanding at the end of the year have the following expiry date and exercise prices:

Expiry Date	Exercise Prices	December 31, 2018	December 31, 2017

February 26, 2018	0.37	-	72,000
April 27, 2018	0.38	-	36,000
July 9, 2018	0.33	-	36,000
August 2, 2021	0.11	3,500,000	3,500,000
February 17, 2022	0.09	2,281,000	2,281,000
March 30, 2022	0.09	-	700,000
March 05, 2023	0.12	6,800,000	-
October 31, 2023	0.22	2,165,000	-
November 30, 2023	0.27	2,875,000	-
November 20, 2024	0.50	2,500,000	2,500,000
October 2, 2027	0.145	-	500,000

	0.19	20,121,000	9,625,000

F-30

The Company recorded stock compensation expense relating to the vesting of stock options and warrants as follows for the years ended December 31, 2018 and 2017;

	2018	2017

Stock compensation	569,379	64,581
Stock Option vesting	1,818,018	686,164
Total	$2,387,397	$750,745

NOTE 16 – RESTRUCTURING EXPENSES

For the year ended December 31, 2017, the Company took steps to streamline and simplify its operations in North America. The employees to be separated from the Company as a result of these streamlining initiatives were offered severance or working notices. As a result, the Company recorded a restructuring charge of $26,880 to realize the streamlining initiatives. The restructuring charge was for severance pay. For the year ended December 31, 2018, the restructuring expenses taken were $0.

NOTE 17 – RELATED PARTY TRANSACTIONS

During 2017 and part of 2018, the Company leased a building from the former owner of BCS for $9,000 per month, which was believed to be the current fair market value of similar buildings in the area. These amounts are included in the lease disclosure schedule, Note 14.

In addition, on August 2, 2017, the Company entered into a Consulting agreement with Carlos J. Nissenson, a principal shareholder of the Company and a family member of a Director of the Company. The terms and condition of the contract are as follows:

●	24 month term with 90 day termination notice by the Company

●	A monthly fee of $15,000 and a one-time signatory fee of 600,000 restricted shares

●	1,500,000 warrants to buy shares at $0.11 having a four year life and a vesting period of 12 months in 4 quarterly and equal installments, subject to Mr. Nissenson’ s continuous service to the Company

●	In case the Company procures debt financing during the term of this agreement, without any equity component, Mr. Nissenson shall be entitled to 3% of the gross funds raised, however if the Company is required to pay a success fee to another external entity, then Mr. Nissenson shall be entitled to only 2% of the gross funds raised

●	In addition to the above, in the event of an equity financing resulting in gross proceeds of at least $3,000,000 to the Company within 24 months of the date the contract, Mr. Nissenson shall further be entitled to certain warrants to be granted by the Company which upon their exercise pursuant to their terms, Mr. Nissenson shall be entitled to receive QUEST shares which represent 3% of the QUEST issued share capital immediately prior to the consummation of such investment. The warrants will carry an exercise price per warrant/share representing 100% of the closing price per share as closed in the equity financing. This section and the issue of the warrant by QUEST are subject to the approval of the Board of Directors of QUEST. However, if the Board does not approve the issuance of warrants; then Mr. Nissenson will be entitled to a fee with the equivalent value based on a Black Scholes valuation

●	In addition to the above, Mr. Nissenson will be entitled to a $ 50,000 one-time payment which shall be paid on the 1st day that the QUEST shares become traded on the NASDAQ or NYSE Stock Market within 24 months of the date of the contract

●	In addition to the aforementioned, in the event that the Company shall close any M&A transaction with a third party target, Mr. Nissenson shall be entitled to a success fee in the amount equal to 3% of the total transaction price, in any combination of cash and shares that will be determined by QUEST

Additional related party transactions are discussed in Notes 11 and 15.

NOTE 18 – INCOME TAX

For the year ended December 31, 2018, the Company has ($47,351) of current income tax provision (US State & Local and Foreign) and $552,489 benefit (related to Purchase Accounting - Acquisition of HTS) deferred income tax provision.

The tax effect of temporary differences that give rise to deferred tax assets and deferred tax liabilities are as follows as of December 31,

Deferred tax assets	2018	2017
Reserves and deferred revenue	$459,873	$752,442
163(J) Limitation	299,410	-
Stock options	975,885	477,600
Net operating loss	5,029,096	5,202,184
Total gross deferred tax assets	6,764,264	6,432,226
Less: Valuation Allowance	(5,870,586)	(6,428,806)
Net deferred tax assets	893,678	3,420

Deferred tax liabilities
Other	-	(3,102)
Amortization of intangible assets and depreciation	(893,678)	(318)
Total deferred tax liabilities	(893,678)	(3,420)

Net deferred tax assets	$-	$-

F-31

Components of net deferred tax assets, including a valuation allowance, are as follows as of December 31:

	2018	2017
Deferred tax assets	$5,870,586	$6,428,806
Valuation allowance	(5,870,586)	(6,428,806)
Total deferred tax assets	$-	$-

The valuation allowance for deferred tax assets as of December 31, 2018 and 2017 was $5,870,586 and $6,428,806, respectively. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Management has recorded a 100% Valuation Allowance, against its Ned Deferred Tax Assets, since Management believes it is more likely than not that it will not be realized at the date of this statement. The Company will continue to monitor the potential utilization of this asset. Should factors and evidence change to aid in this assessment, a potential adjustment to the valuation allowance in future periods may occur. The Company records any penalties and interest as a component of operating expenses.

The reconciliation between statutory rate and effective rate is as follows as of December 31, 2018 and 2017:

	2018	2017
Federal statutory tax rate	21.0%	34.0%
State taxes	1.73%	3.94%
Foreign income taxes	(0.66)%	-%
Nondeductible items	(8.87)%	(0.94)%
Acquisition accounting adjustments	8.74%	-%
Change in valuation allowance	8.58%	66.48%
Return to provision adjustments	(22.09)%	(14.17)%
Rate Change	-%	(85.99)%
Other	(0.44)%	(3.33)%

Effective tax rate	7.99%	-%

The Company reported no uncertain tax liability as of December 31, 2018 and expects no significant change to the uncertain tax liability over the next twelve months. The Company’s 2013, 2014, 2015, 2016 and 2017 federal and state income tax returns are open for examination by the applicable governmental authorities.

As of December 31, 2018, the Company had a net operating loss (NOL) carryforward of approximately $20,954,348. The NOL carryforward begins to expire in 2024. Under Section 382 of the Internal Revenue Code of 1986, as amended (“IRC Section 382”), a corporation that undergoes an “ownership change” is subject to limitations on its use of pre-change NOL carryforwards to offset future taxable income. Within the meaning of IRC Section 382, an “ownership change” occurs when the aggregate stock ownership of certain stockholders (generally 5% shareholders, applying certain look-through rules and aggregation rules which combine unrelated shareholders that do not individually own 5% or more of the corporation’s stock into one or more “public groups” that may be treated as 5-percent shareholder) increases by more than 50 percentage points over such stockholders’ lowest percentage ownership during the testing period (generally three years). In general, the annual use limitation equals the aggregate value of common stock at the time of the ownership change multiplied by a specified tax-exempt interest rate. The Company has not completed a study as to whether there is a 382 limitation on its NOLs that will limit or possibly eliminate the use of its NOLs in the future. Company’s Management has recorded a 100% valuation allowance on the entire NOL as it believes that it is more likely than not that the deferred tax asset associated with the NOLs will not be realized regardless of whether or not an “ownership change” has occurred.

F-32

Effects of the Tax Cuts and Jobs Act

On December 22, 2017, the Tax Cuts and Jobs Act (Tax Act) was enacted. Accounting Standard Codification (ASC) 740, Accounting for Income Taxes, requires companies to recognize the effect of tax law changes in the period of enactment regardless of the effective date of those tax law changes. Certain provisions of the Tax Act are effective September 27, 2017, others are effective or identified as of December 31, 2017 and others are effective after January 1, 2018.

Given the timing of enactment of the Tax Act and the significance of the legislation, the SEC staff issued Staff Accounting Bulletin No. 118 (SAB 118), which allows registrants to record provisional amounts during a one year “measurement period” similar to that used when accounting for business combinations. However, the measurement period should not extend beyond one year from the Tax Act enactment date and is deemed to have ended when the registrant has obtained, prepared and analyzed the information necessary to finalize its accounting.

To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but the registrant is able to determine a reasonable estimate, it must record a provisional estimate in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740, Accounting for Income Taxes, on the basis of the provisions of the tax laws that were in effect immediately before the enactment of the Tax Act. More specifically, SAB 118 summarizes a three-step process to be applied at each reporting period to account for and disclose the tax effects of the Tax Act. The steps are (1) to record the effects of the change in tax law for which accounting is complete; (2) to record provisional amounts (or adjustments to provisional amounts) for the effects of the tax law where accounting is not complete, but for which a reasonable estimate has been determined; and (3) where a reasonable estimate cannot yet be made, to continue to apply ASC 740, Accounting for Income Taxes, based on the tax law in effect prior to enactment of the Tax Act.

Amounts recorded where accounting is complete for the year ended January 1, 2018 primarily relate to the reduction in the U.S. corporate income tax rate to 21 percent. The Company revalued its ending gross deferred tax items, previously recorded at 35 percent, using the enacted 21 percent corporate tax rate. This change resulted in no net tax expense/benefit but did cause a reduction to our U.S. federal deferred tax asset fully offset by a reduction of the Company’s 100% valuation allowance.

Effects of tax law changes where a reasonable estimate of the accounting effects cannot yet been made include the one-time mandatory repatriation transition tax on the net accumulated earnings and profits of a U.S. taxpayer’s foreign subsidiaries earned post 1986. The Company has performed a preliminary earnings and profits analysis with consideration given to foreign loss carryforwards acquired as a result of the Company’s acquisitions and determined on a provisional basis that there should be no income tax effect in the current or any future period. The Company will continue to identify and evaluate data to more thoroughly identify the tax impact and record adjustments, if any, within the measurement period.

NOTE 19 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has evaluated all subsequent events through the date of this filing. No other significant events have occurred besides the events already disclosed in the Notes above.

On March 6, 2018, the Board approved the Company’s 2018 Equity Incentive Plan and later amended it on October 31, 2018 to increase the amount of shares available under the 2018 Equity Incentive Plan to 20,000,000 shares.

On January 23, 2019, shareholders holding a majority of shares of our common stock executed a written consent in lieu of a shareholder meeting authorizing the Company to take the following corporate actions:

i.	Adopt and ratify our 2018 Equity Incentive Plan
ii.	Authorize the Board to effectuate a reverse split (the “Reverse Split”) of our common stock by a ratio of not less than one (1) for fifteen (15) (the “Range”), with the exact ratio to be set at a whole number within the Range as determined by the Board in its sole discretion; and
iii.	Authorize the Board to amend the Company’s Certificate of Incorporation in order to increase the Company’s authorized number of shares of common stock from 100,000,000 shares of common stock, par value $0.001 per share to 200,000,000 shares of common stock.

On April 4, 2019, the “Company entered into a form of Securities Purchase Agreement (the “Securities Purchase Agreement”) with accredited investors (the “Purchasers”). Pursuant to the Securities Purchase Agreement, on April 9, 2019 (the “Closing Date”), the Company sold an aggregate gross proceeds of $5,000,000 of units (the “Units”) before deducting placement agent fees and offering expenses (the “Offering”). The individual Unit purchase price was $0.30. Each Unit is comprised of one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and a warrant to purchase one share of Common Stock, and, as a result of the Offering, the Company issued 16,666,668 shares of Common Stock (the “Shares”) and warrants (the “Warrants”) to purchase 16,666,668 shares of Common Stock (the “Warrant Shares”) at an exercise price equal to $0.35 per Warrant Share, which Warrants are exercisable for a period of five and one-half years from the issuance date. Both Shai Lustgarten, the Company’s Chief Executive Officer, and Carlos J. Nissenson, a consultant to and principal stockholder of the Company, participated in the Offering by converting $200,000 each of unpaid principal owed to them by the Company in exchange for Shares and Warrants on the same terms as all other Purchasers.

On April 12, 2019, the Board approved and authorized the Reverse Split, to be effectuated at a later date, as determined by the Board, and upon the filling of a certificate of amendment to the Company’s articles of incorporation.

On May 29, 2019, the Company, Campbeltown and Walefar entered into an Amendment to the HTS Purchase Agreement (the “Amendment”), which provided for an adjustment to the number of shares of common stock issued to Walefar and Campbeltown in the acquisition of HTS. Pursuant to the Amendment, Campbeltown and Walefar agreed to return for cancelation 5,542,328 and 5,542,329 shares of common stock respectively. This Amendment reduced the amount of shares issued in the acquisition to 11,368,297 shares from 22,452,954 shares and the amount of share consideration to approximately $2,682,918 from approximately $5,298,897. This adjustment was made as a result of a correction in the calculation of working capital and other share give back provisions of the HTS Purchase Agreement. This Amendment also reduces the Company’s issued and outstanding common stock to 77,008,411 from 88,093,068 as of May 29, 2019.

F-33

QUEST SOLUTION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share and per share data)	As of
	March 31, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$344	$378
Accounts receivable, net	14,205	12,262
Inventory	1,612	1,804
Prepaid expenses	489	169
Other current assets	179	78
Total current assets	16,829	14,690

Property and equipment, net of accumulated depreciation of $2,079 and $2,037, respectively	364	389
Goodwill	13,921	13,921
Trade name, net of accumulated amortization of $2,672 and $2,585, respectively	1,718	1,805
Customer relationships, net of accumulated amortization of $5,452 and $5,076, respectively	7,138	7,514
Other intangibles, net of accumulated amortization of $71 and $33, respectively	1,229	1,267
Cash, restricted	532	532
Other assets	243	31
Total assets	$41,974	$40,148

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$22,895	$17,484
Accrued interest and accrued liabilities, related party	27	-
Line of credit	797	4,534
Accrued payroll and sales tax	2,318	2,173
Notes payable, related parties – current portion	2,072	1,891
Notes payable – current portion	8,405	8,823
Other current liabilities	1,195	265
Total current liabilities	37,709	35,170

Long term liabilities
Notes payable, related party, less current portion	1,520	1,912
Accrued interest and accrued liabilities, related party	-	33
Notes payable, less current portion	147	130
Other long term liabilities	662	610
Total liabilities	40,038	37,930

Stockholders’ equity
Series A Preferred stock; $0.001 par value; 1,000,000 shares designated, 0 shares issued and outstanding	-	-
Series B Preferred stock; $0.001 par value; 1 share designated, 0 shares issued and outstanding	-	-
Series C Preferred stock; $0.001 par value; 15,000,000 shares designated, 4,828,530 and 4,828,530 shares issued and outstanding, respectively	5	5
Common stock; $0.001 par value; 200,000,000 shares authorized; 71,426,401 and 71,931,693 shares issued and outstanding, respectively.	71	72
Common stock; $0.001 par value; 11,084,657 shares to be received		(2,616)
Common stock to be repurchased by the Company	-	(230)
Additional paid-in capital	42,291	44,814
Accumulated (deficit)	(40,432)	(39,752)
Accumulated other comprehensive loss	1	1
Total stockholders’ equity	1,936	2,293
Total liabilities and stockholders’ equity	$41,974	$40,148

The accompanying unaudited notes to the financials should be read in conjunction with these condensed consolidated financial statements.

F-34

QUEST SOLUTION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	For the three months ended March 31
(In thousands, except share and per share data)	2019	2018
Revenues
Total Revenues	$18,620	$15,181

Cost of goods sold
Cost of goods sold	14,023	12,014
Total costs of goods sold	14,023	12,014

Gross profit	4,597	3,166

Operating expenses
General and administrative	689	477
Salary and employee benefits	2,855	2,603
Depreciation and amortization	543	437
Professional fees	415	293
Total operating expenses	4,502	3,810

Income (loss) from operations	95	(644)

Other income (expenses):
Interest expense	(684)	(295)
Other (expenses) income	(46)	3
Total other expenses	(730)	(292)

Net loss before Income Taxes	(635)	(936)

Provision for Income Taxes
Current	-	(13)
Total Provision for Income Taxes	-	(13)

Net loss attributable to Quest Solution Inc.	$(635)	$(949)
Less: Preferred stock – Series C dividend	(47)	(48)

Net loss attributable to the common stockholders	$(682)	$(997)

Net loss per share - basic	$(0.01)	$(0.03)

Net loss per share from continuing operations - basic	$(0.01)	$(0.03)
Weighted average number of common shares outstanding - basic	71,681,522	37,125,286

The accompanying unaudited notes to the financials should be read in conjunction with these condensed consolidated financial statements.

F-35

QUEST SOLUTION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(UNAUDITED)

	Series C Preferred Stock		Common Stock		Additional Paid-in	Shares	Accumulated	Other Comprehensive	Total Stockholders’
(In thousands, except per share data)	Shares	Amount	Shares	Amount	Capital	Repurchased	Deficit	Income (Loss)	Equity (Deficit)

Balance, December 31, 2017	4,829	$5	36,828	$37	$34,496	$(230)	$(35,555)	$-	$(1,247)
ASC 606								1,213	1,213
Board Issuances			1,000	1	118				119
Dividend on Class C Shares								(48)	(48)
ESPP Stock Issuance			45	-	4				4
Stock-based compensation – options and warrants					352				352
Stock Based Compensation			1,800	2	207				209
Debt Settlements									-
Net (loss) income	-	-	-	-	-	-	(949)		(949)
Balance, March 31, 2018	4,829	5	39,673	40	35,177	(230)	(35,555)	216	(347)

Balance, December 31, 2018	4,829	5	71,932	72	42,198	(230)	(39,752)	1	2,293
Dividend on Class C Shares	-	-	-	-		-	(47)	-	(47)
ESPP Stock Issuance	-	-	2	-	1	-	-	-	1
Stock-based compensation – options and warrants	-	-	-	-	323	-	-	-	323
Stock redemption			(508)	(1)	(229)	230			-
Accumulated other Comprehensive Loss	-	-	-	-	-	-		-	-
Net (loss) income	-	-	-	-	-	-	(633)	-	(633)
Balance, March 31, 2019	4,829	$5	71,426	$71	$42,291	$-	$(40,432)	$1	$1,936

The accompanying unaudited notes to the financials should be read in conjunction with these condensed consolidated financial statements.

F-36

QUEST SOLUTION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(UNAUDITED)

	For the three months ended March 31
(In thousands)	2019	2018
Cash flows from continuing operating activities:
Net loss	$(635)	$(949)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock based compensation	323	685
Topic 606 Cumulative Adjustment	-	1,213
Depreciation and amortization	543	487
Changes in operating assets and liabilities:
(Increase) / decrease in accounts receivable	(1,941)	(3,031)
(Increase) / decrease in prepaid	(319)	(1,935)
(Increase) in inventory	173	(1,702)
Increase / (decrease) in accounts payable and accrued liabilities	6,214	4,987
Increase in accrued interest and accrued liabilities, related party	-	26
(Decrease) in deferred revenue, net	-	(1,213)
Increase in accrued payroll and sales taxes payable	144	1,259
(Increase) / decrease in other assets	(102)	98
Increase in other liabilities	133	35
Net cash (used in) provided by operating activities	4,533	(40)

Cash flows from investing activities:
(Increase) / decrease in restricted cash	-	303
(Increase) / decrease in other assets	(213)	-
Purchase of property and equipment	-	(54)
Net cash provided by investing activities	(213)	249

Cash flows from financing activities:
Proceeds from ESPP stock issuance	1	-
Proceeds from / (payments on) line of credit	(3,737)	1,165
Payment on notes/loans payable	(618)	(1,154)
Net cash provided by (used) in financing activities	(4,354)	11

Net increase (decrease) in cash	(34)	220
Cash, beginning of period	378	25
Cash, end of period	$344	$245

Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-
Supplementary for non-cash flow information:
Stock issued for services	$-	$209
Stock options issued	$323	$473
Shares to be repurchased	$-	$(230)

The accompanying unaudited notes to the financials should be read in conjunction with these condensed consolidated financial statements.

F-37

QUEST SOLUTION, INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The interim consolidated financial statements of Quest Solution, Inc. include the combined accounts of Quest Marketing, Inc., an Oregon Corporation, Quest Exchange Ltd., a Canadian based holding company, HTS Image Processing, Inc., a Delaware corporation, HTS (USA), Inc., a Delaware corporation and HTS Image Ltd. (f/k/a Teamtronics Ltd.), an Israeli corporation.

On December 31, 2016, the Company acquired one hundred percent (100%) of the shares of Bar Code Specialties, Inc. (“BCS”) and merged BCS into Quest Marketing to form one US legal entity as part of its streamlining efforts.

The interim consolidated financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2018 and notes thereto included in the Company’s Form 10-K filed with the SEC on June 5, 2019. The Company follows the same accounting policies in the preparation of interim reports, except for the adoption of ASC Topic 606, Revenue from Contracts with Customers. The Company operates in one segment.

Operating results for the three months ended March 31, 2019 are not necessarily indicative of the results that may be expected for the year ended December 31, 2019.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Quest Solution, Inc. is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s management who is responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

F-38

RECENT ACCOUNTING PRONOUNCEMENTS

Adoption of New Accounting Pronouncement in Fiscal 2019

In July 2018, the FASB issued ASU 2018-10 Leases (Topic 842),Codification Improvements and ASU 2018-11 Leases (Topic 842), Targeted Improvements, to provide additional guidance for the adoption of Topic 842. ASU 2018-10 clarifies certain provisions and correct unintended applications of the guidance such as the application of implicit rate, lessee reassessment of lease classification, and certain transition adjustments that should be recognized to earnings rather than to stockholders’ equity. ASU 2018-11 provides an alternative transition method and practical expedient for separating contract components for the adoption of Topic 842. In February 2016, the FASB issued ASU 2016-02 Leases (Topic 842) which requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases with terms greater than 12 months. ASU 2018-11, ASU 2018-10, and ASU 2016-02 (collectively, “the new lease standards”) are effective for fiscal years beginning after December 15, 2018, with early adoption permitted. We adopted the standard on January 1, 2019 by applying the new lease requirements utilizing the Effective Date Method for all leases with terms greater than 12 months. We elected the package of practical expedients permitted under the transition guidance within the new standard, which included carrying forward historical assessments of: (1) whether contracts are or contain leases, (2) lease classification and (3) initial direct costs. The adoption of this standard resulted in the recognition of right-of-use assets of $237,731 and additional lease liabilities of $237,731 as of January 1, 2019. The adoption of the standard did not have a material impact on our operating results or cash flows.

In July 2018, the FASB issued ASU 2018-09, Codification Improvements. The amendments in ASU 2018-09 affect a wide variety of Topics in the FASB Codification and apply to all reporting entities within the scope of the affected accounting guidance. The Company has evaluated ASU 2018-09 in its entirety and determined that the amendments related to Topic 718-740, Compensation-Stock Compensation-Income Taxes, are the only provisions that currently apply to the Company. The amendments in ASU 2018-09 related to Topic 718-740, Compensation-Stock Compensation-Income Taxes, clarify that an entity should recognize excess tax benefits related to stock compensation transactions in the period in which the amount of the deduction is determined. The amendments in ASU 2018-09 related to Topic 718-740 are effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The adoption of the new standard did not have a current impact on the Company’s Condensed Consolidated Financial Statements.

In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, to expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees and supersedes the guidance in Subtopic 505-50, Equity - Equity-Based Payments to Non-Employees. Under ASU 2018-07, equity-classified nonemployee share-based payment awards are measured at the grant date fair value on the grant date. The probability of satisfying performance conditions must be considered for equity-classified nonemployee share-based payment awards with such conditions. ASU 2018-07 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The adoption of the new standard did not have a current impact on the Company’s Condensed Consolidated Financial Statements for the period ended March 31, 2019.

F-39

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (“ASU 2016-13”). ASU 2016-13 changes the impairment model for most financial assets and certain other instruments, including trade and other receivables, held-to-maturity debt securities and loans, and requires entities to use a new forward-looking expected loss model that will result in the earlier recognition of allowance for losses. This update is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for a fiscal year beginning after December 15, 2018, including interim periods within that fiscal year. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. We are currently assessing the potential impact of ASU 2016-13 on our consolidated financial statements and results of operations.

The Company has evaluated other recent pronouncements and believes that none of them will have a material effect on the Company’s financial statements.

GOODWILL AND INTANGIBLE ASSETS

Intangible assets are stated at cost, net of accumulated amortization. The assets are being amortized on the straight-line method over useful lives ranging from 3 to 11 years. Amortization expense for the period ended March 31, 2019 and December 31, 2018 was $542,309 and $1,784,390, respectively.

F-40

NET LOSS PER COMMON SHARE

Net loss per share is provided in accordance with FASB ASC 260-10, “Earnings per Share.” Basic net loss per common share (“EPS”) is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued, unless doing so is anti-dilutive. The weighted-average number of common shares outstanding for computing basic EPS for the three months ended March 31, 2019 and 2018 were 71,681,522 and 37,125,286, respectively. Diluted net loss per share of common stock is the same as basic net loss per share of common stock because the effects of potentially dilutive securities are antidilutive.

Dilutive securities are excluded from the computation of diluted net loss per share because such securities have no anti-dilutive impact due to losses reported.

The following table sets forth the potentially dilutive securities excluded from the computation of diluted net loss per share because such securities have an anti-dilutive impact due to losses reported, as of March 31,:

	2019	2018
Options to purchase common stock	15,841,000	13,781,000
Convertible preferred stock	4,828,530	4,828,530
Warrants to purchase common stock	5,500,000	5,600,000
Common stock subject to repurchase	-	(507,079)
Potential shares excluded from diluted net loss per share	26,169,530	23,702,451

FOREIGN CURRENCY TRANSLATION

The consolidated financial statements of the Company are presented in U.S. dollars. The functional currency for the Company and each of its subsidiaries (“Quest US entities”), except HTS LTD is U.S. dollars. The functional currency of HTS LTD is Israeli Shekel. Transactions in currencies other than the functional currency are recorded using the appropriate exchange rate at the time of the transaction. For Quest US entities, continuing operations are conducted in U.S. dollars. The Company owns a non-operating subsidiary in Canada, from which it has no activity since October 1, 2016. For HTS LTD is an Israeli Company whose continuing operations are conducted in Israeli Shekel.

Reclassifications and adjustments — Certain prior year amounts in the condensed consolidated interim financial statements have been reclassified to conform with current year presentation. The impact of the reclassifications made to prior year amounts is not material and did not affect net loss.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of March 31, 2019, the Company had a working capital deficit of $20,880,835 and an accumulated deficit of $40,431,495. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis. Management’s plan to eliminate the going concern situation includes, but is not limited to, the continuation of improving cash flow, maintaining moderate cost reductions (subsequent to aggressive cost reduction actions already taken in 2018 and in the first quarter of 2019), the creation of additional sales and profits across its product lines, and the obtaining of sufficient financing to restructure current debt in a manner more in line with the Company’s improving cash flow and cost reduction successes.

The matters that resulted in 2018 having substantial doubt about the Company’s ability to continue as a going concern, have been somewhat mitigated by the successful debt reduction settlements finalized in December of 2017 as detailed in the Company’s Annual Report on Form 10-K filed on June 5, 2019. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-41

NOTE 3 – CONCENTRATIONS

For the three months and year ended March 31, 2019 and December 31, 2018, one customer accounted for 21.4% and 17.0% of the Company’s revenues, respectively.

NOTE 4 – BUSINESS ACQUISITION

HTS Image Processing, Inc. acquisition

On October 5, 2018 (“Closing Date”), the Company entered into the HTS Purchase Agreement with Walefar and Campbeltown, (Walefar and Campbeltown are collectively referred to as the “Sellers”). Pursuant to the HTS Purchase Agreement, the Company purchased 100% of the capital stock of HTS Image Processing, Inc., and HTS’s wholly owned subsidiaries HTS USA, Inc. and HTS Image Ltd. (f/k/a Teamtronics Ltd.), from the Sellers.

Pro forma results of operations

The following pro forma results of operations for the three months ended March 31, 2018 have been prepared as though the business acquisition had occurred as of January 1, 2018. This pro forma financial information is not indicative of the results of operations that the Company would have attained had the acquisition occurred at the beginning of the periods presented, nor is the pro forma financial information indicative of the results of operations that may occur in the future:

Three Months Ended March 31, 2018
Pro forma sales	$17,141,884
Pro forma net income	(981,186)
Pro forma basic and diluted earnings per share	(0.03)

F-42

NOTE 5 – OTHER LIABILITIES

At March 31, 2019 and December 31, 2018, other liabilities consisted of the following:

	March 31, 2019	December 31, 2018
Lease liability	$219,507	$-
Other vendor payable	801,000	-
Dividend payable	524,806	478,299
Others	310,871	397,122
Total other liabilities	1,856,184	875,421
Less Current Portion	(1,194,714)	(265,178)
Total long term other liabilities	$661,470	$610,243

NOTE 6 – CREDIT FACILITIES AND LINE OF CREDIT

On July 1, 2016, the Company entered into a Factoring and Security Agreement (the “FASA”) with Action Capital Corporation (“Action”) to establish a sale of accounts facility, whereby the Company may obtain short-term financing by selling and assigning to Action acceptable accounts receivable. Pursuant to the FASA, the outstanding principal amount of advances made by Action to the Company at any time shall not exceed $5,000,000. Action will reserve and withhold an amount in a reserve account equal to 5% of the face amount of each account purchased under the FASA. The balance outstanding under the Action credit line at March 31, 2019 was $796,952 and $4,533,575 at December 31, 2018, which includes accrued interest.

The per annum interest rate with respect to the daily average balance of unpaid advances outstanding under the FASA (computed on a monthly basis) will be equal to the “Prime Rate” of Wells Fargo Bank N.A. plus 2%, plus a monthly fee equal to 0.75% of such average outstanding balance. The Company shall also pay all other costs incurred by Action under the FASA, including all bank fees. The FASA will continue in full force and effect unless terminated by either party upon 30 days’ prior written notice. Performance of the Company’s obligations under the FASA is secured by a security interest in certain collateral of the Company. The FASA includes customary representations and warranties and default provisions for transactions of this type.

NOTE 7 - NOTES PAYABLE

Notes payable at March 31, 2019 and December 31, 2018, consists of the following:

	March 31, 2019	December 31, 2018
Supplier Note Payable	$8,240,465	$8,340,465
All Other	311,096	612,980
Total	8,551,564	8,953,445
Less current portion	(8,404,560)	(8,823,151)
Long Term Notes Payable	$147,001	$130,294

Future maturities of notes payable as of March 31, 2019 are as follows;

2019	$8,404,560
2020	16,707
Thereafter	130,294
Total	$8,551,561

In connection with the BCS’ acquisition, the Company assumed a related party note payable to the former CTO of the RFID division of BCS. The note is payable in equal monthly installments of $4,758 beginning October 31, 2014 and ended October 2018. The loan bears interest at 1.84% and is unsecured and subordinated to the Company’s bank debt. The balance on this loan at March 31, 2019 and March 31, 2018 was $130,294 and $130,294 respectively, of which all of it was classified as long term. In July 2016, the holder of the note signed a subordination agreement with the Supplier of the Secured Promissory Note and Action Capital, whereby the noteholder agrees to subordinate its right to payment of capital and interest until the Supplier with the Secured Promissory Note is reimbursed in full, therefore, the note is classified as long-term.

On July 18, 2016, the Company and the supplier entered into that certain Secured Promissory Note, with an effective date of July 1, 2016, in the principal amount of $12,492,137. The USD Note accrues interest at 12% per annum and is payable in six consecutive monthly installments of principal and accrued interest in a minimum principal amount of $250,000 each, with any remaining principal and accrued interest due and payable on December 31, 2016.

●	On September 7, 2018, the Company entered into a Sixth Amendment to the secured Promissory Note (the “Sixth Amendment”) extending the maturity date to January 31, 2019. The Sixth Amendment also increases the principal amount to $8,690,464.72, an increase of $6,763,549.41, by rolling the Company’s then existing and outstanding accounts payable into the note by the previously mentioned amount of increase. The Company will continue to make monthly payments in the amount of $300,000 for the first three monthly payments, and also in the amount of $500,000 for the last two monthly payments prior to the notes maturity.

●	On April 30, 2019, the Company entered into a Seventh Amendment to the secured Promissory Note (the “Seventh Amendment”) extending the maturity date to July 31, 2019. The Seventh Amendment also provides that the Company will continue to make monthly installments of principal and accrued interest in a minimum principal amount of $350,000 each.

F-43

NOTE 8 –NOTES PAYABLE, RELATED PARTIES

Notes and loans payable, related parties consisted of the following:

	March 31, 2019	December 31, 2018

Note payable – debt restructure Marin	$1,060,000	$1,160,000
Note payable – debt restructure Thomet	675,000	712,500
Convertible note payable – shareholders	700,000	700,000
Note payable - Certus	986,449	1,059,473
Note payable – debt restructure Zicman	171,000	171,000
Total notes payable, related parties	3,592,449	3,802,973
Less current portion	2,072,449	1,891,000
Long-term portion	$1,520,000	$1,911,973

For the three months ended March 31, 2019 and 2018, the Company recorded interest expense in connection with these notes in the amount of $51,495 and $20,232, respectively.

The note payable for acquisition of Quest was issued on January 9, 2014 in conjunction with the acquisition of Quest Marketing, Inc. The initial interest rate was 1.89%, subsequent to December 31, 2015; the interest was increased to 6% and is due in 2018. Principal and interest payments have been postponed. In addition, on June 17, 2016, the Company entered into Promissory Note Conversion Agreement with one of the Noteholders whereby $684,000 of the promissory note was converted into 684,000 shares of Series C Preferred Stock. As part of the transaction, the related debt discount of $171,000 was recorded against Additional paid in capital. As part of the acquisition of Quest Marketing, the Company engaged an independent valuation analysis to do a valuation of the purchase accounting. In July 2016, the holders of the notes signed subordination agreements with the Supplier of the Secured Promissory Note and Action, whereby the noteholders agree to subordinate their rights and payments until the Supplier with the Secured Promissory Note is reimbursed in full. As a result, the balance on this loan and related accrued interest at December 31, 2016 were all classified as long term.

The note payable for acquisition of BCS was issued on November 21, 2014 in conjunction with the acquisition of BCS. The current interest is at 1.89% and is due in 2018. This note is convertible into Common Stock at $2.00 per share, subject to board approval such that no debt holder can own more than 5% of the outstanding shares. Principal payments $ and interest payments have been postponed. In July 2016, the holders of the notes signed subordination agreements with the Supplier of the Secured Promissory Note and Action, whereby the noteholder agree to subordinate its right and payment of capital and interest until the Supplier with the Secured Promissory Note is reimbursed in full. As a result, the balance on this loan and related accrued interest at December 31, 2016 were all classified as long term.

The Quest preferred stock 6% note payable is in conjunction with the promissory note issued in October 2015 related to the redemption and cancelation of 100% of the issued and outstanding Series A preferred stock as well as 3,400,000 stock options that had been issued to a now former employee. The principal payments have been postponed. In June 2016, the holder of the note granted the Company a forgiveness of debt in the amount of $75,000 which was recorded as an increase in the additional paid in capital because it was a related party transaction. In addition, on June 17, 2016, the Company entered into a Promissory Note Conversion Agreement with the Noteholder whereby $1,800,000 of the promissory note was converted into 1,800,000 shares of Series C Preferred Stock. In July 2016, the holders of the notes signed subordination agreements with the Supplier of the Secured Promissory Note and Action, whereby the noteholder agree to subordinate its right and payment of capital and interest until the Supplier with the Secured Promissory Note is reimbursed in full. As a result, the balance on this loan and related accrued interest at December 31, 2016 were all classified as long term.

On February 26, 2018, the Company entered into a lease termination agreement with David and Kathy Marin whereby it cancelled the lease for the premises located at 12272 Monarch St., Garden Grove, California effective as of April 20, 2018.

On February 28, 2018, the Company finalized two settlement agreements with David and Kathy Marin (the “Marin Settlement Agreements”) which have an effective date of December 30, 2017. Pursuant to the first Marin Settlement Agreement (the “Marin Settlement Agreement I”), the Company and the Marins agreed to reduce the Company’s purchase price for all of the capital stock of Bar Code Specialties, Inc., which was acquired by the Company from the Marins in November 2014. In the 2014 acquisition, the Company had issued David Marin a promissory note for $11,000,000 of which an aggregate of $10,696,465 (the “Owed Amount”) was outstanding as of February 26, 2018 which includes accrued interest earned but not paid. Pursuant to the Marin Settlement Agreement I, the amount of the indebtedness owed to Marin was reduced by $9,495,465 bringing the total amount owed to $1,201,000. Section 3.1 of the original note was amended to provide that the Company shall pay the Marins 60 monthly payments of $20,000 each commencing the earlier of (i) October 26, 2018 and (ii) the date that the Company’s obligation to Scansource, Inc., currently in the amount of $2,800,000 is satisfied and all amounts currently in default under the credit agreement with Scansource (currently approximately $ 6.0 Million) is reduced to $2.0 million. The Marins agreed to release their security interest against the Company. In connection with the $9,495,465 reduction in the purchase price, the Company issued the Marins 3 year warrants to purchase an aggregate of 3,000,000 shares of Common Stock at an exercise price of $0.20 per share.

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On February 28, 2018, the Company finalized an additional settlement agreement with the Marins (the “Marin Settlement Agreement II”) whereby the Company settled a promissory note owed to the Marins in the original principal amount of $100,000 which currently had a balance of $111,065 in its entirety in exchange for an aggregate of 85,000 shares of the Company’s Series C Preferred Stock. The Series C Preferred Stock has a liquidation value and conversion price of $1.00 per share and automatically converts into Common Stock at $1.00 per share in the event that the Company’s common stock has a closing price of $1.50 per share for 20 consecutive trading days. The preferred stock pays a 6% dividend commencing two years from issuance. During the first two years, the Series C Preferred stock shall neither pay or accrue the dividend. The Company also agreed to transfer title to a vehicle that was being utilized by Mr. Marin to David Marin. In exchange therefor, the $100,000 Note and the accrued interest thereon was cancelled in its entirety. The effective date of the agreement is December 30, 2017.

On February 28, 2018, the Company finalized a settlement agreement with Kurt Thomet whereby the Company settled its indebtedness to Mr. Thomet in the current amount of $5,437,136 in full in exchange for 60 monthly payments of $12,500 each commencing the earlier of (i) October 26, 2018 or (ii) the date when the Company’s obligation under its promissory note with Scansource, Inc. currently in the amount of $21,800,000 is satisfied and all amounts currently due under the credit agreement with Scansource (currently approximately $6.0 million) is reduced to $2.0 million. In addition, the Company issued Mr. Thomet an aggregate of 500,000 shares of restricted common stock and 1,000,000 shares of Series C Preferred Stock with the same rights and restrictions as described above in the description of the Marin Settlement II Agreement. The effective date of the agreement is December 30, 2017.

On February 28, 2018, the Company finalized a settlement agreement with George Zicman whereby the Company settled its indebtedness to Mr. Zicman in the current amount of $1,304,199 in full in exchange for 60 monthly payments of $3,000 each commencing the earlier of (i) October 26, 2018 or (ii) the date when the Company’s obligation under its promissory note with Scansource, Inc. currently in the amount of $2,800,000 is satisfied and all amounts currently due under the credit agreement with Scansource (currently approximately $6.0 million) is reduced to $2.0 million. In addition, the Company issued Mr. Zicman an aggregate of 100,000 shares of common stock and 600,000 shares of Series C Preferred Stock with the same rights and restrictions as described above in the description of the Marin Settlement Agreement II. The effective date of the agreement is December 30, 2017.

Each of the Marins, Thomet and Zicman entered into a voting agreement with the Company whereby they agreed to vote any shares of common stock beneficially owned by them as directed by the Company’s CEO and also agreed to a leakout restriction whereby they each agreed not to sell more than 10% of the common stock beneficially owned during any 30-day period.

On June 7, 2018, the Company authorized the issuance of 8,600,000 shares of common stock to Jason Griffith. The issuance was part of a convertible provision in an existing note held by Jason Griffith. With the issuance of stock, the debt of $1,199,400 and all accrued interest was extinguished.

On October 5, 2018, the Company entered into a purchase agreement with Walefar Investments, Ltd. (“Walefar”) and Campbeltown Consulting, Inc. (“Campbeltown”) (Walefar and Campbeltown are collectively referred to as the “Sellers”). Pursuant to the agreement, the Company purchased 100% of the capital stock of HTS Image Processing, Inc. (“HTS”) from the Sellers. As consideration, the Company (i) issued to the Sellers 22,452,954 shares of the Company’s common stock, having a value of $5,298,897 based on the average closing price of the common stock for the 20 days’ preceding the agreement (the “Per Share Value”), (ii) cash in the amount of $300,000, and (iii) a 12 month convertible promissory note with a principal amount of $700,000 and an interest rate of six percent (6%) per year. The note also provides the Sellers the right to convert all or any portion of the then outstanding and unpaid principal amount and interest into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $0.236. The agreement constitutes a “related party transaction” because of Company director Shai Lustgarten’s position as Chief Executive Officer of HTS and stock ownership in HTS. Additionally, Campbeltown is a “related party” because Carlos Jaime Nissenson, the beneficial owner of Campbeltown, is a consultant to the Company, a principal stockholder of the Company, and father of Company director Neev Nissenson. Carlos Jaime Nissenson was also a stockholder and director of HTS. Pursuant to the agreement, Shai Lustgarten received 11,226,477 shares of the Company’s common stock and Carlos Jaime Nissenson received 11,226,477 shares of the Company’s common stock.

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On May 29, 2019, the Company, Campbeltown and Walefar entered into an Amendment to the HTS Purchase Agreement (the “Amendment”), which provided for an adjustment to the number of shares of common stock issued to Walefar and Campbeltown in the acquisition of HTS. Pursuant to the Amendment, Campbeltown and Walefar agreed to return for cancelation 5,542,328 and 5,542,329 shares of common stock, respectively. This Amendment reduced the amount of shares issued in the acquisition to 11,368,297 shares from 22,452,954 shares and the amount of share consideration to approximately $2,682,918 from approximately $5,298,897. This adjustment was made as a result of a correction in the calculation of working capital and other share give back provisions of the HTS Purchase Agreement.

On April 4, 2019, the Company entered into a form of Securities Purchase Agreement (the “Securities Purchase Agreement”) with accredited investors (the “Purchasers”). Pursuant to the Securities Purchase Agreement, on April 9, 2019 (the “Closing Date”), the Company sold an aggregate, with the Conversions included, of $5,000,000 of units (the “Units”) resulting in gross proceeds of $5,000,000, before deducting placement agent fees and offering expenses (the “Offering”). The per Unit purchase price was $0.30. Each Unit is comprised of one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and a warrant to purchase one share of Common Stock, and, as a result of the Offering, the Company issued 16,666,668 shares of Common Stock (the “Shares”) and warrants (the “Warrants”) to purchase 16,666,668 shares of Common Stock (the “Warrant Shares”) at an exercise price equal to $0.35 per Warrant Share, which Warrants are exercisable for a period of five and one-half years from the issuance date. Both Shai Lustgarten, the Company’s Chief Executive Officer, and Carlos J. Nissensohn, a consultant to and principal stockholder of the Company, participated in the Offering by converting $200,000 each of unpaid principal owed to them from the HTS acquisition (the “Conversions”) by the Company in exchange for Shares and Warrants on the same terms as all other Purchasers. With the Conversions included, the Offering resulted in gross proceeds of $5,000,000. As a result of the Conversions, a principal amount of $150,000 is owed to each Walefar and Campbeltown respectively under the note issued to them as partial consideration in the sale of HTS to the Company on October 5, 2018.

The repayment of the notes payable, related parties at March 31, 2019 is as follows:

2019	$1,674,400
2020	757,549
2021	426,000
2022	426,000
Thereafter	308,500
Total	$3,592,449

NOTE 9 – STOCKHOLDERS’ EQUITY

PREFERRED STOCK

Series A

As of March 31, 2019, there were 1,000,000 Series A preferred shares designated and 0 Series A preferred shares outstanding. The board of directors of the Company (the “Board”) had previously set the voting rights for the preferred stock at 1 share of preferred to 250 common shares.

Series B

As of March 31, 2019, there was 1 preferred share designated and 0 preferred shares outstanding.

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Series C

As of March 31, 2019, there were 15,000,000 Series C preferred share authorized and 4,828,530 Series C preferred share outstanding. It has preferential rights above common shares and the Series B preferred shares and is entitled to receive a quarterly dividend at a rate of $0.06 per share per annum. As part of a debt settlement agreement effective December 30, 2017, 1,685,000 shares were issued with the quarterly dividend at a rate of $0.06 per share per annum were waived for a period of 24 months, with no dividends being accrued or paid. Each Series C preferred share outstanding is convertible into one (1) share of common stock of Quest Solution, Inc.

COMMON STOCK

On January 10, 2019, the Company issued an aggregate of 623 shares of common stock to four individuals as part of the Company’s Employee Stock Purchase Program for proceeds of $324.

On February 19, 2019, the Company issued an aggregate of 457 shares of common stock to certain individuals as part of the Company’s Employee Stock Purchase Program for proceeds of $233.

On March 31, 2019, the Company issued an aggregate of 707 shares of common stock to certain individuals as part of the Company’s Employee Stock Purchase Program for proceeds of $252.

As of March 31, 2019, the Company had 71,426,401 common shares outstanding.

Warrants and Stock Options

On March 8, 2018, the Company adopted the Plan as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees to the Company. On October 31, 2018, the Board amended the Plan to increase the amount of shares authorized for issuance thereunder from ten million (10,000,000) to sixteen million (16,000,000) shares of the Corporation’s common stock, par value $0.001 (the “Shares”). On January 23, 2019, the Company’s shareholders adopted and ratified the Plan.

Warrants - The following table summarizes information about warrants granted during the three month periods ended March 31, 2019 and 2018:

	March 31, 2019		March 31, 2018
	Number of warrants	Weighted Average Exercise Price	Number of warrants	Weighted Average Exercise Price

Balance, beginning of period	5,500,000	$0.23	5,905,000	$0.21

Warrants granted	-	-	-	-
Warrants expired	-	-	(300,000)	1.00
Warrants cancelled, forfeited	-	-	-	-
Warrants exercised	-	-	-	-

Balance, end of period	5,500,000	$0.23	5,605,000	$0.21

Exercisable warrants	5,500,000	$0.23	4,885,000	$0.23

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Outstanding warrants as of March 31, 2019 are as follows:

Range of Exercise Prices	Weighted Average residual life span (in years)	Outstanding Warrants	Weighted Average Exercise Price	Exercisable Warrants	Weighted Average Exercise Price

$0.11	2.34	1,500,000	$0.11	1,500,000	$0.11
$0.20	1.92	3,000,000	0.20	3,000,000	0.20
$0.28	1.25	200,000	$0.28	200,000	$0.28
$0.50	2.50	500,000	0.50	500,000	0.50
$0.60	1.51	300,000	$0.60	300,000	$0.60

$0.11 to 0.60	1.92	5,500,000	$0.23	5,500,000	$0.25

Warrants outstanding at March 31, 2019 and 2018 have the following expiry date and exercise prices:

Expiry Date	Exercise Prices	March 31, 2019	March 31, 2018

October 10, 2020	$0.60	300,000	-
December 30, 2020	$0.20	3,000,000	3,000,000
June 26, 2020	$0.28	200,000	-
August 2, 2021	$0.11	1,500,000	1,500,000
October 10, 2021	$0.50	500,000	-

		5,500,000	4,500,000

2014 Stock Option Plan

On November 17, 2014, the Board adopted a stock option plan (the “2014 Plan”) whereby the Board may grant to directors, officers, employees, or consultants of the Company options to acquire common shares. The Board has the authority to determine the terms, limits, restrictions and conditions of the grant of options, to interpret the plan and make all decisions relating thereto. The 2014 Plan was adopted in order to provide an inducement and serve as a long term incentive program. The maximum number of common shares that may be reserved for issuance was set at ten million (10,000,000).

The option exercise price is established by the Board and may not be lower than the market price of the common shares at the time of grant. The options may be exercised during the option period determined by the Board, which may vary, but will not exceed ten years from the date of the grant. There are 10,000,000 of the Company’s common shares which may be issued pursuant to the exercise of share options granted under the 2014 Plan. As at March 31, 2019, the Company had issued options, allowing for the subscription of 20,121,000 shares of its common stock.

Stock Options - The following table summarizes information about stock options granted during the three months ended March 31, 2019 and 2018:

	March 31, 2019		March 31, 2018
	Number of stock options	Weighted Average Exercise Price	Number of stock options	Weighted Average Exercise Price

Balance, beginning of period	20,121,000	$0.24	9,625,000	$0.21

Stock options granted	-	-	6,800,000	0.12
Stock options expired	-	-	72,000	0.37
Stock options cancelled, forfeited	-	-	-	-
Stock options exercised	-	-	-	-

Balance, end of period	20,121,000	$0.24	16,353,000	$0.17

Exercisable stock options	15,841,000	$0.24	10,167,666	$0.20

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For the three months ended March 31, 2019, the Company granted a total of 0 stock options.

Outstanding stock options as of March 31, 2019 are as follows:

Range of Exercise Prices	Weighted Average residual life span (in years)	Outstanding Stock Options	Weighted Average Exercise Price	Exercisable Stock Options	Weighted Average Exercise Price

$0.075 to 0.09	2.88	2,281,000	$0.09	2,281,000	$0.08
$0.11	2.34	3,500,000	$0.11	3,500,000	$0.11
$0.12	3.93	6,800,000	$0.12	5,950,000	$0.12
$0.22	4.59	2,165,000	$0.22	541,250	$0.22
$0.27	4.67	2,875,000	$0.27	1,068,750	$0.27
$0.50	5.64	2,500,000	$0.50	2,500,000	$0.50

$0.075 to 0.50	3.36	20,121,000	$0.24	15,841,000	$0.24

Stock options outstanding at March 31, 2019, and 2018 have the following expiration date and exercise prices:

Expiration Date	Exercise Prices	March 31, 2019	March 31, 2018
August 2, 2021	$0.11	3,500,000	3,500,000
February 17, 2022	$0.075	760,333	760,333
February 17, 2022	$0.09	1,520,667	1,520,667
March 5, 2023	$0.12	6,800,000	6,800,000
October 31, 2023	$0.22	2,165,000	-
November 30, 2023	$0.27	2,875,000	-
November 20, 2024	$0.25	2,500,000	-

		20,121,000	12,581,000

Stock compensation expense is $322,954 for the three months ended March 31, 2019 and $685,156 for the three months ended March 31, 2018.

NOTE 10 – LITIGATION

Our subsidiary, HTS USA, INC., is currently in litigation with Sagy Amit, a former employee, who claims that he is owed wages and commissions. The case is pending in the Superior Court of California, County of San Diego and discovery has just commenced. The Company intends to vigorously contest the action.

The company is not a party to any other pending material legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against the Company. To the knowledge of management, no director, executive officer or affiliate of the Company, any owner of record or beneficially of more than five percent of the Company’s Common Stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

F-49

NOTE 11 – RELATED PARTY TRANSACTIONS

Related party transactions are discussed in Notes 11 and 12.

NOTE 12 – LEASES

The Company accounts for leases in accordance with ASC Topic 842, “Leases,” which requires lessees to recognize a right-of-use asset and lease liability on the balance sheet and expands disclosures about leasing arrangements for both lessees and lessors, among other items, for most lease arrangements.

In accordance with the adoption of ASC 842 on January 1, 2019, we recorded operating lease right-of-use (“ROU”) assets, which represent our right to use an underlying asset for the lease term, and operating lease liabilities which represent our obligation to make lease payments. Generally, we enter into operating lease agreements for facilities. Finance lease assets are recorded within property and equipment, net of accumulated depreciation. The amount of operating lease liabilities due within 12 months are recorded in other current liabilities, with the remaining operating lease liabilities recorded as non-current liabilities in our consolidated balance sheet based on their contractual due dates. Finance lease liabilities are classified according to contractual due dates.

The operating lease ROU assets and liabilities are recognized as of the lease commencement date at the present value of the lease payments over the lease term. Most of our leases do not provide an implicit rate that can readily be determined. Therefore, we use a discount rate based on our incremental borrowing rate which was between 13.16% and 15.06% for all operating leases. Our operating lease agreements may include options to extend the lease term or terminate it early. We have included options to extend in the operating lease ROU assets and liabilities when we are reasonably certain that we will exercise such options. The weighted average remaining lease terms and discount rates for our operating leases were approximately 2.7 years and 14.6% at March 31, 2019. We did not have finance leases at March 31, 2019. Operating lease expense is recognized as rent expense on a straight-line basis over the lease term. We evaluate ROU assets for impairment consistent with our property and equipment policy disclosure included in our 2018 Form 10-K.

As of March 31, 2019, operating lease ROU assets were $214,611 and operating lease liabilities were $219,507, of which $121,405 were classified as noncurrent.

Future minimum lease commitments at March 31, 2019 were as follows:

Year ending December 31,	Operating Leases
2019 (excluding the three months ended March 31, 2019)	$94,971
2020	81,919
2021	36,365
2022 and thereafter	53,200
Total lease payments	266,456
Less imputed interest	(46,949)
Total	$219,507

Supplemental cash flow information related to leases was as follows:

Three Months Ended March 31, 2019
Cash paid for amounts included in the measurement of lease liabilities:
Cash flows from operating activities - operating leases	$19,916
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$17,066

NOTE 13 – SUBSEQUENT EVENTS

On May 29, 2019, the Company, Campbeltown and Walefar entered into an Amendment to the HTS Purchase Agreement (the “Amendment”), which provided for an adjustment to the number of shares of common stock issued to Walefar and Campbeltown in the acquisition of HTS. Pursuant to the Amendment, Campbeltown and Walefar agreed to return for cancelation 5,542,328 and 5,542,329 shares of common stock, respectively. This Amendment reduced the amount of shares issued in the acquisition to 11,368,297 shares from 22,452,954 shares and the amount of share consideration to approximately $2,682,918 from approximately $5,298,897. This adjustment was made as a result of a correction in the calculation of working capital and other share give back provisions of the HTS Purchase Agreement.

On April 4, 2019, the Company entered into a form of Securities Purchase Agreement (the “Securities Purchase Agreement”) with accredited investors (the “Purchasers”). Pursuant to the Securities Purchase Agreement, on April 9, 2019 (the “Closing Date”), the Company sold an aggregate, with the Conversions included, of $5,000,000 of units (the “Units”) resulting in gross proceeds of $5,000,000, before deducting placement agent fees and offering expenses (the “Offering”). The per Unit purchase price was $0.30. Each Unit is comprised of one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and a warrant to purchase one share of Common Stock, and, as a result of the Offering, the Company issued 16,666,668 shares of Common Stock (the “Shares”) and warrants (the “Warrants”) to purchase 16,666,668 shares of Common Stock (the “Warrant Shares”) at an exercise price equal to $0.35 per Warrant Share, which Warrants are exercisable for a period of five and one-half years from the issuance date. Both Shai Lustgarten, the Company’s Chief Executive Officer, and Carlos J. Nissensohn, a consultant to and principal stockholder of the Company, participated in the Offering by converting $200,000 each of unpaid principal owed to them from the HTS acquisition (the “Conversions”) by the Company in exchange for Shares and Warrants on the same terms as all other Purchasers. With the Conversions included, the Offering resulted in gross proceeds of $5,000,000. As a result of the Conversions, a principal amount of $150,000 is owed to each Walefar and Campbeltown respectively under the note issued to them as partial consideration in the sale of HTS to the Company on October 5, 2018.

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PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the SEC registration fee, all the amounts shown are estimates.

	Amount to be Paid
SEC registration fee	$	[TBD]
Legal fees and expenses		$35,000
Accounting fees and expenses		$30,000
Printing and miscellaneous expenses		$5,000
Total	$	[TBD]

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
●	any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Delaware law.

We believe that these provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

57

RECENT SALES OF UNREGISTERED SECURITIES

On May 29, 2019, the Company, Campbeltown and Walefar entered into an Amendment to the HTS Purchase Agreement (the “Amendment”), which provided for an adjustment to the number of shares of common stock issued to Walefar and Campbeltown in the acquisition of HTS. Pursuant to the Amendment, Campbeltown and Walefar agreed to return for cancelation 5,542,328 and 5,542,329 shares of common stock respectively. This Amendment reduced the amount of shares issued in the acquisition to 11,368,297 shares from 22,452,954 shares and the amount of share consideration to approximately $2,682,918 from approximately $5,298,897. This adjustment was made as a result of a correction in the calculation of working capital and other share give back provisions of the HTS Purchase Agreement.

On April 4, 2019, the Company entered into a form of Securities Purchase Agreement (the “Securities Purchase Agreement”) with accredited investors (the “Purchasers”). Pursuant to the Securities Purchase Agreement, on April 9, 2019 (the “Closing Date”), the Company sold an aggregate, with the Conversions included, of $5,000,000 of units (the “Units”) resulting in gross proceeds of $5,000,000, before deducting placement agent fees and offering expenses (the “Offering”). The individual Unit purchase price was $0.30. Each Unit is comprised of one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and a warrant to purchase one share of Common Stock, and, as a result of the Offering, the Company issued 16,666,668 shares of Common Stock (the “Shares”) and warrants (the “Warrants”) to purchase 16,666,668 shares of Common Stock (the “Warrant Shares”) at an exercise price equal to $0.35 per Warrant Share, which Warrants are exercisable for a period of five and one-half years from the issuance date. Both Shai Lustgarten, the Company’s Chief Executive Officer, and Carlos J. Nissenson, a consultant to and principal stockholder of the Company, participated in the Offering by converting $200,000 each of unpaid principal owed to them from the HTS acquisition (the “Conversions”), by the Company in exchange for Shares and Warrants on the same terms as all other Purchasers. With the Conversions included, the Offering resulted in gross proceeds of $5,000,000. As a result of the Conversions, a principal amount of $150,000 is owed to each Walefar and Campbeltown respectively under the note issued to them as partial consideration in the sale of HTS Image Processing to the Company on October 5, 2018.

On December 11, 2018, the Company issued to Orion Capital Advisors, LLC (“Orion”) 150,000 shares of common stock pursuant to the Consulting Agreement between the Company and Orion dated October 10, 2018.

On December 11, 2018, the Company issued to Three Rivers Business Consulting, LLC (“Three Rivers”) 150,000 shares of common stock pursuant to the Business Development Agreement between the Corporation and Three Rivers dated August 1, 2018.

On December 7, 2018, the Company issued options to purchase an aggregate of 2,875,000 shares of common stock, at an exercise price of $0.27, pursuant to the Company’s 2018 Equity Incentive Plan.

On October 31, 2018, the Company issued options to purchase an aggregate of 2,165,000 shares of common stock, at an exercise price of $0.22, pursuant to the Company’s 2018 Equity Incentive Plan.

On October 18, 2018, the Company issued Orion 150,000 shares of common stock pursuant to a consulting agreement with Orion.

On October 11, 2018, the Company issued 22,452,954 shares of common stock, a 12-month convertible promissory note in the principal amount of $700,000 with a conversion price of $0.236, in connection with the HTS Purchase Agreement with Walefar and Campbeltown, dated October 5, 2018. As of the date of this filing, an aggregate principal amount of $300,000 remains outstanding. On May 29, 2019, the Company, Campbeltown and Walefar entered into an Amendment to the HTS Purchase Agreement (the “Amendment”), which provided for an adjustment to the number of shares of common stock issued to Walefar and Campbeltown in the acquisition of HTS. Pursuant to the Amendment, Campbeltown and Walefar agreed to return for cancelation 5,542,328 and 5,542,329 shares of common stock respectively. This Amendment reduced the amount of shares issued in the acquisition to 11,368,297 shares from 22,452,954 shares and the amount of share consideration to approximately $2,682,918 from approximately $5,298,897. This adjustment was made as a result of a correction in the calculation of working capital and other share give back provisions of the HTS Purchase Agreement. This Amendment also reduces the Company’s issued and outstanding common stock to 77,008,411 from 88,093,068.

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On October 4, 2018, the Company issued Yes If, LLC, an entity controlled by Jason Griffith, warrants to purchase an aggregate of 500,000 shares of common stock at $0.50 per share pursuant to his consulting agreement with the Company.

On October 4, 2018, the Company issued Orion Capital warrants to purchase an aggregate of 300,000 shares of common stock at $0.60 per share pursuant to a consulting agreement with the Company.

On October 4, 2018, the Company issued Three Rivers 100,000 shares of common stock, 100,000 shares of common stock to Corporate Profile LLC pursuant to a letter agreement and 105,932 shares of common stock to Sichenzia Ross Ference LLP for legal services.

On August 1, 2018, the Company issued 64,516 shares of common stock to the Company’s legal counsel, Sichenzia Ross Ference LLP as payment for legal services.

On July 27, 2018, the Company issued 200,000 shares of its common stock to John Nesbett pursuant to the Company’s investor relations agreement with his entity, Institutional Marketing Services, Inc. and Sichenzia Ross Ference, LLP was issued 64,516 shares of common stock for legal services.

On June 26, 2018, the Company issued 150,000 shares of common stock to Maren Life Reinsurance LTD and warrants to purchase 200,000 shares of common stock at $0.28 per share as part of a debt settlement agreement.

On June 7, 2018, the Company authorized the issuance of 8,600,000 shares of common stock to Jason Griffith. The issuance was part of a convertible provision in an existing note held by Jason Griffith. With the issuance of stock the debt and accrued interest was extinguished.

On March 8, 2018, the Company granted a total of 1,700,000 shares of common stock and options to purchase up to 6,800,000 shares of common stock under the 2018 Equity Incentive Plan. Also, pursuant to the Company’s 2018 Equity Incentive Plan, the Company granted 1,000,000 shares of the Company’s common stock to the Company’s Chief Executive Officer Shai Lustgarten. Also, the company granted a total of 1,800,000 shares to the individuals for services rendered including the Company’s Chief Financial Officer Ben Kemper, external consultants, Kurt Thomet, and George Zicman.

On December 30, 2017, the Company authorized the issuance of 600,000 shares of common stock valued at $59,400 and 1,600,000 shares of Series C Preferred Stock as part of a debt extinguishment agreement with Kurt Thomet and George Zicman who were creditors and former employees of the Company. The common shares were issued on June 9, 2018. The Series C Preferred Stock was valued at $0.80 per share. The total net amount of debt extinguished in this transaction was $5,811,334.95. The Company also authorized the issuance of 85,000 shares of Series C Preferred Stock and issued 3,000,000 stock warrants with an exercise price of $.20 as part of a separate debt reduction agreement with David Marin, who is a principal stockholder of the Company. The total net amount of debt forgiven in this transaction was $9,607,529.86.

On October 2, 2017, the Company granted 500,000 stock options to the Company’s CFO as part of the CFO’s employment agreement.

On August 2, 2017, the Company granted a total of 1,500,000 stock warrants with an exercise price of $0.11 per share and 600,000 shares of common stock as part of a consulting agreement with Carlos Jaime Nissenson.

On August 2, 2017, the Company granted a total of 6,481,000 stock options, 2,200,000 stock options were granted to five Board members and 3,781,000 stock options were granted to the Chief Executive Officer pursuant to his Employment Contract and 500,000 to Company’s legal counsel.

On June 30, 2017, the Company issued 87,500 shares to board members in relation to the vesting schedule agreed to during 4th quarter 2015, which is based on an annual grant 100,000 restricted shares every October and vesting over 8 quarters per independent board member as compensation.

In April 2017, the Company issued 640,000 shares to the Chief Executive Officer as a signing bonus under his Employment Agreement. The shares were valued at $48,000. In addition, the Company issued 70,000 shares to its then Chief Financial Officer as additional fees pursuant to his Contractor Agreement. The shares were valued at $8,400.

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EXHIBITS

A list of exhibits filed with this registration statement on Form S-1 is set forth on the Exhibit Index and is incorporated in this Item 16 by reference.

UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

(a)	Exhibits.

4.1	$12,492,136.51 Secured Promissory Note, from Quest Solution, Inc., Bar Code Specialties, Inc., Quest Marketing, Inc., Quest Solution Canada Inc., Quest Exchange Ltd. and their subsidiaries and/or affiliates, jointly and severally, to ScanSource, Inc., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 22, 2016

4.2	$483,173.60 CAD Secured Promissory Note, from Quest Solution, Inc., Bar Code Specialties, Inc., Quest Marketing, Inc., Quest Solution Canada Inc., Quest Exchange Ltd. and their subsidiaries and/or affiliates, jointly and severally, to ScanSource, Inc., incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 22, 2016

5.1 *	Opinion of Sichenzia Ross Ference LLP

10.1	Factoring and Security Agreement, by and among Quest Solution, Inc., Quest Marketing, Inc., Bar Code Specialties, Inc., and Action Capital Corporation, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 8, 2016

10.2	Pledge and Security Agreement, by and among Quest Solution, Inc., Bar Code Specialties, Inc., Quest Marketing, Inc., Quest Solution Canada Inc., Quest Exchange Ltd. and ScanSource, Inc., incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 8, 2016

10.3	Security Agreement, by and among Quest Solution, Inc., Bar Code Specialties, Inc., Quest Marketing, Inc., Quest Solution Canada Inc., Quest Exchange Ltd. and ScanSource, Inc., incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on July 8, 2016

10.4	Warrant issued to David and Kathy Marin dated February 28, 2018, incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K, filed with the SEC on March 1, 2018.

10.5	Movable Hypothec and General Security Agreement by and among Quest Solution, Inc., Bar Code Specialties, Inc., Quest Marketing, Inc., Quest Solution Canada Inc., Quest Exchange Ltd. and ScanSource, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 22, 2016

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10.6	Universal Movable Hypothec and General Security Agreement by and among Quest Solution, Inc., Bar Code Specialties, Inc., Quest Marketing, Inc., Quest Solution Canada Inc., Quest Exchange Ltd. and ScanSource, Inc., incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 22, 2016

10.7	Separation Agreement and General Release by and between Quest Solution, Inc. and Jason Griffith, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 26, 2016

10.8	Separation Agreement and General Release by and between Quest Solution, Inc. and Scot Ross, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 4, 2016.

10.9	Redemption Agreement by and among Quest Solution, Inc., Danis Kurdi and 3587967 Canada, Inc. dated November 30, 2016, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 6, 2016.

10.10	Exchange and Transfer Agreement, by and among Viascan Group. Inc., Quest Solution, Inc. and Quest Exchange Ltd. dated November 30, 2016, incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 6, 2016.

10.11	Employment Agreement by and between the Company and Shai Lustgarten dated February 17, 2017, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017.

10.12	Modification Agreement by and between the Company and Shai Lustgarten dated February 17, 2017, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017.

10.13	Resignation Agreement by and between the Company and Tom Miller dated July 7, 2017, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 12, 2017.

10.14	Consulting Agreement by and between the Company and Carlos Jaime Nissenson dated August 2, 2017 incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 4, 2017.

10.15	Consulting Agreement by and between the Company and YES-IF dated September 8, 2017, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 8, 2017.

10.16	Termination Agreement by and between the Company and Joey Trombino dated September 29, 2017, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 5, 2017.

10.17	Employment Agreement by and between the Company and Benjamin Kemper dated October 2, 2017, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on October 5, 2017.

10.18	Settlement Agreement dated February 28, 2018 by and between the Company and David and Kathy Marin (the “Marin Settlement Agreement I”), incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2018.

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10.19	Settlement Agreement dated February 28, 2018 by and between the Company and Kurt Thomet, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2018.

10.20	Settlement Agreement dated February 28, 2018 by and between the Company and George Zicman, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2018.

10.21	Voting Agreement dated February 28, 2018 by and between the Company and David and Kathy Marin, incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2018.

10.22	Voting Agreement dated February 28, 2018 by and between the Company and Kurt Thomet, incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2018.

10.23	Voting Agreement dated February 28, 2018 by and between the Company and George Zicman, incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2018.

10.24	Employment Agreement by and between the Company and David Marin dated February 28, 2018. 2018 Equity Incentive Plan incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the SEC on March 12, 2018.

10.25	Settlement Agreement with Jason Griffith, dated June 7, 2018, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2018.

10.26	Amendment to Security Agreement with ScanSource, Inc. dated September 7, 2018, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2018.

10.27	Amendment to Pledge and Security Agreement with ScanSource, Inc. dated September 7, 2018, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2018.

10.28	Prepayment Agreement with ScanSource, Inc. dated September 7, 2018, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2018.

10.29	Amendment #9 to Trade Credit Extension Letter with ScanSource, Inc. dated September 7, 2018, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2018.

10.30

Amendment #6 to Secured Promissory Note with ScanSource, Inc. dated September 7, 2018 (the “Modified Note”), incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2018.

10.31	HTS Purchase Agreement, dated October 5, 2018, by and between the Company, Walefar Investments, Ltd. and Campbeltown Consulting, Ltd. incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 11, 2018.

10.32	Convertible Promissory Note issued to Walefar Investments, Ltd. and Campbeltown Consulting, Ltd., incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 11, 2018.

10.33	Amendment No.1 to Purchase Agreement with HTS Image Processing Inc. dated May 30, 2019, incorporated by reference to Exhibit 10.33 to the Company’s Annual Report on Form 10-K filed with the SEC on June 5, 2019.

21.1	Subsidiaries of the Registrant, incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on June 5, 2019.

23.1	Auditor consent of RBSM LLP.*

23.3	Consent of Sichenzia Ross Ference LLP (included in exhibit 5.1).

24.1	Power of Attorney (included on signature page).

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY on the 18th day of July, 2019.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shai Lustgarten acting singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to this registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shai Lustgarten	Director, Chairman of the Board, Principal Executive Officer and Principal Accounting Officer	July 18, 2019
Shai Lustgarten

/s/ Yaron Shalem, IV	Director	July 18, 2019
Yaron Shalem, IV

/s/ Neev Nissenson	Director	July 18, 2019
Neev Nissenson

/s/ Andrew J. MacMillan	Director	July 18, 2019
Andrew J. MacMillan

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